Registration No. __________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------
                              OBN Holdings, Inc.
               (Name of Small Business Issuer in its Charter)

	NEVADA		    	 	4833		  	81-0592921
------------------------------------------------------------------------------
(State of Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)  Classification Code Number)    Identification
                                                                   No.)

                      8275 South Eastern Ave., Suite 200
                            Las Vegas, Nevada 89123
                                (702) 435-0544
          (Address and telephone number of principal executive offices and principal place of business)

                               Roger Neal Smith
                      8275 South Eastern Ave., Suite 200
                            Las Vegas, Nevada 89123
                                (702) 435-0544
          (Name, address and telephone number of agent for service)

                                  Copies to:

                           James G. Dodrill II, Esq.
                           James G. Dodrill II, P.A.
                               5800 Hamilton Way
                             Boca Raton, FL 33496
				(561) 862-0529
                            ----------------------

               Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
                            ----------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule
462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


                       CALCULATION OF REGISTRATION FEE


                                        PROPOSED           PROPOSED
                                        MAXIMUM            MAXIMUM
TITLE OF EACH                           OFFERING           AGGREGATE     AMOUNT OF
CLASS OF SHARES         AMOUNT TO BE    PRICE              OFFERING      REGISTRATION
TO BE REGISTERED        REGISTERED      PER SHARE <F1>     PRICE         FEE
-------------------     ------------    --------------    ---------     ------------

common stock,            1,650,000         $3.00          $4,950,000     $  628.65
$.001 par value
to be sold by
the Company

common stock,               37,395(F2)     $3.00          $112,176       $14.25
$.001 par value
to be sold by
selling shareholders

Total                    1,687,392                        $5,062,1760    $642.90


----------------------

<F1>
(1)	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457.

<F2>
(2)	Consists of 36,392 shares held by unrelated parties, and 1,000 shares held by the Company's attorney.
-------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                  PROSPECTUS
                 SUBJECT TO COMPLETION, DATED June 10, 2004

                       1,687,392 Shares of Common Stock

                              OBN HOLDINGS, INC.

The Offering:
-------------

     We are registering a total of 1,687,392 shares of our common stock. Of the shares being registered:

*       OBN is offering 1,650,000 shares of common stock at $3.00 per share.

* OBN is offering its shares on a best-efforts, self-underwritten basis through our officers and directors rather than through an underwriter.

* OBN's offering will terminate on the earlier of the sale of all of the shares or 365 days after effectiveness of this registration statement.

* OBN is also offering on behalf of its selling shareholders the resale of 37,392 shares of common stock . A total of 36,392 shares are being offered are by selling shareholders who are unrelated parties, and 1,000 shares are being offered by the Company's attorney, a related party.

* All selling shareholders are offering their shares at prevailing market prices or privately negotiated transactions.

* Of the amount being offered by selling shareholders, 37,392 shares will be offered by selling shareholders at the same time OBN is offering its shares. As a result, this may adversely impact the ability of OBN to sell shares for its benefit.

* There is no minimum amount that OBN is required to raise in its offering, and any funds received will be immediately available to OBN.

* The proceeds that OBN may receive from the sale of its shares could range between $0 and $4.95 million. OBN will not receive any proceeds from the sale of any of the shares by selling shareholders.

	Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol OBNH.

                      _________________________________

Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus.
                            ______________________

	Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                            _______________________

	The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June 10, 2004

                              TABLE OF CONTENTS

                                                    Page
                                                    ----
PROSPECTUS SUMMARY                                   3
THE OFFERING                                         5
RISK FACTORS                                         6
USE OF PROCEEDS                                      12
DETERMINATION OF OFFERING PRICES                     14
DIVIDEND POLICY                                      14
DILUTION                                             15
PLAN OF OPERATION                                    16
BUSINESS                                             34
MANAGEMENT                                           65
PRINCIPAL SHAREHOLDERS                               69
SELLING SHAREHOLDERS                                 71
CERTAIN TRANSACTIONS                                 72
DESCRIPTION OF SECURITIES                            73
INDEMNIFICATION                                      75
PLAN OF DISTRIBUTION                                 76
LEGAL MATTERS                                        78
EXPERTS                                              78
WHERE YOU CAN FIND MORE INFORMATION                  79


INDEX TO FINANCIAL STATEMENTS                       Page
                                                    ----
June 30, 2003 Financial Statements:
Independent Auditors' Report                         F-1
Consolidated Balance Sheet                           F-3
Consolidated Statements of Operations                F-4
Consolidated Statements of Stockholders' Equity      F-5
Consolidated Statements of Cash Flows                F-8
Notes to Consolidated Financial Statements           F-9

March 31, 2004 Financial Statements (unaudited):
Consolidated Balance Sheet                           F-26
Consolidated Statements of Operations                F-27
Consolidated Statements of Cash Flows                F-28
Notes to Consolidated Financial Statements           F-29

                              PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our consolidated financial statements and accompanying notes that appear elsewhere in this prospectus.

     OBN Holdings, Inc. ("OBN") was incorporated in Nevada in 2003. OBN is a holding company for four wholly owned operating subsidiaries: Omni Broadcasting Network, Eclectic Entertainment, All Sports Television Network and Products On Demand Channel. Omni Broadcasting Network was incorporated in 2001, Eclectic Entertainment and Products On Demand Channel were incorporated in 2002, and All Sports Television Network was incorporated in 2003. For the nine-month period ended March 31, 2004, we generated revenues of $27,484, net of affiliate costs. OBN has incurred losses totaling $4,058,932 since our inception on January 17, 2001 through March 31, 2004, and has limited tangible assets. In addition, we have negative working capital. As a result, our independent auditors have stated in their independent auditors' report that there is substantial doubt about our ability to continue as a going concern.

     OBN will need to either raise at least $2,000,000, or generate an equal amount of revenue in order to stay in business during the next twelve months. However, there is no minimum amount of securities that must be sold in this offering, and accordingly, no minimum amount of proceeds that will be raised. Therefore, there is a chance that investors could end up holding shares in a company that has not raised sufficient proceeds from the offering to continue operations and has an illiquid, small market for its shares. If we do not raise sufficient proceeds from this offering, we expect to continue to operate on a limited basis, but our independent auditors have expressed doubt about our ability to continue in business.

     The Omni Broadcasting Network ("Omni") currently broadcasts programming targeted toward adults twenty-five years of age and above, and children between eight and thirteen years of age. Programming is being aired on over-the-air, cable and satellite television stations throughout the United States, and reaches approximately 40,000,000 households. A program entitled The MovieTime Showcase is currently airing during primetime hours. Programs entitled Birdz and Flutemaster are currently airing primarily Saturday and Sunday mornings. Currently, Omni broadcasts its programming six hours per week - 8:00 p.m. to 10:00 p.m. Monday and Tuesday, and 8:00 a.m. to 9:00 a.m. Saturday and Sunday (Eastern Standard
Time). By Winter 2004, Omni plans to broadcast a total of thirty-two hours per week - 8:00 p.m. to 11:00 p.m. seven days per week, 8:00 a.m. to 11:00 a.m. Saturday and Sunday mornings, and 8:00 a.m. to 9:00 a.m. Monday through Friday. To accomplish our objective to increase the broadcast hours, we are currently in discussions with numerous program developers and producers worldwide, and have already identified additional content that will be aired once signed agreements are completed. To achieve our goal to have a full broadcast schedule by Winter 2004, significant proceeds from the offering are needed.

     Eclectic Entertainment ("Eclectic") is a television and feature film production company. Eclectic currently produces The MovieTime Showcase, which is currently airing on Omni, and is developing The Mini Movie Hour and Music On Demand Video, which will begin airing on Omni in Spring 2004. Additionally, Eclectic is developing The Vegas Variety Hour, Music On Demand and The Adventures of Unit 28; which are scheduled to air on Omni by Autumn 2004. Eclectic is also in the process of securing feature film properties for development and distribution, and expects to be in production of our first feature film by Winter 2004. Additionally, Eclectic is in the process of developing Retro Records, which is a record distribution company specializing in releasing new music recorded by well established recording artists. Retro Records is planning to release its first product by Autumn 2004.

     All Sports Television Network ("ASTN") is the only national sports network available on broadcast television. Scheduled to officially launch during the second quarter of 2004, ASTN will reach approximately 40 million households throughout the United States. ASTN will feature select coverage of national and international sporting events including football, baseball, basketball, track & field, tennis, softball, soccer, swimming, wrestling, volleyball and Australian Rules football. In addition to broadcasting live and delayed events, ASTN will showcase sports movies, news and talk shows, in-depth athlete and team profiles, as well as up-to-date scores and highlights from leagues, events and tournaments around the world. Initially, ASTN will be on the air with 4 hours of sports programming per day, plans to double its broadcast schedule by Autumn 2004, and anticipates reaching 80% of the US television audience by the end of the year. ASTN will primarily target the 18 to 34 demographic, offering sports programming for both male and female viewers, and expects to reach a broad audience of dedicated sports enthusiasts and causal fans.

     Products On Demand Channel ("POD") is a broadcast television network specializing in airing infomercials and other forms of paid programming. POD uses the same satellite uplink as Omni, but broadcasts programming during the hours not used by Omni. Currently, POD primarily airs infomercials. However, we plan to reduce the number of infomercials aired to focus on programming developed by independent producers seeking an outlet on national broadcast television. We have begun implementing plans for the transition, and expect it to be completed by December 2004.

     All of the officers, directors and 5% beneficial holders have previously registered their shares. We are registering all of our outstanding common stock that is currently unregistered. Since we are conducting the sale of shares on a self-underwritten basis through our company officers and directors, there is a potential conflict of interest between them selling company stock and them selling their personal shares. To reduce the conflict, all of our officers and directors and affiliated parties have signed lockup agreements prohibiting them from selling their shares until February 9, 2005. There are a total of 2,869,478 shares and 500,000 shares issuable upon the exercise of warrants that are subject to the lockup agreement. The concurrent offering of shares by OBN and some of the selling shareholders could adversely affect the amount of capital received by OBN from the public offering, and may result in OBN not receiving the amount that we consider critical to our business plans. A total of 37,392 shares may be concurrently sold by selling shareholders. Furthermore, the selling shareholders may be able to sell their shares at a price that is lower than our public offering price.

     Our principal office is located at 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123. Our telephone number is (702) 435-0544 and our fax number is (702) 436-0545.

                                 THE OFFERING

Securities Offered                              1,687,392 shares of common
                                                stock, 1,650,000 which are
                                                being offered by the Company
                                                and 37,392 which we are
                                                registering the resale of
                                                such shares  by the selling
                                                shareholders.  See
                                                "Description of Securities"


Common Stock Outstanding, before offering (1)   6,822,752
Common Stock Outstanding, after offering (1)    8,472,752


Use of Proceeds                                 Any and all proceeds
                                                received from this offering
                                                will be used for acquiring
                                                and producing programming,
                                                increasing our broadcast
                                                affiliate base, purchasing
                                                and/or leasing television
                                                stations, working capital
                                                and other general corporate
                                                purposes.  We will not
                                                receive any proceeds from
                                                the sale of common stock by
                                                our selling shareholders.

Dividend Policy                                 We do not intend to pay
                                                dividends on our common
                                                stock.  We plan to retain
                                                any earnings for use in the
                                                operation of our business
                                                and to fund future growth.

(1)	Assumes the exercise of all 1,000,000 currently outstanding
warrants, for which 1,000,000 shares of common stock were previously registered.

                                 RISK FACTORS

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.


Risks Related to Our Business
-----------------------------

Our limited operating capital could result in us not being able to execute our business plan, thereby preventing our company from reaching profitability and expanding.
--------------------------------------------------------------------------

We are a young company and our proposed operations are impacted by the risks inherent in an entertainment company. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive and rapidly changing industry. We have been broadcasting on a limited basis since February 2003. Operating capital has typically been a barrier to entry for the television
and production industry.   Other fledging networks have had as much as $50
million in operating capital when operations began. We have launched the network and plan to expand with less than $2 million of operating capital. As of March 31, 2004 we had $10,617 in cash resources to use in executing our business plan. We anticipate that unless we are able to raise net proceeds of at least $2,000,000 within the next twelve months that we will not be able to execute our business plan, thereby preventing our company from reaching profitability and expanding. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future to support future growth. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations.


Our independent auditors have stated in their auditors' report that there is substantial doubt about our ability to continue as a going concern.
-------------------------------------------------------------------------

We have limited cash resources and have a working capital deficit, our independent auditors have stated in their independent auditors' report that there is substantial doubt about our ability to continue as a going concern. By being categorized in this manner, we may find it more difficult in the short term to either locate financing for future projects or to identify lenders willing to provide loans at attractive rates, which may require us to use our cash reserves in order to expand. Should this occur, and unforeseen events also require greater cash expenditures than expected, we could be forced to cease all or a part of our operations. As a result, you could lose your total investment.


We may not be able to attract sufficient advertising and paid programming revenue to be profitable if our advertisers develop apathy toward doing business with a new network.
-------------------------------------------------------------------------

Advertising agencies, advertising brokers and advertising departments of companies are the primary customers of Omni Broadcasting Network, All Sports Television Network and Products on Demand Channel. Our revenues, for a large part, depend on establishing and maintaining good
relationships with the advertising community.   Therefore, it is important
to make a good first impression with the decision makers of these entities. Because our networks are new, there is a risk that advertising placed on them will not produce the results sought by advertisers. Once an advertiser concludes that it is not beneficial to place their commercials on the networks, it may be difficult to convince them otherwise. Should a substantial number of advertisers reach the conclusion that advertising on our network is not prudent, the revenues of the networks will be negatively affected and profitability will suffer.


We do not have sufficient capital to meet long-term needs.
----------------------------------------------------------

The growth of our business will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. Even if all shares offered through this prospectus are sold, and we raise gross proceeds of $4,950,000, and if the 1,000,000 warrants are exercised to raise an additional $4,000,000, additional capital will be needed for long-term growth. If we are unable to raise additional capital in the future, we will not grow as quickly as planned.


We may be unable to successfully attain our goal of reaching 70% of the U.S. households, which will result in our generating lower revenue.
-----------------------------------------------------------------------

Our success will depend on our effectively establishing and marketing the networks. We have established a goal to be broadcasting into 70% (70 million) of the U.S. households within a period of six months after the effective date of this registration statement. Currently we have entered into agreements with program providers, and are currently negotiating with additional providers. We also have agreements with over 100 television stations nationwide to become network affiliates, and have agreements with a company to provide a satellite uplink. However, there is no certainty that we will be able to achieve our goal of broadcasting into 70% of the U.S. households, or that we will be profitable. If we are unable to expand our network at the desired rate and do not reach our goal of broadcasting to 70% of U.S. households, we will be less attractive to advertisers and, as a result, will generate less revenue. See "BUSINESS."


The entertainment industry is competitive, speculative and unpredictable, which might result in our being unable to operate successfully.
-------------------------------------------------------------------------

The entertainment industry is extremely competitive. The competition comes from both companies within the same business in which we are engaged and companies in other entertainment media that create alternative forms of leisure entertainment. We will compete with several major television networks such as ABC, NBC, CBS, Fox, PAX, UPN, and the WB. Many of the television organizations with which we will compete have significantly greater financial and other resources than possessed by us. Competitive pressures could result in reduced market share and advertising rate reductions, and increased spending on marketing and product development. This could adversely affect our financial condition and operating results. Failure to operate successfully in this competitive environment could result in us going out of business.

Our strategy for securing programming for our television network is different than industry standards, and therefore riskier. Normally, major television networks obtain programming from content providers by paying an agreed on license fee, and all of the revenue generated from advertisers is retained by the network. Our current strategy is to secure content by paying content providers a minimal fee, and either allocating the licensor advertising minutes during the time their content is being aired ("bartering"), or sharing the revenue that we generate from the sale of advertising time during the time their content is being aired ("revenue sharing"). Due to our untested business strategy for securing content with significant bartering, revenue sharing and low licensing fees, there is a risk that we may not secure sufficient content to achieve profitability, and all investors may lose part or all of their investment.


Our programming policy may not attract a sufficient number of viewers for us to be profitable.
-------------------------------------------------------------------------

We plan to adhere to a policy that all of our programming will be suitable for all viewers. We will not offer programming with sexually explicit or excessively violent content. By adhering to this programming philosophy, we may not attract sufficient audiences to make the network profitable.


We might not be able to keep up with changes in technology and our failure to do so could result in less viewers watching our programs.
--------------------------------------------------------------------------

The television broadcasting industry is characterized by continual change due to technological developments both from a broadcast standpoint as well as from that of the viewer. Our success depends upon its ability to keep pace with these changes in conjunction with changes in consumer requirements. We, in our effort to provide appropriate and timely enhancements to systems, are not certain that we will always be successful in doing so or that the marketplace will accept the changes made.


If we do not have the resources necessary to manage growth effectively our business, operating results and financial condition could be materially adversely effected.
---------------------------------------------------------------------------

We believe that as our business plan is more fully realized, we may experience a period of rapid growth that will result in new and increased responsibilities for management personnel and will place a significant strain upon our management, operating and financial systems and resources. To accommodate any rapid growth and to compete effectively and manage future growth, if any, we will be required to implement and improve our operational, financial and management information systems, procedures and controls on a timely basis and to expand, train, motivate and manage our workforce. Our personnel, systems, procedures and controls might not be adequate to support our existing and future operations. Any failure to implement and improve our operational, financial and management systems or to expand, train, motivate or manage employees could have a material adverse effect on our business, operating results and financial condition.


Loss of our current executive officers and management personnel could adversely affect our operations and financial performance.
----------------------------------------------------------------------

Our success is heavily dependent upon the continued active participation of our current executive officers and management personnel, especially our Chief Executive Officer, Presidents and Chief Financial Officer. Although we have entered into employment agreements with our executive officers, such executive officers could still choose to leave the Company at any time. If such executive officers, and especially the Chief Executive Officer, did leave, we would have difficulty replacing them in a timely manner with individuals who have an equal level of experience in the entertainment industry, and would be willing to accept the modest salaries being received by the current officers. This could affect our daily operations, creative development and ultimately our financial performance.

We do not anticipate paying cash dividends in the foreseeable future, which could adversely affect the price of our stock.
-----------------------------------------------------------------------

We, by reason of our anticipated financial status and our contemplated financial requirements, do not contemplate or anticipate paying any dividends upon our common stock in the foreseeable future. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, the earnings, financial conditions, capital requirements and other factors that the board of directors may think are relevant. As a result, you may never receive a stream of cash payments from dividends, which could adversely affect the price of our stock.


Our total discretion in the use of proceeds could result in us making investment decisions or entering into areas of business with which you disagree.
----------------------------------------------------------------------

Although we intend to apply the proceeds of this offering in the manner described under "Use of Proceeds," our management and the board of directors have broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and all other aspects of the use thereof. We reserve the right to reallocate the net proceeds of this offering among the various categories set forth under "Use of Proceeds" as we, in our sole discretion, deem necessary or advisable based upon prevailing business conditions and circumstances. This could result in us making investment decisions and entering into areas of business that you deem to be impractical, inappropriate or objectionable. See "USE OF PROCEEDS."


Risks Related to This Offering
------------------------------

There could be a conflict of interest between our officers selling company stock and their personal shares into the market.
--------------------------------------------------------------------------

We have previously registered all shares of our common stock held by our officers and directors, who will also be responsible for the sale of company stock. Although they have signed lockup agreements prohibiting them from selling their shares until February 9, 2005, our officers and directors may not have an interest in fully promoting the sale of our common stock if such sales would reduce the opportunity for them to sell their own shares.


The amount of due diligence we have performed in relation to the offering may be less than that normally done in an underwritten offering.
-------------------------------------------------------------------------

Although due diligence in connection with this offering has been performed by our officers, since the offering is being self underwritten by the company, and the shares are being offered by our officers, less due diligence might have been performed than if the underwriting was being handled by an independent third party. Inadequate due diligence could cause us to not properly identify all of the risks inherent with operating an entertainment company and, therefore, not developing the proper strategies for addressing those risks. An objective third party might have been more aptly equipped to identify any risks and potential problems. Consequently, unforeseen problems for which we are not prepared either financially or operationally might require us to overextend our resources, which could jeopardize our future growth. As a result, you could lose your total investment.

Current stockholders with unregistered stock could immediately sell their shares for a profit, which could result in a depressive effect on the stock price.
-------------------------------------------------------------------------

All 37,392 of the currently outstanding shares of unregistered common stock were issued at prices lower than the price of the shares of common stock in this offering. Because all of our currently unregistered outstanding shares of common stock were issued at prices lower than the price of the shares in this offering, our existing shareholders will have the ability to sell their shares at a profit immediately upon the
registration of our shares.   In the future, sales of these securities may
have an adverse effect on the market price of our common stock.


Since there is no minimum amount that must be raised through this offering, we might not raise an amount sufficient to implement our business plan.
-------------------------------------------------------------------

We are offering these shares of common stock on a best-efforts, no minimum basis. There is no guarantee that we will sell all or any specific amount of the shares being offered. We will not place any funds raised into any trust, escrow or similar account. Any proceeds raised from the sale of any shares will be placed in our general operating account and will be available for our use immediately. Accordingly, even if we do not raise enough funds to execute our business plan fully, any funds raised will be used in attempting to execute our business plan, which could fail due to undercapitalization. If we are unable to receive significant proceeds from this offering, investors may end up holding shares in a company that will continue to operate on a limited basis, or may not be able to continue in business.


Our stock is considered a "penny stock," and is therefore considered risky.
---------------------------------------------------------------------------

OTC Bulletin Board stocks, and especially those being offered for less than $5.00 per share, are often known as "penny stocks" and are subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want. With certain exceptions, brokers selling our stock must adhere to regulations, which include the following:

* Brokers must provide you with a risk disclosure document relating to the penny stock market.
* Brokers must disclose price quotations and other information relating to the penny stock market.
* Brokers must disclose any compensation they receive from the sale of our stock.
* Brokers must provide a disclosure of any compensation paid to any associated persons in connection with transactions relating to our stock.
*       Brokers must provide you with quarterly account statements.
* Brokers may not sell any of our stock that is held in escrow or trust accounts.
* Prior to selling our stock, brokers must approve your account for buying and selling penny stocks.

These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In addition, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.


Some of our selling shareholders are concurrently offering their stock, which could adversely affect the amount we raise through our offering.
-----------------------------------------------------------------------

All of the unregistered shares of stock currently outstanding are being registered. As a result, the selling shareholders who do not have lockup agreements may sell their stock at the same time that we are offering our stock to the public. A total of 37,392 shares may be concurrently offered from this registration statement. We will not receive any of the proceeds from the sale of shares held by the selling shareholders. This could adversely affect the amount of proceeds from our public offering that we believe is critical to our business plans.


Selling shareholders may offer their stock at a price lower than our public offering price.
--------------------------------------------------------------------

We have no control over the price at which our selling shareholders sell their shares. Since most of them acquired the shares at a price lower than the public offering price, they may offer their stock at a price lower than our public offering price, which could adversely affect the amount of proceeds that we receive from our public offering, and may result in the reduction of the value of the stock purchased by the public during the offering.

Risks Associated With Forward Looking Statements.
--------------------------------------------------

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus includes or relate to:

(1) 	Our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,
(2) 	Our ability to market our products now and in the future,
(3) 	Our ability to maintain brand-name recognition for our products now and in the future,
(4) 	Our ability to maintain pricing and thereby maintain adequate profit margins,
(5) 	Our ability to achieve adequate intellectual property protection,
(6)	Our ability to obtain and retain sufficient capital for future operations,
(7)	Our ability to develop new products that will be of interest to our target markets, and
(8)	Our ability to expand into new markets.

                               USE OF PROCEEDS


     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.

     Our proceeds from this offering will vary depending on how many shares of our common stock we are able to sell. If we sell all shares of common stock being registered in this offering, we will receive proceeds of $4,950,000. Any and all proceeds received will be used for licensing programming that will be aired on the Omni Broadcasting Network, internally produce programming that will be aired on the Omni Broadcasting Network and that will be sold to other U.S. and foreign television networks and stations, increasing the number of affiliate television stations, maintaining our satellite uplink capabilities, for purchasing and/or leasing other television stations, and for working capital and general corporate purposes.

     We expect to incur expenses of approximately $15,143 in connection with the registration of the shares.

     The table below shows how proceeds from this offering would be used in scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. The table assumes that none of the warrants are exercised. While management has developed the following estimates to the best of its ability, cannot guarantee with certainty that we will spend the proceeds exactly as laid out in the table.



Total shares offered                  1,650,000       1,650,000     1,650,000      1,650,000
Percent of total shares offered             25%             50%           75%           100%
Shares Sold                             412,500         825,000     1,237,500      1,650,000

Gross proceeds from offering          $1,237,500      $2,475,000    $3,712,500     $4,950,000
Less:  offering expenses                  15,143          15,143        15,143         15,143

Net proceeds from offering             $1,222,357     $2,459,857    $3,697,357     $4,934,857
                                       ==========     ==========    ==========     ==========

Use of net proceeds:
  Content Development                    $183,354       $491,971      $924,339     $1,233,714
  Content Acquisition                     122,236        196,789       369,736        592,183
  TV Station Affiliation Expenses         146,683        368,979       369,736        394,789
  TV Station Purchase/Lease               122,236        319,781       517,630        740,229
  Satellite Uplink Expenses               432,000        432,000       432,000        432,000
  Working Capital                         122,236        418,176       739,471        986,971
  General Operating Expenses               93,614        232,161       344,445        554,971


     It is possible that no proceeds will be raised from this offering. It is also possible that some, but not all of the 1,650,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify or delay our business plan. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.

     The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the entertainment industry and the environment in which we operate, and/or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

                        DETERMINATION OF OFFERING PRICES

     The offering price of the shares is based on the current market value of the stock as of the filing of this document.


                               DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                                   DILUTION

     Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at March 31, 2004 was $(1,042,144) or $(0.18) per share of common stock. Dilution per share represents the difference between the stock offering price of $3.00 per share and warrant price of $4.00 per share, and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

     After giving effect to the completion of the offering, the exercise of all the warrants, and after deducting offering expenses estimated to be $15,143; our pro forma net tangible book value will be $7,872,856 or $0.93 per share. This represents an immediate increase in pro forma net tangible book value of $1.11 per share to existing stockholders and an immediate dilution of $2.07 per share, or approximately 69% of the offering price, to investors purchasing shares of common stock in the offering, and $3.07 per share, or approximately 77% of the warrant price to investors exercising their warrants.

Public offering price per share (stock)			$ 3.00
Warrant Exercise Price					$ 4.00
Net Tangible Book Value per share before offering 	$ (0.18)
Increase Per Share attributable to sale of these shares	$ 1.11
Pro-Forma Net Tangible Book Value after offering 	$ 7,872,856
Dilution per share to Public Investors                  $ 2.07
Dilution per share to Warrant Holders                   $ 3.07

     The following table summarizes as of June 1, 2004, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares, and exercise of all of the warrants, is assumed to have taken place on June 1, 2004.




                            Shares Purchased       Total Consideration Paid        Average Price
                           Number     Percent       Amount         Percent           per Share
                         ---------- -----------   ----------     -----------       -------------
Existing Shareholders    5,822,752      68.72%    $3,287,298       26.86%           $0.56
New Investors            1,650,000      19.47%    $4,950,000       40.45%           $3.00
Exercised Warrants       1,000,000      11.80%    $4,000,000       32.69%           $4.00
                         ---------- -----------   ----------     -----------       -------------
Total                    8,472,752     100.00%   $12,237,298      100.00%           $1.44
                         ========== ===========   ==========     ===========       =============


     The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering (net of assumed offering costs of $15,143) and the dilution to persons purchasing shares based upon various levels of sales of the shares and exercise of the warrants:

Shares outstanding prior to offering:  5,822,752


Total shares offered                   1,650,000       1,650,000       1,650,000       1,650,000
Public offering price (shares)             $3.00           $3.00           $3.00           $3.00
Shares sold                              412,500         825,000       1,237,500       1,650,000
Total warrants                         1,000,000       1,000,000       1,000,000       1,000,000
Warrant exercise price                     $4.00           $4.00           $4.00           $4.00
Warrants exercised                       250,000         500,000         750,000       1,000,000

Per share increase attributable
        to new investors                   $0.36           $0.66           $0.90           $1.11
NTBV per share prior to offering           (0.18)          (0.18)          (0.18)          (0.18)
                                      ------------   -------------   -------------    ------------

Post offering pro forma NTBV per share     $0.18           $0.48           $0.72           $0.93
                                          ========        ========        ========        =======

Dilution to new investors (stock)          $2.82           $2.52           $2.28           $2.07
Percent of dilution of
        the offering price (stock)         93.93%          84.06%          75.86%          68.95%
Dilution to new investors (warrants)       $3.82           $3.52           $3.28           $3.07
Percent of dilution of the warrant price   95.45%          88.05%          81.90%          76.71%


                              PLAN OF OPERATION

     The following is a discussion of our plan of operations, and our liquidity and capital resources. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. See "Risks Associated With Forward Looking statements". The following should be read in conjunction with our Financial Statements and the related Notes included elsewhere in this prospectus.

Description of Operations
-------------------------

OBN Holdings, Inc. ("OBN") was established in February 2003 as an entertainment company and has four primary subsidiaries - Omni Broadcasting Network, Inc. ("Omni"), Eclectic Entertainment, Inc. ("Eclectic"), All Sports Television Network, Inc. ("ASTN") and the Products on Demand Channel, Inc. ("POD"). Omni, Eclectic and POD existed before OBN: Omni was incorporated in January 2001, Eclectic in July 2002
and POD in December 2002.  ASTN was incorporated in December 2003.   OBN
activities have been devoted to developing program content, establishing television station affiliations, securing broadcast uplink capabilities and creating advertiser relations. In order for a network to effectively operate, it must have must have content to broadcast, television stations to air the content and a satellite uplink to cost-effectively deliver the content to the television stations. Now that management believes that all the key requirements for an effective television network (i.e., content, TV stations and satellite uplink) have been obtained and our key relationships have been established, the Company officially launched its broadcast operations in September 2003.

     Omni Broadcasting Plan of Operation:
     ------------------------------------

     The Omni Broadcasting Network is a broadcast television network that targets adults 25 years of age and older, but contains no gratuitous sex or violence, which also makes it safe for children to view. (The chart below provides a more complete profile of our target audience.) Omni currently broadcasts to 40 million households through a network of affiliated broadcast and cable television stations nationwide. We have contracted use of a satellite uplink on a 24 hour per day basis. As of September 9, 2003 Omni began airing a two-hour program twice a week that presents feature films, and two half-hour children programs twice a week. The remaining satellite time is sold to POD, our affiliate network, at cost. We are currently in the process of expanding our broadcast hours so that within the next four months we will be broadcasting primetime (8:00 p.m. to 11:00 p.m., Eastern Standard Time) seven days a week, as well as weekend mornings. The current and planned programming for Omni is contained in the "Business" section of this document.

	Omni Target Audience

        Age:                    25+ (Prime time)
                                8 to 13 (Saturday and Sunday mornings)

        Sex:                    Male and Female

        Annual Income:          $50,000 +

        Geographic Location:    Areas adjacent to major metropolitan
                                cities and cities and towns across the
                                United States with populations between
                                100,000 and 5,000,000.

        Education:              High School to Bachelor's Degree

        Employment:             Typically works a 9 to 5 job, and takes
                                a vacation once a year.

        Children:               May have 1 or 2 children in the family
                                who are in between the ages of 8 and 15
                                years of age.

        Television Viewing:     Watches television on a regular basis.
                                Owns multiple televisions, VCRs, and is
                                thinking about purchasing a DVD player.

        Computer:               Owns a computer, and is capable of
                                getting on the Internet.

        Movie Viewing:          Goes to the movies sometimes, but often
                                waits for it to reach the video store
                                or television.


     Prior to OBN's incorporation, Omni generated $200,000 of other income by providing consulting services to FOCEN Inc. FOCEN is an entertainment production company that is developing a television program that traces the history of music through jazz, blues, roll & roll, rap, etc. Throughout much of 2001 and 2002 FOCEN unsuccessfully sought funding for their project and approached the principals of Omni for assistance. We negotiated an agreement to assist by providing expertise for a fixed fee of $200,000 in lieu of stock in FOCEN. Omni provided management and production support services, including entertainment accounting, budgeting and contract negotiations. After securing funding, FOCEN proceeded with script development and production tapings. Further, it signed a contract with PAX television to air the program when complete.

     The terms of the agreement are for Omni to be paid the $200,000 owed when the program is aired. The program was originally scheduled for airing in late September 2003, when the fall programming normally begins. However, the program has since been rescheduled and we have recorded an allowance for bad debt for the entire receivable balance at September 30, 2003.

     Game Show Products is a company involved in securing the rights from high profile entertainers and brand names, and creating merchandising opportunities in areas different from their primary line of business.
For example, through its affiliated entity, the company previously negotiated an agreement with baseball star Sammy Sosa to develop and market barbecue grills in the shape of a baseball. Game Show Products has been negotiating an agreement with a high profile entertainer to create a line of products for children, and working to secure another sports figure to develop products for merchandising.

     Understanding the inherent cost normally associated with advertising on a television network, as Omni began to develop, Game Show Products approached the company to purchase advertising time on the network. The terms of the agreement is that Game Show Products will purchase advertising time on Omni for a period of one year. Although Game Show Products has the ability of utilizing the air time at any point in time, in order for the agreement to be in full force and effect, Omni must be broadcasting, and have affiliate agreements with broadcast and/or cable television stations in the top twenty television markets, which include the following cities: New York, Los Angeles, Chicago, Philadelphia, San Francisco, Boston, Dallas, Washington, Atlanta, Detroit, Houston, Seattle, Tampa, Minneapolis, Cleveland, Phoenix, Miami, Denver, Sacramento and Orlando. In addition to the airtime being sold to the company, Omni will be assisting Game Show Products with developing their advertising campaign. Through Eclectic Entertainment, we will be developing the long-form advertising (infomercials) as well as the 30-second and 60-second advertising spots for the company.

     Omni will require $500,000 in additional funding in order to continue licensing content, increasing our affiliate station base and
maintaining our uplink facility.   The business plan calls for Omni to
increase our affiliate base to cover 70% of the US market and begin subscribing to the Nielsen rating service by Winter 2004. Without additional funding, growth at our desired rate will be extremely difficult, if not impossible. Without the expansion, attracting advertisers will be difficult and revenues will fall substantially short of projections. Even though we expect to generate sales from broadcasting operations in the third quarter of 2004, we will still have very little operating capital without funds from this offering. Should this offering fail to produce adequate finances to fund our expansion, our broadcast operations will not cease, but will be forced to continue on a much smaller scale than planned. The lack of funding will result in Omni not being able to license sufficient programming to broadcast thirty-two hours per week as desired. Instead, the broadcast hours will increase at a much slower rate. Moreover, a lack of funding will result in Omni receiving a lesser amount of advertising and sponsorship revenue. This will be due to Omni's inability to subscribe to the Nielsen reporting services, which is one of the major tools used by advertisers and advertising agencies to determine their interest in advertising on various television programs, and the amount they are willing to spend for
commercial time.   Finally, a lack of funding will result in Omni not
being able to increase its affiliate base to cover 70% of the US households as quickly as it desires. This will also affect the amount that the network will be able to charge for advertising and sponsorships.

     Omni generates revenue primarily by securing sponsors and advertisers for the television shows that it airs over the network, with the majority of the revenue coming from sponsors rather than advertisers. The primary difference between the two is the length of commitment (sponsors normally commit for a longer period of time), and the size of the dollar commitment (sponsors normally commit greater dollar amounts). The advertising and sponsorship dollars are normally much greater for programming targeted toward adults than it is for children. The Federal Communications Commission ("FCC") has strict guidelines for the type of advertising and the number of advertising minutes that can be inserted into children's programming. As a result, larger networks, such as UPN and the WB have elected to cease airing children's programming. A secondary source of revenue is from selling advertising and merchandise on the Omni website (www.obn-tv.com).

     Omni's primary expenses are the satellite uplink and master control, content licenses, and television station affiliates. The satellite uplink and master control is the major fixed expense. Since Omni does not utilize the satellite 24 hours a day, 7 days a week, it sells most of the time to ASTN that will broadcast its sports programming and POD, which resells the time to various entities. The content license expense varies with each licensor. In certain instances Omni pays a cash license fee for the rights to broadcast the material for a set period of time.
In other instances, rather than paying an upfront licensing fee, it enters into a revenue sharing model whereby Omni sells the advertising time and shares the revenue with the licensor. The television affiliate expense also varies greatly. In most cases, Omni does not pay an affiliate to carry its programs. Instead, Omni enters into a barter arrangement. In this type of arrangement, the television affiliate and Omni divide the advertising minutes available in a television program. For example, a thirty-minute television program aired during the evening has a total of seven minutes available for placing advertising. In this scenario, Omni would have three and one-half minutes that can be used for its advertisers, and the affiliate station would have three and one-half minutes available. Each entity would sell their own advertising, and retain all of the monies generated. An additional expense associated with broadcasting is the cost of editing the programming that will be aired on the network. Currently, all of the programming is on videotape. It is Omni's responsibility to "build out" the tape, which means to add commercials, graphics and other elements to the final tape so that it will fit in the allotted time slot.

     Eclectic Entertainment Plan of Operation:
     -----------------------------------------

     Eclectic Entertainment is a producer and distributor of television shows, feature films and music. Currently there are six television series under development - L.A. Food Scene, The Vegas Variety Hour, Music On Demand, Music On Demand Video, The Mini Movie Hour and The Adventures Of Unit 28. The Mini Movie Hour is scheduled to begin airing during Spring 2004. We signed contracts with the USC Film School, Apollo Cinema and a number of independent producers worldwide that wish to have their productions featured on the show. There is currently sufficient material to produce 13 episodes of The Mini Movie Hour. Music On Demand Video is scheduled to begin airing in Summer 2004. Music On Demand is scheduled to begin airing Autumn 2004. The other three shows are scheduled for airing on Omni during the later half of 2004. Eclectic has one program, called The MovieTime Showcase, that is currently being aired on Omni.
The program development schedule for Eclectic is contained in the Business section of this document.

     As of June 30, 2003, the Company formed two record companies to produce and/or distribute music. Retro Records, which is focusing on distributing music produced by established recording artists, is currently in negotiations with three artists. Eclectic Recording Artists will focus on releasing music from television series and feature film soundtracks. On behalf of the record companies, Eclectic is finalizing negotiations with Pyramid/Universal to distribute music and DVDs released by our two record companies through the Universal Music Group distribution network. The agreement should be complete in late Spring 2004. Eclectic entered into an agreement with Westwood Audiovisual & Multimedia Consultants (WAMC), a foreign television program distributor to market our television programs in Europe and Asia. Under this agreement, WAMC will secure foreign distribution for Eclectic productions; assist in securing television and feature film financing from foreign sources; and identify television, film and music production and distribution opportunities. Finally, Eclectic is in discussions with two U.S. feature film distributors to release its future films in theaters. Contracts for one of the companies are being drawn up currently, and will be signed Summer 2004.

     Eclectic has not generated any revenues, as all of our activities to date have been developmental in nature. We will require $500,000 to meet our production schedule for the next twelve months. Should we not receive the aforementioned amount, we will continue to grow, but will do so at a slower pace. The production and broadcasting of some of the programs that are currently in development will be delayed. The lack of funding will result in Eclectic having to raise monies from outside sources in order to produce its television programs, which is the method normally used by independent production companies. This will delay the production schedule and the dates that programs first air on Omni. While no producer or production company can ever guarantee investors that a television production will be profitable, a major concern by investors is whether the program will be aired on television. Eclectic plans to only raise funds for television programs that we schedule for airing on Omni. Additionally, the lack of funding will result in the company not wholly owning some of its productions, which reduces the overall earning potential. This lack of funding will have minimal impact on feature film production activities because Eclectic has always planned to seek separate funding for producing feature films.

     Revenue generation for Eclectic will be in two primary forms - production and licensing. In situations where an entity engages Eclectic to produce a television show or feature film, Eclectic will receive a fee for providing the production services. In situations where Eclectic either raises the funds or personally invests in a production, a license fee will be charged to licensors. Currently Omni is in discussions with potential sponsors for television shows that will be aired on the network. In instances such as this, Eclectic will be paid a fee for producing the show. Additionally, Eclectic will be responsible for licensing the program to other networks, and Eclectic and Omni will share any license fees received. A secondary source of revenue for Eclectic will be from merchandising. Eclectic will be responsible for developing merchandising opportunities for any shows owned by OBN and its affiliates, and for programs aired on Omni in which merchandising licensing agreements can be obtained. With the exception of third-party obligations, Eclectic will retain all merchandising revenue. Eclectic is currently in the process of finalizing an agreement with a film production company that recently completed a feature film. Under the agreement, Eclectic will have distribution rights to exploit the film throughout North America in all media. The agreement should be signed by July 2004.

     Eclectic will incur expenses primarily from production costs. When Eclectic is hired to produce a television or film project, all of the production expenses will be incorporated into the budget of the project, which will result in no out-of-pocket expenses. However, when it produces its own projects Eclectic will incur expenses that must be recouped through the collection of licensing fees. Moreover, expenses will be incurred when either seeking investors for projects and purchasing the rights for intellectual properties such as books and scripts. Additionally, marketing and promotion of merchandise will also result in expenses.

All Sports Television Network Plan of Operation:
------------------------------------------------

     ASTN will begin broadcasting in Spring 2004. The network will initially be airing its programming four hours a day, seven days a week. The types of programming include international sporting events, talk shows, feature films, and other sports-related content. The current and planned programming for Omni is contained in the "Business" section of this document.

	ASTN Target Audience

        Age:                    18 to 34

        Sex:                    Male and Female

        Annual Income:          $40,000 +

        Geographic Location:    Areas adjacent to major metropolitan
                                cities and cities and towns across the
                                United States with populations between
                                100,000 and 5,000,000.

        Education:              High School to Bachelor's Degree

        Employment:             Typically works a 9 to 5 job, and takes
                                a vacation once a year.

        Television Viewing:     Watches television on a regular basis.
                                Owns multiple televisions, VCRs, and a
                                DVD player.

        Computer:               Owns a computer, and is capable of
                                getting on the Internet.  Uses the
                                internet a minimum of 10 hours per
                                week.

        Movie Viewing:          Goes to the movies sometimes, but often
                                waits for it to reach the video store
                                or television.



     ASTN will require $500,000 in additional funding in order to continue licensing content, increasing our affiliate station base and
maintaining our uplink facility.   The business plan calls for ASTN to
increase our affiliate base to cover 70% of the US market and begin subscribing to the Nielsen rating service by Winter 2004. Without additional funding, growth at our desired rate will be extremely difficult, if not impossible. Without the expansion, attracting advertisers will be difficult and revenues will fall substantially short of projections. Even though we expect to generate sales from broadcasting operations in the third quarter of 2004, we will still have very little operating capital without funds from this offering. Should this offering fail to produce adequate finances to fund our expansion, our broadcast operations will not cease, but will be forced to continue on a much smaller scale than planned. The lack of funding will result in ASTN not being able to license sufficient programming to broadcast thirty-two hours per week as desired. Instead, the broadcast hours will increase at a much slower rate. Moreover, a lack of funding will result in ASTN receiving a lesser amount of advertising and sponsorship revenue. This will be due to ASTN's inability to subscribe to the Nielsen reporting services, which is one of the major tools used by advertisers and advertising agencies to determine their interest in advertising on various television programs, and the amount they are willing to spend for
commercial time.   Finally, a lack of funding will result in ASTN not
being able to increase its affiliate base to cover 70% of the US households as quickly as it desires. This will also affect the amount that the network will be able to charge for advertising and sponsorships.

     ASTN generates revenue primarily by securing sponsors and advertisers for the television shows that it airs over the network, with the majority of the revenue coming from sponsors rather than advertisers. The primary difference between the two is the length of commitment (sponsors normally commit for a longer period of time), and the size of the dollar commitment (sponsors normally commit greater dollar amounts).

     Raising additional capital will greatly increase the speed in which we can expand our affiliate base. In order to fully implement our business plan for ASTN, we are in need of approximately $500,000. If, for some reason, we are unable to obtain the needed funding, we will continue broadcasting on the network but we will not be able to purchase airtime on as many affiliate stations as we would like, which reduces the amount that we can charge for advertising. When selling airtime to advertisers and networks, the price one can charge for the time is solely a function of the number of households that the network reaches.

     Products on Demand Channel Plan of Operation:
     ---------------------------------------------

     POD began broadcasting in February 2003. At that time, we aired infomercials 168 hours per week (24 hours a day, 7 days a week). POD currently broadcasts 162 hours per week, with Omni using the remaining 6 hours. The types of programming include approved infomercials and paid programming. Revenue generated from inception through May 31, 2004 totals $179,933 (net of affiliate costs). The revenue is primarily from advertisers purchasing time from the network.

     Raising additional capital will greatly increase the speed in which we can expand our affiliate base. In order to fully implement our business plan for POD, we are in need of approximately $500,000. If, for some reason, we are unable to obtain the needed funding, we will not be able to purchase airtime on as many affiliate stations as we would like, which reduces the amount that we can charge for advertising. When selling airtime to advertisers and networks, the price one can charge for the time is solely a function of the number of households that the network reaches.

     POD generates revenue by selling time on the network to advertisers, distributors and other networks. Unlike Omni, which sells advertising spots within it programs, POD sells blocks of time - it does not produce or broadcast television programs. The advertising time that POD sells is in blocks of thirty minutes. If selling time to an infomercial company, POD sells twenty-eight minutes and thirty seconds to the infomercial company, and then broadcasts an additional ninety seconds of commercials. If selling time to other television networks, distributors or producers, POD sells the full thirty-minute block of time. Previous and current advertisers on POD include the following:


AB Swing                              Invent Tech                    Scunci Steamer
Best of Dean Martin Variety Show      Iron Free Orbitrek             Simmons Slim Away Everyday
Body Dome                             Lateral Thigh Trainer          Smart ABS
Body Flex                             Laugh-In                       Straight To The Max
Body Row                              Le Press/Jug Press             Talavera Split Ender
Bose Acoustic Wave Music System       Leigh Valentine Collection     Tempur-Pedic
Bun & Thigh Max                       Live OPS Raised Areobed        The Firm II
Dermal Tone                           Magnassager                    Thunderstick
Diamond Pilates                       Making The Grade               Time Life Music
Dualetta                              New Creative Mattress Topper   Tony Robbins Get the Edge
EZ Quit                               New Slim In Six                Tony's Chopper
Flavorware Deluxe                     PAAWS                          Tornado Hose
Focus Factor Free                     Phase 4 Orthotics              Total Body Trainer
Free Pack Sixty 4                     Popeil Inventions              Total Gym
Gazelle Secret                        Power 90                       Total Trolley
Great American Railroad Journey       Power Juicer                   True Sleeper
Hi Rise Air Mattress                  Reducing Stress                Ultimate Chopper
Holiday Quarter                       Scooter Store                  Where There's A Will, There's an A


     POD recently conducted informal research that included profiling the various types entities that purchase television airtime. After analyzing our research and target market data, we have elected to begin targeting individuals who, to this point, have been either producing programs on local cable television systems or on radio. We have developed a new promotional campaign to sell airtime to individuals desiring national television exposure.

     The primary expenses that POD incurs is the cost of the satellite uplink and master control, which is purchased from Omni at cost, and the expense of purchasing time on affiliate television stations. Unlike Omni and ASTN, POD is not able to offer affiliates time inside of a television show in which to air their own commercials. There is no time available for sale inside of the show since the program is a half-hour commercial. The only way affiliates can generate revenue is by selling the time to POD. Since most television stations offer time to sell, POD has the ability to obtain as many affiliates as it wishes, and for which it is willing to pay. A minor expense that POD must incur is the processing of the tapes that it receives for broadcasting. All tapes to be aired on the network are shipped to POD, recorded, put into the broadcast rotation and shipped out to Jones Media for airing.


Other Operations
----------------

     The Company recently entered into a three-year capital lease agreement with television station KSSY. The station will be airing Omni and POD programming as well as broadcasting programming originated from the local area. The television station recently ended a broadcast agreement with the Shop at Home network. The Company is currently negotiating with two other television networks to broadcast their programming during late evening hours.

     KSSY is a low power station located in San Luis Obispo County, California, which is approximately 200 miles north of Los Angeles and 200 miles south of San Francisco. The broadcast area covers the middle and south part of San Luis Obispo County and northern Santa Barbara County. Since its acquisition in August 2003 the station has generated little revenue. However, we plan to invest $150,000 in the station, increase its viewership and generate advertising and paid programming sales. We are in the process of changing the station's broadcast frequency, boosting the broadcast power and moving the transmitter and antenna to a higher terrain in order to increase the coverage area.


Results of Operations
---------------------

     Total revenues for the Company were $27,484 (net of affiliate costs) for the nine-month period ended March 31, 2004 as compared to $33,639 for the entire 2003 fiscal year. The primarily source of revenue was the Infomercial Broadcasting segment which generated $41,923 in revenues for the nine-month period as compared to $9,739 for the entire year. In addition, $1,561 was generated from the leased TV station.

     Expenses incurred during the nine-month period ended March 31, 2004 totaled $1,100,657 as compared to $3,129,765 for the entire 2003 fiscal year, which included one time organizational and management services expenses that are no longer applicable to ongoing operations. Other income/expenses for the nine-month period ended March 31, 2004 were only $16,009. During the 2003 fiscal year other income of $200,000 was generated from consulting services. The Company no longer provides any consulting services; as a result Other Income is substantially lower. Changes in interest expense and tax expense are insignificant. The net loss for the nine-month period ended March 31, 2004 was $1,089,182 as compared to a net loss of $2,934,143 for the entire 2003 fiscal year.


Nine-Month Period Ended March 31, 2004 as Compared to March 31, 2003
--------------------------------------------------------------------

The nine-month period ended March 31, 2004 produced substantially different results from the same period of 2003. The Infomercial Broadcasting and TV & Film Production segments were established in the period ending December 31, 2002, but were not operational. The Prime Time Broadcasting segment began airing during the quarter ended September 30, 2003. The Infomercial Broadcasting segment began operations in February 2003. As a result, the Company only had non-recurring revenue of $36,044 and miscellaneous organizational expenses of $2,448,280 for the nine-month period ended March 31, 2003. Results of operations for the nine-month period ended March 31, 2004 are detailed in the chart
below.   Included are the assets, liabilities, revenues, expenses, other income and net income for the three segments and corporate office. In addition, the results from accounting consolidation are presented as reconciling items.




                             Segment Reporting Nine-Month Period Ended March 31, 2004
                                           -------------------------------------

                                OBN Segments
                  -----------------------------------------
                                                                       Reconciling
                   Prime Time      TV & Film    Infomercial    Corporate     Items             Total
                  Broadcasting    Production   Broadcasting
Assets             $474,832        $19,671      $108,847      $1,229,679     ($1,442,735)        $390,294
Liabilities       ($488,278)      ($88,416)    ($419,981)      ($583,882)       $343,844      ($1,236,713)
Revenues, net of
affiliate costs    $202,268             $0       $41,923          $1,561       ($218,268)          27,484
Expenses*         ($681,070)      ($64,057)    ($313,451)      ($260,347)       $218,268      ($1,100,657)
Other income, net     ($614)            $0      ($29,000)       ($12,377)             $0         ($16,009)
Net Loss          ($478,188)      ($64,057)    ($300,528)      ($246,409)             $0      ($1,089,182)


*Expenses include operating expenses, cost of goods sold and income taxes.

     Reconciling items consist of inter-company balances. The revenue and expense reconciling items primarily represent billings from the Prime Time Broadcasting segment to the Infomercial Broadcasting segment for use of the satellite uplink. Balance sheet reconciling amounts consist primarily of corporate-level loans to subsidiaries and the elimination of inter-company receivables/payables. All revenues are from customers in the United States and all long-lived assets are located in the United States.

Omni Prime Time Broadcasting
----------------------------

     Revenues, net of affiliate costs, from this segment of operations totaled $202,268, of which $218,268 represented inter-company charges where Omni invoiced POD for use of the satellite uplink. Expenses were $681,070.

     Among the items expensed during that period were $73,164 of accrued payroll costs, $218,268 of satellite uplink costs and an accounts receivable write off of $200,000. The net loss for this segment of operations was $478,188.

Eclectic TV & Film Production
-----------------------------

     No revenues were generated in this segment of operations because the programs are still in the development stage. The Company incurred $64,057 of expense during the period, which includes $9,888 of program development costs and $54,000 of accrued salaries.

POD Infomercial Broadcasting
----------------------------

     Revenues, net of affiliate costs, generated from infomercial broadcasting totaled $41,923 against $313,451 of expenses. Among the items expensed during that period were $218,268 of satellite uplink costs, and $55,044
of marketing, promotion and consulting services.   The net loss for this
segment of operations was $300,528.

OBN Corporate
-------------

     OBN corporate generated revenues $1,561, which represents revenue from the KSSY television station. The expenses incurred by OBN corporate were $260,347. This amount included $163,152 of accrued salaries and $36,848 of other general and administrative expenses. The net loss for corporate was $246,409.



Year Ended June 30, 2003
------------------------

     Fiscal year 2003 results as compared to fiscal year 2002 results are substantially different. Only one segment of operations, Prime Time Broadcasting, existed during fiscal year 2002. Moreover, this segment was not yet fully developed and no programs were being aired. During fiscal year 2003 the Infomercial Broadcasting and TV & Film Production segments were developed. As a result, the Company only had non-recurring revenue of $21,600 and miscellaneous organizational expense of $33,481 for fiscal year 2002. Results of operations for 2003 are detailed in the
chart below.   Included are the assets, liabilities, revenues, expenses,
other income and net income for the three segments and corporate office. In addition, the results from accounting consolidation are presented as reconciling items.


                                      Segment Reporting as of June 30, 2003
                                      -------------------------------------

                           OBN Segments
             -----------------------------------------
                                                                       Reconciling
             Prime Time      TV & Film    Infomercial    Corporate     Items          Total
             Broadcasting    Production   Broadcasting

Assets         $402,058        $25,574      $10,676        $24,573     $(132,326)      $330,555

Liabilities    (164,936)       (35,412)    (123,010)       (64,200)      133,326       (254,232)

Revenues        145,160              0        9,739              0      (121,260)        33,639

Expenses*      (447,322)      (367,083)    (315,734)    (2,121,886)      122,260     (3,129,765)

Other
income,
net             161,983              0            0              0             0        161,983

Net
Income        $(140,179)     $(367,083)   $(305,995)   $(2,121,886)           $0    $(2,934,143)

	* Expenses include operating expenses, cost of goods sold and income taxes.

     Revenues generated by OBN and its subsidiaries totaled $33,639 in fiscal year ended June 2003. The selling, general and administrative expenses during fiscal 2003 totaled $3,129,765, most of which were one-time expense items. The total expenses included $2,715,352 of non-cash expenses to various consultants, most of which related to the cost of development, marketing and promotion, and $60,000 of accrued salaries.
All of these expenses were necessary to establish a strong foundation and infrastructure for OBN Holdings.

     The Company recognized $200,000 of other income by providing consulting services to another entertainment company. A loss of $27,352 was incurred from the sale of production equipment. Interest expense related to outstanding loans totaled $10,665. Thus the other income netted to $161,983. Income taxes were $800 resulting in a net loss for the year of $2,934,143.


Omni Prime Time Broadcasting:
-----------------------------

     Revenues from this segment of operations totaled $145,160, of which $121,260 represented inter-company charges where Omni invoiced POD for use of the satellite uplink. Among the items expensed during that period were $28,750 of accrued payroll costs, $100,000 of TV station affiliate development costs, $179,500 of satellite uplink costs, $83,000 of network consulting services, and $25,000 for website development. These ongoing costs are expected to be substantially less than the initial one-time expenses shown in the fiscal 2003 statement of operations.


Eclectic TV & Film Production:
------------------------------

     No revenues were generated in this segment of operations because the programs are still in the development stage. The Company incurred $103,000 of one-time non-cash expenses for production consulting services, and approximately $264,000 of program development expense, which includes $18,000 of accrued salaries.

POD Infomercial Broadcasting:
-----------------------------

     Revenues generated from infomercial broadcasting totaled $9,739. Among the items expensed during that period were $56,000 of TV station affiliate development costs, $65,000 of television station affiliate costs for airing POD programming, $45,000 for website development costs, $15,000 for design services, and $121,260 of satellite uplink costs.
These ongoing costs are expected to be substantially less than the initial one-time expenses shown in the fiscal 2003 statement of operations.


OBN Corporate:
--------------

     No revenues were generated by OBN corporate. The expenses incurred by the Company were one-time non-cash expenses totaling approximately $2,100,000 paid to consultants for providing a variety of services. The services included marketing, promotion and development services for the entire entity.



Liquidity and Capital Resources
-------------------------------

     We do not presently have adequate cash from operations or financing activities to meet our short term and long-term needs. As of March 31, 2004 we had $10,617 in cash resources to use in executing our business plan. We anticipate that unless we are able to raise or generate proceeds of at least $2,000,000 within the next twelve months, although operations will continue, we will be unable to fully execute our business
plan, which will result in us not growing at the desired rate.   We
anticipate raising gross proceeds of at least $4,000,000 from our offering in the next few months so we can expand our affiliate base,
develop more programming and achieve profitability.   However, there is
no minimum amount of shares that must be sold during this offering, which could impact our ability to continue as a going concern. Should this situation occur, management is committed to operating on a smaller scale until generated revenues can support expansion. In order to ensure we will continue as a going concern should no proceeds result from this offering, management has began taking the following steps:

1)	The Company is aggressively developing new television programs for the Omni Broadcasting Network. We are continually meeting with independent television producers who have approached us with ideas for shows that they would like to have aired on the network. We expect the new television programs to attract a greater audience interest, which will also result in a larger number of affiliate television stations.

2)	The Company is identifying and creating production and distribution opportunities for Eclectic Entertainment. We are continually developing new ideas for television programs for airing on the Omni Broadcasting Network as well as licensing the programs to cable networks. Additionally, we are currently structuring feature film production and distribution joint ventures with other independent producers in both the United States and Europe.

3)	We are marketing the airtime available on the Products On Demand
Channel to independent television program distributors and small television networks. To date, the All Sports Television Network has contracted with the Products On Demand Channel to purchase twelve hours of airtime per day. We have also begun a campaign to market airtime to individuals who have previously aired programming on local cable stations and radio.

4)	The Company has hired additional sales and marketing people to secure advertising and sponsorship revenue for the programs being aired by the Omni Broadcasting Network. The people recently hired have successfully sold advertising time for small and startup television networks. Eclectic is currently in discussions with two major hotels in Las Vegas interested in the Vegas Variety Hour, one of Eclectic's productions, being broadcast from their venues.

5)	The Company is continually increasing the number of affiliate television stations that will broadcast programming aired on both the Omni Broadcasting Network and the Products On Demand Channel.
The increased number of households being reached by our broadcast will result in the Company being able to increase the amount charged for advertising on the networks. The Company has engaged the services of a person solely dedicated to affiliate relations. Her responsibility is to negotiate carriage on Omni, and secure the contracts, determine the stations' coverage areas and the times in which the stations air the programming.

6)	The Company is taking steps to increase the awareness of its subsidiaries. Press releases related to the Omni Broadcasting Network, All Sports Television Network and Eclectic Entertainment are being distributed to the media, and have been published nationally. We have, and will continue to use the services of professional publicists on a project-by-project basis.

7)	The Company has, and will continue to keep tight controls over it expenses, will hire additional staff only as needed, and when feasible, will continue to have support and production staff provide services to all of the OBN entities.

     Management anticipates that the proceeds from this offering will provide over 24 months of operating capital, which may allow our auditors to remove the going concern qualification.

     As of March 31, 2004 the Company's current liabilities of $1,152,888
exceeded current assets of $35,392 by $1,117,496.   Approximately 35% of
current liabilities represented accrued payroll ($413,731) for executives who opted to defer taking salaries until the offering was completed.

     The capital lease of KSSY represents our only capital expenditure commitment. It is approximately $4,200 per month for three years, after which time OBN has the option to acquire 95% ownership in the station, provided the Federal Communications Commission approves the transfer.
All other expenses are variable, and we match them to the availability of funds. The station lease will be paid from funds generated from operations. Other details concerning the KSSY lease are contained in the Subsequent Events footnote to the consolidated financial statements of this document.

     The Stockholders' Equity section of the balance sheet as of September 30,
2003 includes $24,085 of prepaid expenses.   This amount represents
common stock issued to an outside consultant for the continued support in the development of our TV station affiliate network through January 2004.

     Should the Company receive little or no funding from the offering, we will continue to function utilizing the revenues generated by Omni, ASTN, Eclectic and POD, which is continually increasing. Each entity is addressed below:

     Omni Broadcasting Network
     -------------------------

     The lack of funding will result in Omni not being able to license sufficient programming to broadcast thirty-two hours per week as desired. Instead, the broadcast hours will increase at a much slower rate. Moreover, a lack of funding will result in Omni receiving a lesser amount of advertising and sponsorship revenue. This will be due to Omni's inability to subscribe to the Nielsen reporting services, which is one of the major tools used by advertisers and advertising agencies to determine their interest in advertising on various television programs, and the
amount they are willing to spend for commercial time.   Finally, a lack
of funding will result in Omni not being able to increase its affiliate base to cover 70% of the US households as quickly as it desires. This will also affect the amount that the network will be able to charge for advertising and sponsorships.

     All Sports Television Network
     -----------------------------

     The lack of funding will result in ASTN not being able to create new programming as desired. Instead, the broadcast hours will increase at a much slower rate. Moreover, a lack of funding will result in ASTN receiving a lesser amount of advertising and sponsorship revenue. This will be due to ASTN's inability to subscribe to the Nielsen reporting services, which is one of the major tools used by advertisers and advertising agencies to determine their interest in advertising on various television programs, and the amount they are willing to spend for
commercial time.   Finally, a lack of funding will result in ASTN not
being able to increase its affiliate base to cover 70% of the US households as quickly as it desires. This will also affect the amount that the network will be able to charge for advertising and sponsorships.

     Eclectic Entertainment
     ----------------------

     With no funding, Eclectic will have to raise monies from outside sources in order to produce its television programs, which is the method normally used by independent production companies. This will delay the production schedule and the dates that programs first air on Omni. As is the case with other producers and production companies, Eclectic cannot, and will not guarantee investors that a television program will generate a profit. However, unlike most production companies, Eclectic can assure potention investors that any program it produces will be aired on television (i.e. distributed) since Eclectic will only seek to raise funds for programs scheduled to be aired on Omni. Additionally, the lack of funding will result in the company not wholly owning some of its productions, which reduces the overall earning potential. This lack of funding will have minimal impact on feature film production activities because Eclectic has always planned to seek separate funding for producing feature films.

     Products On Demand Channel
     --------------------------

     The absence of funding will result in POD not being able to purchase airtime on as many affiliate stations as it would like, which reduces the amount that it can charge for advertising. When selling airtime to advertisers and networks, the price one can charge for the time is solely a function of the number of households that the network reaches. POD is currently generating revenue, and will be able to continue to do so. POD's revenue will continue to grow, even if the company is unable to raise funds through the offering.


Trends and Uncertainties
------------------------

     A number of trends have provided us the opportunity to enter the broadcast industry with little operating capital. Included are the following:

* FCC regulations previously prevented television networks from producing the programming that they broadcast. The rescission of that regulation has resulted in all of the major networks creating or acquiring their own production entities, which has reduced the amount of content licensed from independent producers. Omni has benefited from this situation because independent producers are becoming much more competitive in their licensing fees in an effort to continue having their content distributed.

* Recently UPN and the WB networks ceased airing children's programming, citing that it was not as profitable as other programming. However, because full-power and Class "A" television stations have an FCC requirement to air a minimum amount of children's programming, we have been contacted, and are in negotiations with full-power television stations that want to broadcast our children's programming.

* For various reasons, the PAX television network finds itself in serious financial trouble with $900 million in debt and, according to industry reports, no solid way to address the problem. This has resulted in an advantage to Omni because in light of PAX's financial problems, and because they have no new programming currently planned, we are currently in negotiations with some of their affiliate stations that are interested in becoming Omni affiliates.

* Competing with larger, well established networks would not have a major impact on Omni because we are currently filling a niche that is not being directly addressed by the other networks. With few exceptions, the primary target market of the major networks are viewers 17 to 35 years of age. Omni is targeting viewers 25 years of age, and older. Additionally, the networks are becoming more
"edgy" to attempt to attract viewers - that is, there is much more graphic language, sex and violence. Omni is the network with "less edge" - we are offering programming that can be viewed comfortably by all ages. Finally, the cost for producing a one-hour program on a major network is approximately $2,000,000 per episode, which results in them having to either get the Nielsen rating points to support the amount charged for advertising, or drop the program.
Omni's budget for a one-hour program is between $150,000 and $200,000 per episode. This budget does not result in a lesser quality production; we do not have the same amount of overhead as the other networks. However, our budget results in Omni being capable of realizing a profit more quickly, and being able to allow a program more time to develop an audience.

* In many instances, major record companies have elected to not release music by recording artists who previously sold records that have reached gold (500,000 units) and platinum (1,000,000 units) sales levels if the companies do not believe that the artists will continue selling at that rate. As a result, many well known recording artists have no recording contract. Eclectic, through Retro Records, is taking advantage of this situation by structuring deals to release new music produced by recording artists who have previously attained gold and platinum record sales levels, and are still in the public eye.

* Recently, more companies are engaging in creating and airing long-form advertising (infomercials) to promote their products and services. To this point, direct-marketing firms were the primary advertisers. However, a September 2003 article in Television Week newspaper cited that major manufacturers are beginning to utilize this medium for advertising, which they expect will drive prices up.
This situation could result in an advantage to POD because of the increased amount of potential advertisers on the network, and the amount paid for the advertisement.

     As the Omni and ASTN affiliate base expands our margins will increase, because we will be able to charge higher rates to advertisers. Currently, we charge advertisers between $1,000 and $3,000 for a 30-second commercial spot on Omni and ASTN. We expect to charge between $5,000 and $10,000 per spot when we reach our goal of 70% of coverage and
have Nielsen ratings.   Additionally, as our affiliate base changes so
that it includes more full-power stations, we can raise advertising rates.


Forward Looking Statements
--------------------------

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations.

Recent Accounting Pronouncements
--------------------------------

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has applied the disclosure provisions of SFAS No. 148 in its consolidated financial statements and the accompanying notes.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company's adoption of FIN 45 in fiscal 2003 did not have a material impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations.


Critical Accounting Policies
----------------------------

     Our Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Allowance for Doubtful Accounts
-------------------------------

     We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact our operating results.

Web Site Development
--------------------

     We capitalize costs related to our web site development in accordance with the Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Web site development costs are amortized using the straight-line method over the estimated useful life of three years. We assess the recoverability of our web site development costs by determining whether the amortization of these costs over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.

Intangible Assets
-----------------

     We have adopted SFAS No. 142, "Goodwill and Other Tangible Assets." SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by us. An impairment loss will be recorded for any goodwill that is determined to be impaired. We perform impairment testing on all existing goodwill at least annually.

Deferred Taxes
--------------

     We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our operating results and cash flows from operating activities.

                               BUSINESS GENERAL

     OBN consists of four wholly owned subsidiaries: Omni Broadcasting Network, Inc. ("Omni"); All Sports Television Network, Inc. (ASTN); Eclectic Entertainment, Inc. ("Eclectic"); and the Products on Demand Channel, Inc. ("Products on Demand"). Omni was created to function as a broadcast television network. Eclectic was developed as a television and feature film production company, and the licensing and merchandising arm of the organization. Products on Demand was created to broadcast infomercials and other forms of paid programming. The current and planned operations for each entity is described below:

OMNI BROADCASTING NETWORK
-------------------------

Omni is a national broadcast television network designed to deliver quality programming to viewers nationwide. The network's target viewing audience is adults 25 years of age and older. However Omni will air programming that can be comfortably viewed by the whole family - i.e., no gratuitous sex or violence.


CURRENT OMNI OPERATIONS
-----------------------

Omni began broadcasting on Tuesday, September 9, 2003. Our current broadcast hours are 8:00 p.m. to 10:00 p.m. (Eastern Standard Time) Monday and Tuesday, and 8:00 a.m. to 9:00 a.m. Saturday and Sunday. Although some of Omni's affiliate stations air the program at the time Omni sends it up to our satellite, others tape the programs and air them at different times.


Current Omni Programming

The following chart contains a listing of Omni current and scheduled programs, the date they are scheduled to begin airing, and the status of their licenses.



                                                           Airing Time            Start     Contract
Program                         Distributor            Date           Time        Date      Signed
---------------------------------------------------------------------------------------------------
The MovieTime Showcase          Eclectic             Mon & Tue   09:00-11:00PM    9/03       N/A
Birdz                           Nelvana              Sat & Sun   08:00-08:30AM    9/03       Yes
The Flutemaster                 Whamo/MarVista       Sat & Sun   08:30-09:00AM    9/03       Yes
The Mini-Movie Hour             Eclectic             Mon & Tue   08:00-09:00PM    07/04      N/A
Wizards Tales                   Mar Vista            Mon- Fri    08:00-09:00PM    08/04      Yes
Halifax F.P.                    Beyond Distribution  Wed & Sat   09:00-11:00PM    08/04      Pending
Marrons                         WAMC                    To Be Determined          07/04      Yes
10+2                            WAMC                    To Be Determined          07/04      Pending
Bug House Rock                  Eclectic                To Be Determined          01/05      Pending
The LA Food Scene               Eclectic                To Be Determined          07/04      N/A
Vegas Variety Show              Eclectic                To Be Determined          10/04      N/A
Adventures of Unit 28           Eclectic                To Be Determined          10/04      N/A




Currently there are three programs being aired on the Omni Broadcasting
Network.

The programs currently being aired on Omni are The MovieTime Showcase,
Birdz and The Flutemaster.   The MovieTime Showcase is produced by
Eclectic Entertainment, our production company, and presents feature films that were licensed by Omni. Every Tuesday, a new program is aired, and on the following Monday it is rebroadcast. Birdz, which airs Saturday and Sunday mornings, is an animated series that was developed by the Canadian company, Nelvana. Birdz originally aired on the CBS network. The Flutemaster, which also airs Saturday and Sunday mornings, is an animated series that was produced in America, and financed by a television company in China.

Omni, in conjunction with Eclectic Entertainment, is developing a new series entitled The Mini Movie Hour. This series features short films produced by both professional and amateur filmmakers worldwide. The program is scheduled to begin airing Monday and Tuesday evenings from 8:00 p.m. to 9:00 p.m. (Eastern Standard Time) beginning in July 2004. The MovieTime Showcase will be moved to the 9:00 p.m. to 10:00 p.m. time slot on Monday and Tuesday evenings. Contracts with Ben Gleiberman, the host of the show, and with the University of Southern California Film School, Apollo Cinema and some of the featured producers have already been signed. Sufficient material to produce thirteen weeks of programming has been secured. In addition to the programming currently being aired or produced in-house, Omni has signed agreements for additional programming. Omni has signed an agreement with MarVista Entertainment in Los Angeles to broadcast an animated series entitled Wizard's Tales, which will air Monday through Friday from 8:00 a.m. to 9:00 a.m. beginning in August 2004. Omni has finalized an agreement with Westwood Audiovisual and Multimedia Consultants (WAMC) for the live action series Maroons, which is scheduled to air on Sunday mornings at 9:00 a.m. beginning July 2004. Omni is also negotiating with WAMC for the license to air the animated series 10+2, which is an animated series for young children. As part of the 10+2 license, we are seeking worldwide distribution rights for merchandise related to the series. Omni is finalizing an agreement with Beyond Distribution, based in Australia; to broadcast an Australian hit series entitled Halifax, F.P. This program is scheduled to air Wednesday and Saturday nights from 8:00 p.m. to 10:00 p.m. beginning August 2004.


Current Omni Content Licenses and Licensing Fees
------------------------------------------------

Licenses to broadcast the content that is not produced by Eclectic are secured in a variety of ways. Omni either pays a license fee prior to airing the programming, enter into a revenue-sharing licensing agreement or negotiate a barter licensing arrangement.

We have three types of revenue-sharing licensing agreements.

1)	The first type is an arrangement whereby Omni and the licensor share a percentage of all revenue generated from advertising sales, with no guarantee minimum amount being paid to the licensor. In these agreements, the licensor normally receives approximately 60% of the revenue, and Omni receives the remainder. We believe that this is an equitable split because Omni does not have to utilize its financial resources to license the product.

2)	The second type of revenue-sharing agreement is an arrangement whereby Omni and the licensor share a percentage of all revenue generated from advertising sales, but if an agreed on minimum amount is not received by the licensor, Omni must pay the difference. In this revenue-sharing model, the licensor normally receives approximately 60% of the revenue until the minimum guarantee has been earned, and then both parties receive 50% of the revenue.

3)	The third type of revenue-sharing model is an arrangement whereby
Omni pays the licensor a smaller fee than the licensor normally requests, and then share in the revenue generated from advertising sales. In this scenario, Omni normally receives 100% of the revenue generated until we recoup the license fee paid to the licensor.
After the fee is recouped, the licensor receives approximately 30% of the revenue generated from advertising sales.

In our barter licensing agreements, rather than Omni sharing the revenue we generate from the sale of advertising with licensors, we give the licensor an agreed on number of unsold advertising minutes in the television program. For example, if there is a total of 6 minutes of time available to air commercials in a half-hour television program, in a barter arrangement, the licensor receives two minutes of time. With that two minutes, the licensor can either secure their own advertisers or promote their own products - as long as the commercials placed in our show do not offend and does not conflict with our core philosophy, we will air the advertising.

All of our current agreements are either upfront licensing fees or revenue sharing - we do not currently have any barter licensing agreements. The length of most of the agreements is for a one-year period. However, our agreement with Nelvana is for three years. Since we are continually identifying new content for the network, there is no risk that we will be unable to continually provide new programming to our audience. In fact, because the major television networks are producing a majority of their programming in-house, there has been an increased amount of content available, and the producers and distributors are extremely amenable to making nontraditional licensing deals. All of the licensing agreements allow us to air the content as often as we wish during the licensing period. However, we are precluded from showing the content over the Internet.

Our current agreements consist of a three-year agreement with Nelvana for the animated series Birdz, which is being aired presently on Saturday and Sunday mornings from 8:00 a.m. to 8:30 a.m., a one-year agreement with MarVista for the animated series Flute Master, which is airing from 8:30 a.m. to 9:00 a.m. Saturday and Sunday mornings. Additionally, Omni has an agreement in place with IndieVision Films for the licensing of nine feature films that are aired on The MovieTime Showcase Monday and Tuesday evenings from 8:00 p.m. to 10:00 p.m. Because the current commercials in these programs consists primarily of "per inquiry" advertisements, which pay only if a sale of the product being aired is made, the revenue being generated by the commercial spots are inconsequential at this point.


Current Omni Affiliates
-----------------------

Omni's current affiliate base consists of a combination of independent television stations, and small broadcast and cable television networks. Omni programming currently reaches approximately 40 million households, with additional affiliates continually being added. Given the vast amount of coordination and communication that is required for interfacing with affiliates, Omni recently engaged the services of an individual who specializes in that area. The primary responsibility of this individual is to maintain a database of Omni affiliates, which includes their locations, the number of households they reach and the hours that they air Omni programming. She is also responsible for building our affiliate base.

Omni programming can be viewed on broadcast television stations, basic cable television stations, digital cable television stations, and on Direct TV, the Dish Network and Echostar. The cable systems that Omni programming is being aired on include Time Warner Cable, Adelphia,

Charter Communications, NCTC, Cable One and Comcast. Our programming can also be seen over the broadcast airwaves in Alabama, Arkansas, Arizona, California, Florida, Georgia, Iowa, Idaho, Illinois, Indiana, Louisiana, Michigan, Missouri, Mississippi, North Carolina, New Jersey, Nevada, New York, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Washington and Wyoming. The chart below provides a breakdown of the Omni affiliate stations. However, the list is still a work-in-process because new affiliates are being added on a continual basis. The majority of agreements are on a barter basis whereby the affiliate stations receive advertising slots in exchange for having the ability to carry Omni programming. Although stations have the ability to insert their own commercials into our programming, some of the stations do not use the time. To prevent our programs from having any commercial spots that are "dead air", we insert commercials in all of the time slots, and allow affiliates to "cover over" the spots. Normally we insert public service announcements in the commercial spots allocated to affiliate stations.

Omni delivers the programming to most of the stations via satellite. We have a contract with Jones Media ("Jones"), which is located in Englewood, Colorado. Omni leases satellite space from Jones until the year 2005, which is when the satellite is expected to go out of service. Omni has use of the satellite on a 24-hour basis. We also use the services provided by Jones to send our programming up to the satellite. Once it is on the satellite, our affiliates have the ability to capture the feed, and broadcast it to their audience. This is the most efficient method of delivering the signal because it eliminates the need for sending videotapes to the affiliate stations. In special cases, Omni sends videotapes out to affiliates, but we try to avoid doing so as much as possible.

When Omni is not using satellite to air our programming, we sell the unused time to the Products On Demand Channel at cost. Products On Demand then uses the time to broadcast infomercials, or resells it. Any time Omni wants to expand our broadcast hours, we take back the time.



Omni Affiliate Station List - Autumn 2004

Rank (1)    Designated                          City of           State    Call       Contract     Type of
           Market Area (2)                      License                   Letters     Status (3)  Agreement (4)
----------------------------------------------------------------------------------------------------------------

1          New York                             Kingston            NY     WRNN        Signed     Independent
1          New York                             New York City       NY     LTV         Pending    Bulk/Cable
1          New York                             South Hampton       NY     WVVH-TV     Signed     Bulk
1          New York                             Bridgeport          CT     WSAH        Pending    Independent
2          Los Angeles, CA                      Victorville         CA     KHIZ        Pending    Independent
2          Los Angeles, CA                      Joshua Tree         CA     KVMD-TV     Signed     Bulk
2          Los Angeles, CA                      Santa Barbara       CA     KADY        Signed     Independent
2          Los Angeles, CA                      Los Angeles         CA     KJLA        Signed     Independent
3          Chicago, IL                          Plano               IL     WSPY        Signed     Bulk
4          Philadelphia                         Bethlehem           PA     WBPH        Signed     Independent
5          San Francisco-Oakland-San Jose, CA   San Francisco       CA     KCNS        Pending    Independent
5          San Francisco-Oakland-San Jose, CA   Lakeport            CA     K68AL/K62AY Signed     Bulk
6          Boston, MA/Manchester, NH            Boston              MA     WMFP        Pending    Independent
7          Dallas-Ft. Worth, TX                 Mesquite            TX     KATA-LP     Signed     Bulk
10         Detroit, MI                          Shelby Township     MI     Shelby TV   Signed     Bulk
14         Minneapolis-St. Paul, MN             Bemidji             MN     KBSU        Signed     Bulk
14         Minneapolis-St. Paul, MN             St. Cloud           MN     WCMN-TV     Signed     Bulk
15         Cleveland-Akron(Canton), OH          Cleveland           OH     WAOC        Pending    Independent
16         Phoenix, AZ                          Kingman             AZ     KKAX-LP     Signed     Bulk
16         Phoenix, AZ                          Casa Grande         AZ     K47FW       Signed     Bulk
16         Phoenix, AZ                          Flagstaff           AZ     KCFG        Signed     Bulk



                                       37


17         Miami-Ft. Lauderdale, FL             West Palm Beach     FL     WBWP        Signed     Bulk
18         Denver, CO                           Craig               CO     K27FA       Signed     Bulk
19         Sacramento, CA                       Modesto             CA     KAZV        Signed     Bulk
20         Orlando, FL                          Orlando             FL     WRCF        Signed     Bulk
20         Orlando, FL                          Orlando             FL     TV98        Signed     Independent
21         Pittsburgh, PA                       Indiana             PA     WLLS        Signed     Bulk
24         Baltimore, MD                        Towson              MD     WMJF-TV     Signed     Bulk
25         Indianapolis, IN                     Martinsville        IN     WREP        Signed     Bulk
27         Hartford, CT                         Litchfield          CT     Cable 5     Signed     Bulk
29         Raleigh-Durham, NC                   Raleigh             NC     WRAY        Pending    Independent
29         Raleigh-Durham, NC                   Henderson           NC     W34AX       Signed     Bulk
29         Raleigh-Durham, NC                   Sanford             NC     W67CD       Signed     Bulk
29         Raleigh-Durham, NC                   Southern Pines      NC     WYBE        Signed     Bulk
29         Raleigh-Durham, NC                   Rocky Mount         NC     WACW-LP     Signed     Bulk
30         Nashville, TN                        Hopkinsville        KY     WKAG        Signed     Bulk
30         Nashville, TN                        Nashville           TN     W52CT       Signed     Bulk
31         Milwaukee, WI                        Milwaukee           WI     WMLW        Signed     Bulk
34         Columbus, OH                         Columbus            OH     WCLL        Signed     Bulk
36         Salt Lake City, UT                   Vernal              UT     VTV         Signed     Bulk
39         West Palm Beach, FL                  Stuart              FL     WTCN        Pending    Independent
39         West Palm Beach, FL                  West Palm Beach     FL     WBWP        Signed     Independent
39         West Palm Beach, FL                  Vero Beach          FL     WWCI        Signed     Independent
40         Birmingham, AL                       Sylacauga           AL     TV6         Signed     Bulk
42         New Orleans, LA                      Hammond             LA     WSTY        Signed     Independent
43         Memphis, TN                          Clarksdale          MS     WPRQ        Signed     Bulk
45         Oklahoma City, OK                    Oklahoma City       OK     KXOC/KSBI   Signed     Bulk
45         Oklahoma City, OK                    Stillwater          OK     KWEM-TV31   Signed     Bulk
45         Oklahoma City, OK                    Enid                OK     KXOK        Signed     Bulk
47         Harrisburg-Lancaster, PA             Lancaster           PA     WLYH        Signed     Independent
49         Albuquerque, NM                      Cortez              CO     SCTTA       Signed     Bulk
51         Jacksonville, FL                     St. Augustine       FL     WQXT        Signed     Bulk
51         Jacksonville, FL                     St. Augustine       FL     AncCityTV   Signed     Independent
52         Las Vegas, NV                        Las Vegas           NV     KTUD        Pending    Independent
52         Las Vegas, NV                        Pahrump             NV     KPVM        Signed     Bulk
52         Las Vegas, NV                        Las Vegas           NV     KEEN        Signed     Bulk
53         Wilkes Barre, PA                     Hazelton            PA     WYLN        Signed     Bulk
55         Albany-Schenectady, NY               Glens Falls         NY     WNCE        Signed     Bulk
56         Little Rock, AR                      Little Rock         AR     KJLR        Signed     Bulk
57         Fresno, CA                           Fresno              CA     KVHF        Signed     Bulk
58         Dayton, OH                           Dayton              OH     WRCX        Signed     Bulk
58         Dayton, OH                           Troy                OH     WPFS-TV9    Signed     Bulk
62         Mobile, AL-Pensacola, FL             Pensacola           FL     WBQP-LP     Signed     Bulk
62         Mobile, AL-Pensacola, FL             Brewton             AL     BCC7        Signed     Bulk
63         Knoxville, TN                        Lenoir City         TN     W38AQ       Signed     Bulk
63         Knoxville, TN                        Heiskell            TN     WFEM-TV12   Signed     Bulk
65         Lexington, KY                        London              KY     WMPG        Pending    Independent
65         Lexington, KY                        Moorehead           KY     Ultavision  Pending    Independent
65         Lexington, KY                        E. Bernstadt        KY     WOBZ-TV9    Signed     Bulk
65         Lexington, KY                        Mt. Sterling        KY     W02BP/W06BC Signed     Bulk
65         Lexington, KY                        Morehead            KY     W07BY/W10BM Signed     Bulk
66         Wichita, KS                          Wichita             KS     KCTU        Signed     Bulk
72         Des Moines, IA                       Marshalltown        IA     KDAO        Signed     Bulk
75         Paducah, KY-Cape Girardeau, MO       Union City          TN     WOBT        Signed     Bulk
79         Spokane, WA                          Coeur d' Alene      ID     KTYJ        Signed     Bulk

                                       38


80         Syracuse, NY                         Oneonta             NY     WISF        Signed     Bulk
81         Shreveport, LA                       Natchitoches        LA     NSU22       Signed     Bulk
81         Shreveport, LA                       Hope                AR     KTSS        Signed     Bulk
83         Huntsville-Decatur (Florence), AL    Florence            AL     WBCF-TV3    Signed     Bulk
85         Chattanooga, TN                      Tracy City          TN     GCTV        Signed     Bulk
87         South Bend, IN                       Michigan City       IN     MCTV-48     Signed     Bulk
92         Davenport, IA-Rock Island-Moline, IL Davenport           IA     WBQD        Signed     Bulk
95         Baton Rouge, LA                      Baton Rouge         LA     WBTR        Pending    Independent
95         Baton Rouge, LA                      Morgan City         LA     KWBJ        Signed     Bulk
95         Baton Rouge, LA                      Baton Rouge         LA     KPBN        Signed     Bulk
98         Savannah, GA                         Vidalia             GA     WPHJ        Signed     Bulk
98         Savannah, GA                         Hilton Head Island  SC     W35AY       Signed     Bulk
99         Evansville, IN                       Winslow             IN     WPO Cable 4 Signed     Bulk
99         Evansville, IN                       Jasper              IN     WJTS        Signed     Bulk
99         Evansville, IN                       Mt. Carmel          IL     WCJT        Signed     Bulk
108        Fort Smith, AR                       Fayettville         AR     K64FO       Signed     Bulk
112        Sioux Falls (Mitchell), SD           Worthington         MN     WGTN        Signed     Bulk
119        Santa Barbara-Santa Maria-
           San Luis Obispo, CA                  San Luis Obispo     CA     KCCE        Signed     Bulk
119        Santa Barbara-Santa Maria-
           San Luis Obispo, CA                  San Luis Obispo     CA     KSSY        Signed     Independent
122        Macon, GA                            Dublin              GA     W35BB       Signed     Bulk
123        La Crosse-Eau Claire, WI             La Crosse           WI     KQEG-TV23   Signed     Bulk
124        Boise, ID                            Ontario             OR     KMBA        Signed     Bulk
128        Corpus Christi, TX                   Corpus Christi      TX     KTOV        Signed     Bulk
128        Corpus Christi, TX                   Corpus Christi      TX     KCBO        Signed     Bulk
133        Monroe, LA -El Dorado, AR            Monroe              LA     KMNO        Signed     Independent
139        Columbia, MO                         Columbia            MO     KXI         Signed     Bulk
140        Sioux City, IA                       Spirit Lake         IA     Lakes TV    Signed     Bulk
141        Medford-Klamath Falls, OR            Brookings           OR     KBSC        Signed     Bulk
153        Bangor, ME                           Machias             ME     WVBC        Signed     Bulk
157        Biloxi-Gulfport, MS                  Pascagoula          MS     WKFK        Signed     Bulk
162        Gainesville, FL                      Gainesville         FL     WYPN        Signed     Bulk
163        Abilene, TX                          Abilene             TX     KIDZ        Signed     Bulk
171        Dothan, AL                           Dothan              AL     WJJN-TV5    Signed     Bulk
172        Yuma, AZ-El Centro, CA               Lake Havasu City    AZ     K23BJ       Signed     Bulk
173        Elmira, NY                           Hornell             NY     UPN 23      Signed     Bulk
176        Watertown, NY                        Watertown           NY     WLOT-TV     Signed     Bulk
177        Marquette, MI                        Crystal Falls       MI     WUPT        Signed     Bulk
179        Alexandria, LA                       Alexandria          LA     KCLA        Signed     Bulk
182        Greenwood-Greenville, MS             Webb                MS     WEBU        Signed     Bulk
182        Greenwood-Greenville, MS             Cleveland           MS     WHCQ        Signed     Bulk
191        Twin Falls, ND                       Twin Falls          ID     KBAX        Signed     Bulk
194        Lima, OH                             Lima                OH     WLQP        Signed     Bulk
194        Lima, OH                             Lima                OH     WLMO        Signed     Bulk
210        Glendive, MT                         Glendive            MT     KXGN        Signed     Bulk





(1)	The rank of the Designated Market Areas, and the geographic
        regions included in each area, is defined by Nielsen Market
        Research.

(2)	We have multiple affiliates in the same Designated Market Area because one station might not be capable of covering the total area.

(3)	This column indicates whether we have a signed contract, or
        whether we have a commitment, but are awaiting the return of the signed agreement.


(4)	If the designation in this column is "independent," Omni has an agreement directly with the station. If the designation is "bulk," it means that Omni has an agreement with the America One television network, and America One has signed agreements with the affiliate station. The agreement with America One is the same as with any independent television station - that is, Omni and America One share the total advertising time on a 50/50 basis.



Current Affiliate Agreements
----------------------------

Omni's affiliate agreements are normally three forms -fee for the airtime, a barter arrangement, or a combination of fee and barter.
Given the limited number of viewers that smaller television stations and networks can reach, most choose to secure public domain or older programming on a nonexclusive basis. Moreover, because of the stations' limited coverage, content licensors are not motivated to enter into the same type of revenue-sharing models as they have with Omni. As a result of this situation, stations interested in becoming affiliates are continually approaching Omni.

The majority of affiliate agreements are on a barter arrangement. In this type of arrangement, the affiliate receives half of the advertising time for a program, and Omni receives the other half. Each entity is responsible for securing its own advertisers and collecting the fees - there is no transferring of money between entities. Although Omni shares the advertising time equally, we insert commercials into all of the commercial slots with our own advertising, and then tell the stations which commercial slots they can insert their own advertising. Normally, either "per-inquiry" (PI) commercials or public service announcements (PSA's) are inserted into the slots provided for local stations. PI's are commercials that generate revenue for Omni only if a viewer buys the product or service offered. Since Omni receives no revenue from the advertiser in advance, the advertiser is not harmed if a local station inserts their commercial in its place. PSA's are also free advertising. Omni must fill all of the commercial time to ensure that there is no "dead air" if a local station does not have a commercial to place.

Omni has a few arrangements where we purchase time on local stations. This is done in special situations where we determine that it is important for us to be broadcasting in a given market, and have not identified a station interested in a barter arrangement. To this point, we are buying time to reach the New York and Los Angeles markets. We also have one agreement whereby we pay the television station a minimal fee, and it has half of the time to place its local advertising, i.e., combination of fee and barter.

In most cases, our affiliates are reporting our shows to TV Guide and other television program-listing firms. Also, Omni programs are being listed in the program guides on Direct TV and Dish Network.


Current Omni Products and Services
----------------------------------

The sole product being offered by Omni is commercial airtime, that is affording potential advertisers the ability to have their products and services seem by a nationwide audience. To that end, Omni is focusing on three primary areas of revenue generation - program sponsorship sales, direct-response advertiser sales and commercial spot sales. Omni is currently seeking sponsors for the programs The MovieTime Showcase and The Mini Movie Hour. We have an in-house person currently developing promotional materials for sponsors, and have begun making initial contacts. Omni has also engaged the services of Feature This, a company specializing in product placement and sponsorships for feature films and television. Feature This and Omni have signed an agreement whereby the company is responsible for assisting Omni to secure companies to sponsor the television programs that we air on the network, and locate companies that are interested in having their products appear on our shows. In consideration for their services, Feature This will receive a commission of 20% of the revenue they generate for the network.

Direct-response advertisers are the companies that, after promoting their product, provide an 800 number for the viewer to call immediately to order. Omni has engaged the services of an individual who possesses a great deal of knowledge and experience in direct-response advertising to work with us. To date, she has secured advertisers for all three programs that we are currently airing. She is also in the process of finalizing agreements with direct response advertisers to sponsor The MovieTime Showcase.

Commercial spot sales involve securing advertisers to place 10, 15, 30 or 60-second commercials advertisements into our programming. Unlike direct-response, there are no 800 numbers for one to call. Omni has developed promotional material for spot sales, and is currently in the process of interviewing individuals to function as in-house sales representatives. Omni has also established a New York office to handle inquiries about advertising on the network.

The price that we charge for program sponsorship and commercial spot sales is based on the number of households we reach, the cities in which our programming is aired and our Nielsen ratings. Since we do not currently have Nielsen ratings, our rates are considerable lower than other networks. Currently, our advertising rates vary between $2,000 and $4,000 for a thirty-second spot, and are adjusted accordingly for commercial spots longer or shorter than thirty seconds. Like many other networks, Omni does not publish our rates. Our sales staff has guidelines by which they negotiate the advertising rates. As Omni continues to increase our coverage, advertising rates will increase. As with advertising sales, the price for direct-response advertising is also negotiated, but typically lower than commercial spots.


PLANNED OMNI OPERATIONS
-----------------------

Omni plans to extend our broadcast from our current level of six hours per week to thirty-two hours per week. The planned times are from 8:00 p.m. to 11:00 p.m. (Eastern Standard Time) Monday through Sunday, 8:00 a.m. to 11:00 a.m. (Eastern Standard Time) Saturday and Sunday, and 8:00 a.m. to 9:00 a.m. (Eastern Standard Time) Monday through Friday. Since we have twenty-four hour satellite uplink capabilities, expanding our broadcast hours is more of a function of obtaining content that we wish to air, rather than attempting to secure additional uplink time.


Planned Omni Programming
------------------------

Omni is planning to continue seeking programs from independent producers and distributors worldwide. Our major objective is to offer product that is different from what one is seeing on all of the other networks. Since the current trend has been a move toward reality programs, we do not see a value in providing another reality show. In addition to the movies and children's shows that we are currently airing, by the second quarter of 2004, Omni plans to begin airing sporting events such as football, basketball and volleyball. We are now in negotiations with a sports broadcasting company that wishes to license live college football and basketball games to our network.

In addition to the programs that Omni will be licensing, we have a number of in-house programs currently in development. The Mini Movie Hour is scheduled to begin airing in January 2004. This series features short films produced by both professional and amateur filmmakers worldwide. Contracts with the host of the show and with some of the featured producers have already been signed. The LA Food Scene, which is a show that takes viewers into the world of food not previously experienced, is scheduled to begin airing the first quarter of 2004.
The Vegas Variety Show, which is a variety show that will originate from the showroom of a Las Vegas casino located on the Strip, is scheduled to begin airing during Spring 2004. The Adventures of Unit 28, which is a adventure/educational show exploring man-made and natural wonders of the world, is scheduled to begin airing during the second quarter of 2004. Omni and Eclectic are in the final stages of negotiations with WAMC for the licensing of an animated situation comedy entitled Bug House Rock. The program is scheduled to be aired during prime time (between 8:00 p.m. and 11:00 p.m. Eastern Standard Time). As time progresses, we plan to research the marketplace and develop new ideas for our audience.

Planned Omni Content Licenses and Licensing Fees
------------------------------------------------

For at least the next year, Omni plans to continue structuring as many revenue-sharing licensing agreements possible. These agreements make it possible for Omni to retain as much cash as possible for other activities. Once Omni programs are covered by Nielsen ratings, we plan to switch to flat licensing fees.


Planned Omni Affiliates
-----------------------

Omni plans to increase our affiliate base with larger stations in the top fifty markets. This will be accomplished by increasing the awareness of our network, which comes in time, and by offering more programs of interest to our target audience. Additionally, when feasible, we will purchase time on certain stations to assure that our programs are aired in the desired time slots. Our affiliates coordinator is responsible for identifying affiliate opportunities, and negotiating agreements. Additionally, Omni plans to continually look for television stations to purchase or lease as an alternative way of increasing our number of affiliations.

Our primary objective is to reach 70% (70 million) of the total U.S. households. In order to reach this target, we must have affiliate television stations in the top twenty-five markets. The chart below contains a breakdown of each market, and the number of full-power, Class A and low-power stations that are currently Omni affiliates.

RANK     DESIGNATED MARKET AREA (DMA)*        Current Number of Omni Affiliates

                                              Full-Power         Class A and
                                                                 Low Power

1        New York, NY                             1                  3
2        Los Angeles, CA                          2                  1
3        Chicago, IL                              0                  1
4        Philadelphia, PA                         0                  1
5        San Francisco-Oakland-San Jose, CA       0                  2
6        Boston, MA (Manchester, NH)              1                  0
7        Dallas-Ft. Worth, TX                     0                  1
8        Washington, DC (Hagerstown, MD)          0                  0
9        Atlanta, GA                              0                  0
10       Detroit, MI                              0                  1
11       Houston, TX                              0                  0
12       Seattle-Tacoma, WA                       0                  0
13       Tampa-St. Petersburg (Sarasota), FL      0                  0
14       Minneapolis-St. Paul, MN                 0                  2
15       Phoenix, AZ                              0                  3
16       Cleveland-Akron (Canton), OH             0                  1
17       Miami-Ft. Lauderdale, FL                 0                  1
18       Denver, CO                               0                  1
19       Sacramento-Stockton-Modesto, CA          0                  1
20       Orlando-Daytona Beach-Melbourne, FL      0                  2
21       St. Louis, MO                            0                  0
22       Pittsburgh, PA                           0                  1
23       Baltimore, MD                            0                  1
24       Portland, OR                             0                  0
25       Indianapolis, IN                         0                  1




* The DMA is defined by Nielsen Market Research.

Currently, Omni has approximately 110 affiliates located in seventy-nine Designated Market Areas. A total of twenty-nine stations are located in fifteen of the top twenty-five DMAs. In order for us to accomplish our goal of reaching 70% of the total U.S. households, we need to have approximately 150 affiliates, and have television coverage in 125 DMAs, including at least twenty of the top twenty-five markets. The actual number of affiliates required to accomplish our objective is based, in part, on the size of the television affiliates. Since full-power stations reach a larger number of viewers than does Class-A and low-power stations, the more full-power stations we have as affiliates, the fewer stations we need to attain our desired coverage. We anticipate reaching 70% of the total U.S. households by July 2004. This estimate is based on the fact that the individuals in charge of securing Omni affiliates have been aggressively contacting broadcast and cable television stations, and we have been receiving unsolicited calls from stations interested in broadcasting our programming. Although we are currently in a number of the markets, funding through this offering will make it easier to have a presence in all the markets more rapidly.


Planned Omni Affiliate Agreements
---------------------------------

Omni plans to continue seeking barter arrangements with its affiliates, but will pay for airtime when necessary. Barter arrangements are a more favorable option for the Company because no capital expenditure is required. The reason that affiliates are willing to enter into barter agreements is because we offer a product that would normally be unaffordable to many of the television stations - quality programming that cannot be acquired elsewhere. Moreover, they are able to obtain the programming free of charge. We believe that, as there is an increased awareness of the network and our programming strategy, Omni should be able to negotiate more favorable affiliate agreements.


Planned Omni Products and Services
----------------------------------

Omni plans to transition from direct-response advertising, and focus more on program sponsorship and commercial spot sales. By increasing our coverage to the top fifty markets, reaching 70% of the US households and a Nielsen rating of just one point, Omni will be able to increase our advertising rates from $3,000 per thirty-second spot to approximately $10,000 per thirty-second spot. To that end, we are actively working on achieving 70% coverage. When we deem it appropriate, we will subscribe to the Nielsen ratings service, which should occur by the time that we reach 65% coverage.


OMNI FUNDING REQUIREMENTS
-------------------------

Omni is in need of additional funding to expand our broadcasting operations at a more rapid pace. The company has begun generating revenues from advertising sales, and is currently negotiating program sponsorship with advertisers. Raising additional capital will greatly increase the speed in which we can increase our affiliate base to cover 70% of the market and begin being rated by Nielsen. (Note: Nielsen rating is a paid subscription service, and can be started at any time. However, until our coverage increases, it is not practical to pay for the service.) Also, with addition funding, we will be able to secure addition content at a much faster rate, which will allow us to increase our broadcast hours. In order to fully implement our business plan for Omni, we are in need of approximately $500,000. If, for some reason, we are unable to obtain the needed funding, we will still continue to grow, but at a slower pace.


ALL SPORTS TELEVISION NETWORK
-----------------------------

ASTN is a national broadcast television network designed to deliver quality sports and sports-related programming to viewers nationwide. The network's target viewing audience is males and females 17 years of age and older. ASTN is the only network specializing on sports programming on broadcast, rather than cable, television.


PLANNED ASTN OPERATIONS
-----------------------

ASTN is scheduled to begin broadcasting four hours per day, seven days a week beginning spring 2004. The planned times are from 11:00 a.m. to 1:00 p.m. (Eastern Standard Time) and 4:00 p.m. to 6:00 p.m. (Eastern Standard Time). Since we have twenty-four hour satellite uplink capabilities, expanding our broadcast hours is more of a function of obtaining content that we wish to air, rather than attempting to secure additional uplink time.


Planned ASTN Programming
------------------------

ASTN is planning to provide new and exciting sports programming that American audiences rarely witness, as well as the more traditional sports on all levels. We will feature sporting events such as football, gymnastics, "Australian Rules" football, track and field, basketball, wrestling, baseball, softball, rowing, tennis, swimming and table tennis. Our creative goal is to offer quality programming, and to provide entertaining and enlightening alternatives to the avid sports viewer. We are now in negotiations with the US Australian Rules football league to begin airing games on the network beginning summer 2004. ASTN is also finalizing agreements to broadcast a variety of championship sports events conducted by international athletic federations, and to produce and air a sports talk show.


Planned ASTN Content Licenses and Licensing Fees
------------------------------------------------

For at least the next year, ASTN plans to continue structuring as many revenue-sharing licensing agreements possible. These agreements make it possible for ASTN to retain as much cash as possible for other activities. Once ASTN programs are covered by Nielsen ratings, we plan to switch to flat licensing fees.


Planned ASTN Affiliates
-----------------------

ASTN plans to increase our affiliate base with larger stations in the top fifty markets. This will be accomplished by increasing the awareness of our network, which comes in time, and by offering more programs of interest to our target audience. Additionally, when feasible, we will purchase time on certain stations to assure that our programs are aired in the desired time slots. Our affiliates coordinator is responsible for identifying affiliate opportunities, and negotiating agreements. Additionally, ASTN plans to continually look for television stations to purchase or lease as an alternative way of increasing our number of affiliations. Our primary objective is to reach 70% (70 million) of the total U.S. households. In order to reach this target, we must have affiliate television stations in twenty of the top twenty-five markets.

ASTN has tentative commitments from approximately 110 affiliates located in seventy-nine Designated Market Areas. A total of twenty-nine stations are located in fifteen of the top twenty-five DMAs. In order for us to accomplish our goal of reaching 70% of the total U.S. households, we need to have approximately 150 affiliates, and have television coverage in 125 DMAs, including at least twenty of the top twenty-five markets. The actual number of affiliates required to accomplish our objective is based, in part, on the size of the television affiliates. Since full-power stations reach a larger number of viewers than does Class-A and low-power stations, the more full-power stations we have as affiliates, the fewer stations we need to attain our desired coverage. We anticipate reaching 70% of the total U.S. households by Spring 2005. This estimate is based on the fact that the individuals in charge of securing ASTN affiliates have been aggressively contacting broadcast and cable television stations, and we have been receiving unsolicited calls from stations interested in broadcasting our programming. Funding through this offering will make it easier to have a presence in all the markets more rapidly.


Planned ASTN Affiliate Agreements
---------------------------------

ASTN plans to continue seeking barter arrangements with its affiliates, but will pay for airtime when necessary. Barter arrangements are a more favorable option for the Company because no capital expenditure is required. The reason that affiliates are willing to enter into barter agreements is because we offer a product that would normally be unaffordable or unavailable to many of the television stations - quality sports programming from around the world. Moreover, they are able to obtain the programming free of charge. We believe that, as there is an increased awareness of the network and our programming strategy, ASTN should be able to negotiate more favorable affiliate agreements.


Planned ASTN Products and Services
----------------------------------

ASTN plans to focus on program sponsorship and commercial spot sales.
By increasing our coverage to the top fifty markets, reaching 70% of the US households and a Nielsen rating of just one point, ASTN will be able to increase our advertising rates from $3,000 per thirty-second spot to approximately $10,000 per thirty-second spot. To that end, we are actively working on achieving 70% coverage. When we deem it appropriate, we will subscribe to the Nielsen ratings service, which should occur by the time that we reach 65% coverage.


ASTN FUNDING REQUIREMENTS
-------------------------

ASTN is in need of additional funding to expand our broadcasting operations at a more rapid pace. We have begun generating revenues from advertising sales, and are currently negotiating program sponsorship with advertisers. Raising additional capital will greatly increase the speed in which we can increase our affiliate base to cover 70% of the market and begin being rated by Nielsen. (Note: Nielsen rating is a paid subscription service, and can be started at any time. However, until our coverage increases, it is not practical to pay for the service.) Also, with additional funding, we will be able to secure additional content at a much faster rate, which will allow us to increase our broadcast hours. In order to fully implement our business plan for ASTN, we are in need of approximately $500,000. If, for some reason, we are unable to obtain the needed funding, we will still continue to grow, but at a slower pace.


ECLECTIC ENTERTAINMENT
----------------------
Eclectic is responsible for producing television programs and feature films, and for distributing television programs, feature films and music. While the majority of the television shows will be produced for Omni Broadcasting, feature films will be produced for theatrical release, and may or may not be aired on Omni.

CURRENT ECLECTIC OPERATIONS
---------------------------

Eclectic is currently involved in the production and/or development of a variety of television, film and music related activities. The current activities are described below.


Current Eclectic Television Program Production
----------------------------------------------

Eclectic is currently producing The MovieTime Showcase, a program featuring movies from independent producers and distributors. The show
is airing on the Omni Broadcasting Network.    Fifteen films have been
licensed, and are airing on Omni. Agreements for an additional films are currently being negotiated.

The Mini Movie Hour, a one-hour program featuring quality short films produced by professional and amateur filmmakers worldwide, is currently in development. Every year, well known, and not so well known filmmakers make thousands of hours of films that are seen by only a select few. This program is designed to bring these treasures to the general public, and provide commentary to viewing audience. Eclectic is developing thirteen episodes initially, and will then produce an additional twenty-six. The Mini Movie Hour is scheduled to begin airing on Omni in July 2004. The budget for this project is approximately $22,000 for thirteen episodes. Eclectic is fully financing this project.

Eclectic is also developing The Vegas Variety Hour, a one-hour revisit to the variety days of yesteryear in this updated version showcasing the types of variety acts our parents grew up with. Not unlike the Ed Sullivan Show, each program will feature a combination of new talent and seasoned professionals. Unlike the shows currently airing, there will be no competition component in the program, just good old-fashioned entertainment for the entire family. We are currently considering two major Las Vegas casinos from which to originate the program, and have begun negotiations with both of them. We expect negotiations with the casinos to be completed by the middle of July 2004. The budget for this project is $1.5 million for thirteen episodes. Eclectic will finance approximately 25% from this offering, 25% will be financed from presales in foreign markets and sponsorships, and the remainder will be financed by third-party investors. We are currently negotiating with the investors. The target date to begin taping the program is September 2004.

Eclectic is currently developing a cooking show called The LA Food Scene. This one-hour cooking extravaganza is set in Los Angeles. Not only will viewers learn the secrets of creating a great meal, but also our host will take them into the glamour and glitter of the world of food in Hollywood. This show will take viewers to the tables of the most exciting and fun events around town. Eclectic has produced promotional material, which includes both print and video presentations, and is preparing to begin taping the first thirteen episodes starting the first week of July 2004. The projected budget for this project is $390,000. Eclectic will finance approximately 50% of the budget from this offering, and with balance will be financed through foreign presales, sponsorships and product placement.


Current Eclectic Feature Film Production
----------------------------------------

Eclectic currently has no feature films in production. However, we are in the process of packaging two feature film projects. "Packaging" entails taking a script or story and adding elements that will be attractive to potential investors and distributors. Elements include certain key actors, Directors, Producers, etc. None of the funds raised through this offering will be used to produce feature films. Film production financing will come from outside sources.

Eclectic is currently in the process of structuring a limited partnership. The purpose of the partnership is to raise between $5 million and $10 million to produce a package of no less than seven low-budget feature films. The average budget of each film will be between $1 million and $10 million. Additionally, a portion of the funds will be used to acquire film libraries. The funds being raised by Eclectic represent approximately 40% of the total budget. The remaining funds will come from "co-production" deals from foreign countries. We have already begun structuring co-production relationships with an attorney representing foreign financing sources. The films in the libraries will be distributed through various outlets such as premium cable channels, pay-per-view, home video, etc. Limited partnership documentation is still being prepared. Our overall business plan will be unaffected if we are unable to raise the funds for this project.

Current Eclectic Television Program and Feature Film Distribution
-----------------------------------------------------------------

Eclectic is in final discussions with a feature film producer for the rights to distribute their film in all media throughout North America. Additionally, we have entered into an agreement with WAMC to market our television film projects to foreign markets. WAMC specializes in television and film financing and distribution in Europe and Asia. Currently, Omni is finalizing agreements to license content that WAMC controls. Part of our agreement includes WAMC identifying foreign financing and securing presales.

Eclectic is currently in discussions with a number feature film distributors. The purpose of the discussions is to structure a distribution deal making it possible for the distributor to release Eclectic's films through their theatrical outlets, with no financial exposure to the distribution company. We are currently preparing a distribution agreement with one film distribution company, and are currently in discussions with two others. If we are unable to come to an agreement with the film distributors, it will not have a negative impact on our overall operations. Revenue is normally derived from television program distribution by receiving fees for licensing the programs to television networks and stations. The license grants them the right to air the program for either a predetermined number of times, or for an unlimited number of times during a certain period. Distribution companies use this strategy on a regular basis. Most of the popular television shows have been resold to independent television stations and cable networks. Recent trends have also shown that producers are also distributing television through DVD and home video outlets, which Eclectic also plans to do.

Revenue from feature film distribution is derived in a number of ways. The initial revenue source comes from exhibiting the film in movie theatres in the United States. The second source of revenue is derived from exhibiting the product in foreign markets. Additional revenue sources include pay-per-view, premium cable networks such as HBO and Showtime, DVD and home video sales, and licensing the product to television networks and stations.


Current Eclectic Music Distribution
-----------------------------------

Eclectic has formed two record companies - Retro Records and Eclectic Recording Artists. Retro Records specializes in distributing music of recording artists who do not currently have a recording contract with a record label, but have previously sold between 500,000 units (gold album sales level) and 1,000,000 units (platinum albums sales level). Additionally, the artist must be currently involved in the music industry in a capacity other just than recording records - for example, making personal appearances and performing as a guest artist on other performers' albums. We are currently negotiating agreements with artists whereby they produce an album at their own expense, and Eclectic will distribute, promote and market the product. Proceeds from the sale of the product will be divided on a 50/50 basis. The projected cost to Eclectic is $30,000 per product. We will release no more than three projects initially. Advertising is not included in the cost because the Omni Network and Products On Demand will be the primary advertising outlet. The projected release date for the first album is Autumn 2004. Funds from this offering will be used for this project. If we do not successfully enter into agreements with artists, it will negatively impact our music distribution operation, but will not negatively impact the overall operations of the company.

Eclectic Recording Artists is responsible for marketing and distributing music that will be used on feature film and television series soundtracks. Additionally, in special situations, Eclectic Recording

Artists will release music performed by a select number of new artists. Eclectic does not currently have product to distribute through Eclectic Recording Artists.

Eclectic is currently in the process of finalizing a distribution agreement with Pyramid/Universal for the distribution of music and DVDs through the Universal Music Group system. The distribution deal will make it possible for the distributor to release Eclectic's soundtracks and music projects through its outlets, with no financial exposure to the distribution company. Under this agreement, the distributor will receive a fee for selling through its distribution channels. Eclectic will not pay the distributor any advance fees for its services.
Instead, the company's fee will be deducted prior to disbursing funds to Eclectic. All marketing and promotion expenses will be borne by Eclectic. Additionally, Eclectic will be able to cancel the agreement at any time, and will not be obligated to distribute our product through the company. If we are unable to reach a final agreement with the distributor, it will negatively impact our music distribution operation, but it will not have a negative impact on our overall operations.

Eclectic has been in discussions with a number of recording artists who are interested in entering into an agreement with Eclectic for music distribution. Eclectic has purposely delayed signing the artists until it was confident that the distribution was in place. We expect to have contracts signed within the next 30 days. Eclectic's goal of having its first release in Autumn 2004 is still possible. Many of the artists have already been producing music in hopes of having their material released by a record label. In many cases, the artist will go into the recording to further enhance the material rather than begin recording from scratch.


Current Eclectic Products and Services
--------------------------------------

To date, Eclectic has not generated any revenue. Our primary function has been to support the efforts of the Omni Broadcasting Network. Eclectic expects to generate a minimal amount of revenue from our television production activities since we are providing content in-house. However, the content that we are developing, such as The Vegas Variety Hour, The LA Food Scene and The Adventures of Unit 28, is designed to appeal to foreign markets. WAMC, our foreign distributor is providing Eclectic with information about their markets in order to assist in creating a more worldwide appeal.



PLANNED ECLECTIC OPERATIONS
---------------------------

Eclectic plans to increase the activities in all of the areas in which we are involved. Below is a detailed description of our planned operations.


Planned Eclectic Television Program Production
----------------------------------------------

In addition to the projects currently in production and development, Eclectic is in the process of developing a program entitled The Adventures of Unit 28, which is a one-hour show geared toward kids, but will be of interest to adults as well. Similar to the series Mission:
Impossible, the program centers around two of a group of twenty-eight agents who secretly work for a scientific center. Each week, the agents receive instructions to explore and report on various natural and man-made phenomena throughout the world. Once the information is obtained, it is loaded into a computer database that can actually be seen by viewers on the website. The projected budget for this project is $1.9 million for thirteen episodes. None of the funds raised through this offering will be used for the production of this program. We plan to raise funds from outside sources, and through product placement, sponsorship and presales in foreign markets. If funds are not successfully raised for this project, it may negatively affect the project, but will have no negative impact on our overall operations.

Eclectic has entered into an agreement with WAMC for the co-production of an animated situation comedy entitled Bug House Rock, which will air on the Omni Broadcasting Network. The basic terms of the agreement is that WAMC and Eclectic will each raise half of the production budget, which is currently set at approximately $5.6 million for twenty-six episodes. None of the funds raised through this offering will be used toward the production of the program. Eclectic plans to raise the funds for this project through other sources, and through product placement, sponsorships and presales in foreign markets. If funds are not successfully raised for this project, it may negatively affect the project, but will have no negative impact on our overall operations.


Planned Eclectic Feature Film Production
----------------------------------------

Eclectic plans to produce a minimum of two feature films per year beginning in Summer 2004. We are continually reviewing scripts, meeting with producers and forming strategic alliances. Producers who have raised a portion of the budget for their film projects, and are seeking assistance from Eclectic to raise the remaining amounts through our relationships are approaching us. We are also continually talking to companies specializing in securing funds from foreign sources. If we are unable to accomplish our goal of producing two films per year, it will negatively impact the profitability of Eclectic's film production operations, but will not negatively impact our overall operations.

Eclectic is in the process of creating a limited partnership to raise between $5 million and $10 million to produce feature films with budgets between $1 million and $10 million, and to acquire film libraries. The funds to be raised for this project will represent approximately 40% of the total film budget. The remaining funds will be from "co-production" monies contributed by foreign investment. We are currently in discussions with the attorney representing the foreign investors. The limited partnership is still in the development stage because, prior to its formation, we wanted to secure feature film and music distribution agreements, which we feel will further enhance the total package. Since we are finalizing agreements with film and music distributors, the limited partnership materials will be developed.


Planned Eclectic Television Program and Feature Film Distribution
-----------------------------------------------------------------

Eclectic is planning to distribute all of the content that we produce to various cable networks. For example, we believe that The LA Food Scene will be of interest to the Food Network, and that The Adventures of Unit 28 will be of interest to The Travel Channel and to one or more of the channels targeting children. This activity will begin as soon as we have completed product. There is no additional expense to Eclectic associated with this activity.

Eclectic is also planning to distribute all of our content to foreign markets. WAMC, based in France; Beyond Distribution, based in Australia; and MarVista Entertainment, based in America have all indicated an interest in distributing our television programs to foreign markets. Eclectic is currently in the process of finalizing an agreement with WAMC to represent us in certain foreign territories.
This activity will begin as soon as we have completed product. There is no additional expense to Eclectic associated with this activity.

Eclectic is planning to distribute feature films to foreign markets, and through outlets such as pay-per-view, home video, premium cable networks and broadcast television. When distributing product to television, Eclectic will strive to make the best financial deal for the overall company. This means that, in many instances, a feature film will air on another network prior to airing on Omni.


Planned Eclectic Music Distribution
-----------------------------------

Eclectic plans to release one new recording project from ten artists annually beginning in the third quarter of 2004. Additionally, we plan to release performance DVD's through the same distribution channels use for CD's. The estimated budget for this activity is $400,000 for all ten projects. If we are unable to accomplish this activity, it will negatively affect the profitability of Eclectic's music distribution operations, but will not impact our overall operations.

At this time, Eclectic has not generated any revenue from the distribution of music. However, we estimate that, of the product distributed through Retro Records, between 100,000 and 200,000 units will be sold worldwide by each artist signed, at an album wholesale price of $8.00 per unit. These estimates are based on the fact that each artist signed has previously had gold and platinum album sales, and are continually making personal appearances and performing on other artists' albums. Given the fact that the artists have sustained a level of popularity with their core audience, and the competition among the demographics of our artists is not as competitive as it is with younger demographic, sales should be as projected. After paying the distribution fee, revenue will be shared with the artist on a 50/50 basis. Donald Wilson, the president of Eclectic, developed these estimates. Mr. Wilson has been an entertainment attorney for more than twenty years, and has specialized in the music industry. Moreover, he has previously served as the president of Qwest Entertainment.


ECLECTIC FUNDING REQUIREMENTS
-----------------------------

Eclectic will require approximately $500,000 in order to expand our operations, and implement the aforementioned activities. If the proceeds are less than this amount, the plan will still be implemented, but at a slower rate. If no funds are raised, we will focus primarily on producing television programs for Omni, and less on feature film production. Additionally, we will continually distribute properties that we produce.



PRODUCTS ON DEMAND CHANNEL
--------------------------

POD is a cable and broadcast television network designed to deliver informational and direct-response programming to audiences throughout the United States. The company's primary business is providing companies the ability to air 30-minute infomercials to a national audience, and affording independent producers and distributors the ability to air programming to the general market.

CURRENT POD OPERATIONS
----------------------

POD began broadcasting February 2003. It that time, it aired infomercials 168 hours per week (24 hours a day, 7 days a week). POD currently broadcasts 162 hours per week, Omni using the remaining 6 hours.


Current POD Programming
-----------------------
The programming currently aired on the Products On Demand Channel is long-form and short-form direct-response advertising. A direct-marketing company is one that sells products directly to the public through the use of toll-free telephone numbers, and via the Internet. Long-form advertising, also known as "infomercials," is advertising that is normally twenty-eight minutes, thirty seconds in length. Short-form advertising is 15, 30, 45, 60, 90 or 120 seconds in duration.


Current POD Affiliates
----------------------

The POD affiliate base is different from the Omni affiliates base. That is, some stations are Omni affiliates and not POD affiliates, and vice versa. However, there are a number of stations that are affiliates of both networks. POD's current affiliate base consists of a combination of independent television stations, and small broadcast and cable television networks. POD programming currently reaches approximately 25 million households during various times of the day, with additional affiliates continually being added. Our affiliates coordinator will maintain a database of POD affiliates, which includes their locations, the number of households they reach and the hours that they air POD programming.

Similar to Omni, POD programming can be viewed on broadcast television stations, basic cable television stations, digital cable television stations. The cable systems that POD programming is being aired on include Time Warner Cable, Adelphia, Charter Communications, NCTC, Cable One and Comcast. Our programming can also be seen over the broadcast airwaves in Alabama, Arkansas, Arizona, California, Florida, Georgia, Iowa, Idaho, Illinois, Indiana, Louisiana, Michigan, Missouri, Mississippi, North Carolina, New Jersey, Nevada, New York, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Washington and Wyoming. The chart below provides a breakdown of the POD and Omni affiliate stations. However, the list is still a work-in-process because new affiliates are being added on a continual basis. All of the agreements are on a basis whereby the affiliate stations receive a fee to carry POD programming. Currently POD and Omni have many of the same affiliates. However, as time progresses, there will a major divergence between POD and Omni affiliates. The reason for the difference is because Omni provides entertainment programming with commercial spots that allow affiliates to generate their own revenue by selling advertising spots within the program. The ability to generate money through selling advertising time, and the nature of the programming being offered make barter arrangements attractive to affiliate stations. In contrast, POD sells blocks of time with no commercial spots available for local stations. As a result, the only revenue that can be generated is by the affiliate stations selling the time to POD. The reason that Omni and POD affiliates will differ over time is because Omni will be securing larger television affiliates, but those same stations will not be a cost effective option from which POD to purchase time.

POD delivers programming via satellite. It leases time from Omni, which has a contract with Jones Media, which is located in Englewood, Colorado. POD also use the services provided by Jones to send our programming up to the satellite. Once it is on the satellite, our affiliates have the ability to capture the feed, and broadcast it to their audience. As Omni expands its broadcast hours, POD's broadcast hours will decrease. Once

Omni is broadcasting fully, POD will still have 136 hours of airtime available for sale.





Rank (1)    Designated                          City of           State    Call                   Type of         POD     Omni
           Market Area                          License                   Letters     Status (2)  Agreement (3)   Affil.  Affil.
---------------------------------------------------------------------------------------------------------------------------------

1          New York                             Kingston            NY     WRNN        Signed     Independent              X
1          New York                             New York City       NY     LTV         Pending    Bulk/Cable       X       X
1          New York                             South Hampton       NY     WVVH-TV     Signed     Bulk             X       X
1          New York                             Bridgeport          CT     WSAH        Pending    Independent              X
2          Los Angeles, CA                      Victorville         CA     KHIZ        Pending    Independent              X
2          Los Angeles, CA                      Joshua Tree         CA     KVMD-TV     Signed     Bulk             X       X
2          Los Angeles, CA                      Santa Barbara       CA     KADY        Signed     Independent              X
2          Los Angeles, CA                      Los Angeles         CA     KJLA        Signed     Independent              X
3          Chicago, IL                          Plano               IL     WSPY        Signed     Bulk             X       X
4          Philadelphia                         Bethlehem           PA     WBPH        Signed     Independent      X       X
5          San Francisco-Oakland-San Jose, CA   San Francisco       CA     KCNS        Pending    Independent              X
5          San Francisco-Oakland-San Jose, CA   Lakeport            CA     K68AL/K62AY Signed     Bulk             X       X
6          Boston, MA/Manchester, NH            Boston              MA     WMFP        Pending    Independent              X
7          Dallas-Ft. Worth, TX                 Mesquite            TX     KATA-LP     Signed     Bulk             X       X
10         Detroit, MI                          Shelby Township     MI     Shelby TV   Signed     Bulk             X       X
14         Minneapolis-St. Paul, MN             Bemidji             MN     KBSU        Signed     Bulk             X       X
14         Minneapolis-St. Paul, MN             St. Cloud           MN     WCMN-TV     Signed     Bulk             X       X
15         Cleveland-Akron(Canton), OH          Cleveland           OH     WAOC        Pending    Independent              X
16         Phoenix, AZ                          Kingman             AZ     KKAX-LP     Signed     Bulk             X       X
16         Phoenix, AZ                          Casa Grande         AZ     K47FW       Signed     Bulk             X       X
16         Phoenix, AZ                          Flagstaff           AZ     KCFG        Signed     Bulk             X       X
17         Miami-Ft. Lauderdale, FL             West Palm Beach     FL     WBWP        Signed     Bulk             X       X
18         Denver, CO                           Craig               CO     K27FA       Signed     Bulk             X       X
19         Sacramento, CA                       Modesto             CA     KAZV        Signed     Bulk             X       X
20         Orlando, FL                          Orlando             FL     WRCF        Signed     Bulk             X       X
20         Orlando, FL                          Orlando             FL     TV98        Signed     Independent      X       X
21         Pittsburgh, PA                       Indiana             PA     WLLS        Signed     Bulk             X       X
24         Baltimore, MD                        Towson              MD     WMJF-TV     Signed     Bulk             X       X
25         Indianapolis, IN                     Martinsville        IN     WREP        Signed     Bulk             X       X
27         Hartford, CT                         Litchfield          CT     Cable 5     Signed     Bulk             X       X
29         Raleigh-Durham, NC                   Raleigh             NC     WRAY        Pending    Independent              X
29         Raleigh-Durham, NC                   Henderson           NC     W34AX       Signed     Bulk             X       X
29         Raleigh-Durham, NC                   Sanford             NC     W67CD       Signed     Bulk             X       X
29         Raleigh-Durham, NC                   Southern Pines      NC     WYBE        Signed     Bulk             X       X
29         Raleigh-Durham, NC                   Rocky Mount         NC     WACW-LP     Signed     Bulk             X       X
30         Nashville, TN                        Hopkinsville        KY     WKAG        Signed     Bulk             X       X
30         Nashville, TN                        Nashville           TN     W52CT       Signed     Bulk             X       X
31         Milwaukee, WI                        Milwaukee           WI     WMLW        Signed     Bulk             X       X
34         Columbus, OH                         Columbus            OH     WCLL        Signed     Bulk             X       X
36         Salt Lake City, UT                   Vernal              UT     VTV         Signed     Bulk             X       X
39         West Palm Beach, FL                  Stuart              FL     WTCN        Pending    Independent              X
39         West Palm Beach, FL                  West Palm Beach     FL     WBWP        Signed     Independent      X       X
39         West Palm Beach, FL                  Vero Beach          FL     WWCI        Signed     Independent      X       X
40         Birmingham, AL                       Sylacauga           AL     TV6         Signed     Bulk             X       X
42         New Orleans, LA                      Hammond             LA     WSTY        Signed     Independent      X       X
43         Memphis, TN                          Clarksdale          MS     WPRQ        Signed     Bulk             X       X
45         Oklahoma City, OK                    Oklahoma City       OK     KXOC/KSBI   Signed     Bulk             X       X
45         Oklahoma City, OK                    Stillwater          OK     KWEM-TV31   Signed     Bulk             X       X
45         Oklahoma City, OK                    Enid                OK     KXOK        Signed     Bulk             X       X
47         Harrisburg-Lancaster, PA             Lancaster           PA     WLYH        Signed     Independent      X       X
49         Albuquerque, NM                      Cortez              CO     SCTTA       Signed     Bulk             X       X
51         Jacksonville, FL                     St. Augustine       FL     WQXT        Signed     Bulk             X       X
51         Jacksonville, FL                     St. Augustine       FL     AncCityTV   Signed     Independent      X       X


                                       53


52         Las Vegas, NV                        Las Vegas           NV     KTUD        Pending    Independent              X
52         Las Vegas, NV                        Pahrump             NV     KPVM        Signed     Bulk             X       X
52         Las Vegas, NV                        Las Vegas           NV     KEEN        Signed     Bulk             X       X
53         Wilkes Barre, PA                     Hazelton            PA     WYLN        Signed     Bulk             X       X
55         Albany-Schenectady, NY               Glens Falls         NY     WNCE        Signed     Bulk             X       X
56         Little Rock, AR                      Little Rock         AR     KJLR        Signed     Bulk             X       X
57         Fresno, CA                           Fresno              CA     KVHF        Signed     Bulk             X       X
58         Dayton, OH                           Dayton              OH     WRCX        Signed     Bulk             X       X
58         Dayton, OH                           Troy                OH     WPFS-TV9    Signed     Bulk             X       X
62         Mobile, AL-Pensacola, FL             Pensacola           FL     WBQP-LP     Signed     Bulk             X       X
62         Mobile, AL-Pensacola, FL             Brewton             AL     BCC7        Signed     Bulk             X       X
63         Knoxville, TN                        Lenoir City         TN     W38AQ       Signed     Bulk             X       X
63         Knoxville, TN                        Heiskell            TN     WFEM-TV12   Signed     Bulk             X       X
65         Lexington, KY                        London              KY     WMPG        Pending    Independent      X       X
65         Lexington, KY                        Moorehead           KY     Ultavision  Pending    Independent      X       X
65         Lexington, KY                        E. Bernstadt        KY     WOBZ-TV9    Signed     Bulk             X       X
65         Lexington, KY                        Mt. Sterling        KY     W02BP/W06BC Signed     Bulk             X       X
65         Lexington, KY                        Morehead            KY     W07BY/W10BM Signed     Bulk             X       X
66         Wichita, KS                          Wichita             KS     KCTU        Signed     Bulk             X       X
72         Des Moines, IA                       Marshalltown        IA     KDAO        Signed     Bulk             X       X
75         Paducah, KY-Cape Girardeau, MO       Union City          TN     WOBT        Signed     Bulk             X       X
79         Spokane, WA                          Coeur d' Alene      ID     KTYJ        Signed     Bulk             X       X
80         Syracuse, NY                         Oneonta             NY     WISF        Signed     Bulk             X       X
81         Shreveport, LA                       Natchitoches        LA     NSU22       Signed     Bulk             X       X
81         Shreveport, LA                       Hope                AR     KTSS        Signed     Bulk             X       X
83         Huntsville-Decatur (Florence), AL    Florence            AL     WBCF-TV3    Signed     Bulk             X       X
85         Chattanooga, TN                      Tracy City          TN     GCTV        Signed     Bulk             X       X
87         South Bend, IN                       Michigan City       IN     MCTV-48     Signed     Bulk             X       X
92         Davenport, IA-Rock Island-Moline, IL Davenport           IA     WBQD        Signed     Bulk             X       X
95         Baton Rouge, LA                      Baton Rouge         LA     WBTR        Pending    Independent              X
95         Baton Rouge, LA                      Morgan City         LA     KWBJ        Signed     Bulk             X       X
95         Baton Rouge, LA                      Baton Rouge         LA     KPBN        Signed     Bulk             X       X
98         Savannah, GA                         Vidalia             GA     WPHJ        Signed     Bulk             X       X
98         Savannah, GA                         Hilton Head Island  SC     W35AY       Signed     Bulk             X       X
99         Evansville, IN                       Winslow             IN     WPO Cable 4 Signed     Bulk             X       X
99         Evansville, IN                       Jasper              IN     WJTS        Signed     Bulk             X       X
99         Evansville, IN                       Mt. Carmel          IL     WCJT        Signed     Bulk             X       X
108        Fort Smith, AR                       Fayettville         AR     K64FO       Signed     Bulk             X       X
112        Sioux Falls (Mitchell), SD           Worthington         MN     WGTN        Signed     Bulk             X       X
119        Santa Barbara-Santa Maria-
           San Luis Obispo, CA                  San Luis Obispo     CA     KCCE        Signed     Bulk             X       X
119        Santa Barbara-Santa Maria-
           San Luis Obispo, CA                  San Luis Obispo     CA     KSSY        Signed     Independent      X       X
122        Macon, GA                            Dublin              GA     W35BB       Signed     Bulk             X       X
123        La Crosse-Eau Claire, WI             La Crosse           WI     KQEG-TV23   Signed     Bulk             X       X
124        Boise, ID                            Ontario             OR     KMBA        Signed     Bulk             X       X
128        Corpus Christi, TX                   Corpus Christi      TX     KTOV        Signed     Bulk             X       X
128        Corpus Christi, TX                   Corpus Christi      TX     KCBO        Signed     Bulk             X       X
133        Monroe, LA -El Dorado, AR            Monroe              LA     KMNO        Signed     Independent      X       X
139        Columbia, MO                         Columbia            MO     KXI         Signed     Bulk             X       X
140        Sioux City, IA                       Spirit Lake         IA     Lakes TV    Signed     Bulk             X       X
141        Medford-Klamath Falls, OR            Brookings           OR     KBSC        Signed     Bulk             X       X
153        Bangor, ME                           Machias             ME     WVBC        Signed     Bulk             X       X
157        Biloxi-Gulfport, MS                  Pascagoula          MS     WKFK        Signed     Bulk             X       X
162        Gainesville, FL                      Gainesville         FL     WYPN        Signed     Bulk             X       X
163        Abilene, TX                          Abilene             TX     KIDZ        Signed     Bulk             X       X
171        Dothan, AL                           Dothan              AL     WJJN-TV5    Signed     Bulk             X       X
172        Yuma, AZ-El Centro, CA               Lake Havasu City    AZ     K23BJ       Signed     Bulk             X       X
173        Elmira, NY                           Hornell             NY     UPN 23      Signed     Bulk             X       X
176        Watertown, NY                        Watertown           NY     WLOT-TV     Signed     Bulk             X       X


                                       54


177        Marquette, MI                        Crystal Falls       MI     WUPT        Signed     Bulk             X       X
179        Alexandria, LA                       Alexandria          LA     KCLA        Signed     Bulk             X       X
182        Greenwood-Greenville, MS             Webb                MS     WEBU        Signed     Bulk             X       X
182        Greenwood-Greenville, MS             Cleveland           MS     WHCQ        Signed     Bulk             X       X
191        Twin Falls, ND                       Twin Falls          ID     KBAX        Signed     Bulk             X       X
194        Lima, OH                             Lima                OH     WLQP        Signed     Bulk             X       X
194        Lima, OH                             Lima                OH     WLMO        Signed     Bulk             X       X
210        Glendive, MT                         Glendive            MT     KXGN        Signed     Bulk             X       X




(1)    The Designated Market Areas are defined by Nielsen Market
Research.  We have multiple affiliates in the same Designated
Market Area because one station might not be capable of covering the total area.

(2)	This column indicates whether we have a signed contract, or
whether we have a commitment, but are awaiting the return of the signed agreement.

(3)	If the designation in this column is "independent," Omni has an agreement directly with the station. If the designation is "bulk," it means that Omni has an agreement with a small network that has signed agreements with the affiliate station.


Current POD Affiliate Agreements
--------------------------------

POD's affiliate agreements normally require payment of a fee for the airtime on the affiliate station. However, we are in the process of developing relationships with broadcast and cable stations. These special agreements are structured whereby Omni allows a station to carry its programming in exchange for carrying an equal amount of POD programming at no charge.


Current POD Products and Services
---------------------------------

The sole product being offered by POD is airtime. Like Omni, it provides businesses the ability to have their products and services seem by a nationwide audience. POD has identified three types of entities as our target markets - direct-response companies, independent producers and distributors, and small television networks.

We use the services of Infomercial Sales, Inc. (ISI), located in Las Vegas, Nevada to assist in direct-response sales. (A direct-response advertiser was defined under the Omni Products and Services section). ISI has been in the business of selling long-form advertising (infomercials) for more than a decade. When POD began broadcasting in February, ISI was instrumental in securing direct-response advertising for the network. Our agreement with ISI is that they receive a 15% commission for all sales that they generate. It is non-exclusive, and may be cancelled at any time. There is no written agreement.

In addition to offering time to direct-response companies, we have begun contacting producers and distributors of television programs, and offering them time on POD. Many of these individuals believe that they have a product that has mass appeal, but do not have a way of making it available to the public. POD is offering them that capability. For a flat fee, a producer can have their product aired on POD. It is their sole responsibility to secure advertisers or sponsors, and they retain all revenue generated by their program. Although POD does not engage in censorship, we do require certain standards that are normal for broadcast networks and television stations. POD has just begun offering this service, and has not generated any revenue from it to this point.

The third revenue source is from small television networks. There are a number of regional broadcast and cable television networks around the country. Moreover, companies are attempting to enter into the industry continually. One of the major problems is the absence of an affiliate base. For a flat hourly fee, POD offers airtime to these networks. It is their sole responsibility to secure advertisers or sponsors, and they retain all revenue generated by their program. Again, although POD does not engage in censorship, we do require certain standards that are normal for broadcast networks and television stations.


PLANNED POD OPERATIONS
----------------------

POD plans to broadcast 108 hours per week. If the demand for our services increases, we might elect to obtain an additional satellite uplink, and have both and East Coast and a West Coast feed.


Planned POD Programming
-----------------------

POD is planning to continue airing paid programming from direct-response companies, independent producers and distributors, and small broadcast and cable networks. We have also begun developing a marketing campaign designed to target individuals who, to this point, have been airing shows on local cable stations and radio. Additionally, once Retro Records begin releasing music on its label, POD will begin airing promotional programs and specials produced by Eclectic to promote the products.


Planned POD Affiliates
----------------------

POD plans to continue increasing its affiliate base. Unlike Omni, the affiliate base can only increase by buying additional time from various stations and cable systems. POD's goal is to have an affiliate base consisting of no less than 60 million households by the fourth quarter of 2004. The cost to accomplish this will be approximately $500,000 annually. If we are unable to achieve our goal, POD will continue to operate at its current capacity and not reach its growth potential. Due to the nature of the advertising content of POD programming, which consists primarily of long-form commercials (infomercials), cable and broadcast affiliates are paid by the advertiser to air the infomercial content. POD acts as a syndicator of advertising content, and brings together the advertiser and the supplier of available airtime.

POD must increase its affiliate base in order to provide the coverage required by advertisers. Advertisers normally measure effectiveness in terms of the number of commercials, homes reached, target audience
impressions and gross ratings points.   In order for the advertiser to
reach cost efficiency or CPM (cost per thousand), a quantitative measure of media evaluation is used and is based upon the number of television households reached by the network.

POD will always cultivate and maintain contractual relationships with broadcasters and cable casters in order to supply the advertiser with a distribution vehicle for their commercial advertising, and must maintain a certain level of FTE (full time equivalent) carriers. Our marketing sources and industry standard generally considers approximately 20,000,000 households with FTE distribution to be an adequate range of distribution to achieve positive results.

Unlike POD, Omni provides an entertainment avenue or service to the broadcasters and cable casters and, therefore, will attract affiliation arrangements based upon the quality of the entertainment programming supplied. These affiliates will carry the programming by paying Omni for the programming or by sharing the advertising time for resale on a barter basis.


Planned POD Products and Services
---------------------------------

POD plans to continue offering airtime to direct-response companies, independent producers and distributors, and television networks. However, we plan to focus more attention to the producers and distributors, and the television networks. We believe that these two segments will result in greater revenues because, unlike direct-response advertisers, they are not strictly performance-based industries. However, POD will still be profitable if we are unable to shift our target market away from direct-response advertising.


POD Funding Requirements
------------------------

POD needs additional funding to expand its broadcasting operations at a more rapid pace. The company has begun generating revenues from advertising sales, and is currently negotiating agreements with two small cable television networks. Raising additional capital will greatly increase the speed in which we can increase our affiliate base. In order to fully implement our business plan for POD, we are in need of approximately $500,000. If, for some reason, we are unable to obtain the needed funding, we will not only be able to sustain our current activities, but will still continue to grow, but at a slower pace. Revenue is continually increasing as a result of sales of time to direct marketing advertisers. Although this area is growing, more independent producers who are seeking a television outlet for programs that they have produced are approaching POD. This segment of the market is actually more attractive because the producers do not measure success solely by the number of products be ordered by consumers. In fact, the producers are normally not soliciting sales of any kind. POD plans to increase the sale of time to producers and distributors of programming, and to small television networks, and reduce the amount of infomercials being aired. Over time, this strategy will generate more revenue than infomercial sales.

In addition to the aforementioned strategy, POD has been, and will continue to utilize its association with Omni in securing additional affiliates. When feasible, agreements will be structured whereby a station will be able to air Omni programming at no cost to them if they provide POD with an equivalent amount of time at no cost.


PRODUCT DEVELOPMENT
-------------------

We are continually performing research. Our research involves the following:

* Constantly monitoring the current and upcoming programs on the other television networks. (Our executives subscribe to a myriad of industry publications.)

* Identifying producers and distributors to determine the availability of content.

* Reviewing box office receipts for newly released feature films, and classifying them based on genre and budget size.

*       Reviewing industry articles for sales by content

* Viewing tapes of television programs and feature films for potential airing on the network.

* Talking with agencies for availability of clients for being in programs.

* Reading scripts for consideration as feature films and television series.

* Attending film screenings to determine what is in the marketplace, to look for ideas, to review the performances of various talent, etc.


INDUSTRY ANALYSIS
-----------------

Contained in this section is information about the overall television industry and the existing television networks.

A.	Television Stations
---------------------------

In July 2003, the Federal Communications Commission (FCC) announced that as of the second quarter of fiscal year 2003, a total of 4,447 television broadcast licenses were issued. The total consisted of 1,345 commercial VHF and UHF stations, 381 educational VHF and UHF stations, 600 Class "A" VHF and UHF stations, and 2,121 low-power VHF and UHF stations. Since an FCC broadcast license is not required to broadcast on cable television, the FCC statistics do not include stations that broadcast only on cable television. The term "low-power" (LP) refers to the power of a station's broadcast signal. Although a low-power station has a limited reach over the airwaves, cable companies have made it possible for LP stations to greatly increase their exposure. TBS in Atlanta and WGN in Chicago are prime examples of LP stations that became "super stations" by being aired on cable systems.

Although some LP stations have state-of-the-art facilities, many have very basic broadcast equipment. The major equipment necessary for a television station to broadcast is an antenna and a transmitter. It is not uncommon for LP stations to be housed in an owner's home or garage. Unless a station actually develops its own programming, cameras and studio equipment are unnecessary. Due to the limited area covered by low-power stations, and the limited revenue that can be generated, most LP station owners do not have the resources or desire to produce original programming. In many cases, except for local news and shows relating to the community, most commercial stations also refrain from producing much of their own programming. This is also due to expense associated with producing a quality product.

B.	Television Networks
---------------------------

TVRadio World, an industry trade publication, reports that there are currently twenty-three national television networks in existence. The following is a breakdown of the types of programming being provided.

General Market Programming  9 networks    Hispanic Programming       4 networks
Religious Programming       4 networks    Home Shopping Programming  3 networks
Music Programming           1 network     Infomercial Programming    1 network
Public Broadcasting         1 network

The major providers of original general market programming are ABC, CBS, NBC and Fox. Primarily full-power television stations air their programming. PAX, UPN and The WB provide programming primarily to commercial stations and larger low-power stations. America One (A1) and the American Independent Network (AIN) are the primary providers of general market programming to low-power stations. Normally, if an LP station seeks an affiliate relationship, A1 or AIN is contacted. If no affiliate station exists in the station's market, terms are negotiated. Although there are no regulations banning more than one station airing a network's programming in the same area, affiliates prefer an exclusive relationship.

During prime-time hours, UPN and The WB air programming that is primarily designed for a young audience. PAX broadcasts programming consisting primarily of old television series and specialty shows. PAX recently reduced its California sales and marketing staff by 60%, and relocated the remaining staff to Florida. Additionally, it has reduced the amount of entertainment programs being broadcast, and replacing the programs with infomercials. America One and AIN programming primarily consists of public domain films and television series dating back to the 1920's, 1930's and 1940's. AIN has experienced major managerial and financial problems, and filed for Chapter 11 bankruptcy protection. Our management team believes that the situations in which both PAX and AIN finds themselves has created a greater opportunity for a new general-market television network.

The Product Information Network (PIN), which was formed as a result of a joint venture between Jones Media and Cox Communications, is currently the only infomercial network. PIN focuses on broadcasting infomercials and other forms of paid programming on broadcast and cable television 24 hours a day. Recently, PIN was sold to Access Television Network, which broadcasts infomercials on cable television systems 24 hours a day. After acquiring PIN, Access television fired all but two employees and began reorganizing the company. Many of PIN's broadcast affiliates have terminated their contracts. Our management team believes that this situation creates an opportunity for another infomercial company to enter the market.


COMPETITION
-----------

As with any industry we are faced with competition. The film and television production and broadcasting industries have an enormous amount of large and small production companies and distributors. These companies range from networks such as ABC, NBC, CBS, FOX and UPN, to independent television stations, to major film studios such as Universal and Warner Bros.

Broadcasting - Omni Broadcasting Network
----------------------------------------

Although Omni Broadcasting has limited capital, and is newly formed, we have the ability to compete in the market successfully. The primary factors that lead to our ability to compete is centered on: 1) the smaller television stations and 2) independent and foreign television/film producers. Both are addressed below.

Television Stations
-------------------

The vast number of broadcast television stations (more than 4,000 television stations), and the limited number of network affiliations available (7 major broadcast networks) has resulted in smaller stations not having any type of affiliation with a television network.
Affiliation is considered important by most stations because many cannot afford to air original or quality programming to their audiences, which results in low viewership. Low viewship results in limited revenue generated by the station as well as the inability to have a position on their local cable company. Many stations are relying on broadcasting old movies and television series produced in the 1930's to 1960's that are in the public domain, as well as poorly- produced local programming.

Independent Television/Film Producers and Foreign Television/Film Producers
---------------------------------------------------------------------------

Every year, companies not affiliated with television stations or networks produce hundreds of television programs and motion pictures worldwide. In the past, the major networks licensed the properties for broadcasting. However, because the Federal Communications Commission rescinded its regulations barring television networks from owning production companies, all of the major networks both produce and broadcast television programs. This situation has resulted in independent producers having far fewer outlets.

The two situations above have resulted in Omni Broadcasting, a television network with very limited resources, being able to effectively enter into the market. Omni has successfully negotiated licensing deals with independent producers and production companies worldwide to air their programming on our network. The types of contracts vary - some require an upfront licensing fee, some involve a revenue-sharing model with a back-end licensing fee guarantee and others are solely revenue-sharing. As a result of the being able to successfully negotiate licensing agreements for programming, Omni has had, and continues to have independent television stations wanting to become network affiliates.
The primary reason is because we have the ability to offer them programming that is much newer than what they are currently broadcasting, and programming that cannot be seen elsewhere. Moreover, because our objective is to cater primarily to adults twenty-five years of age and older, but broadcast only content that is suitable for family viewing, we have become a welcome alternative to television stations that wish to offer programming based on that concept. Our model is in place, and is rapidly growing. During various times of the day, Omni is currently reaching approximately 40,000,000 households. We are currently negotiating affiliate contracts that will result in us reaching approximately 50,000,000 households by November, and 70,000,000 households by Spring 2004. Currently, Omni Broadcasting can be seen on broadcast (over-the-air) television, basic cable, digital cable, and on Direct TV, the Dish Network and Echostar.

Our competitors, which are the broadcast television networks, have a major advantage over us because of their financial resources and because of name recognition. Because of their financial position, they have the ability to obtain the best resources that money can buy, and to continually promote their company and the television programs that they broadcast. Omni is unable to do this, which results in a much slower growth. Name recognition is very important because it affects not only the types and sizes of deals that can be structured; it also affects the availability of financial support. Since Omni, to this point, is not a recognized name, raising capital for projects is much more challenging than it is for major networks.

Although Omni has a major disadvantage when compared with the larger established networks, we do not believe that it will serious impede our growth because we are targeting an audience that is, for the most part, underserved by the major networks. Additionally, we are utilizing distribution outlets that are being ignored and product (programming) that is being overlooked.


Broadcasting - All Sports Television Network
--------------------------------------------

Although All Sports Television Network has limited capital, and is newly formed, we have the ability to compete in the market successfully. The primary factors that lead to our ability to compete is centered on:
1) the smaller television stations and 2) independent and foreign television/film producers. Both are addressed below.

Television Stations
-------------------

The vast number of broadcast television stations (more than 4,000 television stations), and the absence of any national network affiliation on broadcast television has made it impossible for television stations to provide national and international sports coverage to their audiences.
In fact, the only continual coverage of sporting events on a national level is provided primarily by ESPN - a cable television network. Affiliation is considered important by most stations because many cannot afford to air original or quality programming to their audiences, which results in low viewership. Low viewship results in limited revenue generated by the station as well as the inability to have a position on their local cable company. Many stations are relying on broadcasting local sports, or no sports at all.

Independent Television/Film Producers and Foreign Television/Film Producers
---------------------------------------------------------------------------

Every year, companies not affiliated with television stations or networks produce hundreds of sports-related television programs and motion pictures worldwide. In the past, the major networks licensed the properties for broadcasting. However, because the Federal Communications Commission rescinded its regulations barring television networks from owning production companies, all of the major networks both produce and broadcast television programs. This situation has resulted in independent producers having far fewer outlets.

The two situations above have resulted in All Sports, a television network with very limited resources, being able to effectively enter into the market. ASTN has successfully negotiated licensing deals with independent producers and production companies worldwide to air their programming on our network. The majority of agreements involve a revenue-sharing model. As a result of the being able to successfully negotiate licensing agreements for programming, ASTN has had, and continues to have independent television stations wanting to become network affiliates. The primary reason is because we have the ability to offer them programming that cannot be seen elsewhere, and that stations could not afford to license. We are currently negotiating affiliate contracts that will result in us reaching approximately 50,000,000 households by November, and 70,000,000 households by Spring 2005. ASTN will be aired on broadcast (over-the-air) television, basic cable, digital cable, and on Direct TV, the Dish Network and Echostar.

Our competitors, which the cable sports television networks, have a major advantage over us because of their financial resources and because of name recognition. Because of their financial position, they have the ability to obtain the best resources that money can buy, and to continually promote their company and the television programs that they broadcast. ASTN is unable to do this, which results in a much slower growth. Name recognition is very important because it affects not only the types and sizes of deals that can be structured; it also affects the availability of financial support. Since ASTN, to this point, is not a recognized name, raising capital for projects is much more challenging than it is for major networks.

Although ASTN has a major disadvantage when compared with the larger established networks, we do not believe that it will serious impede our growth because we are targeting an audience that is, for the most part, underserved by the major sports networks. Additionally, we are utilizing distribution outlets that are being ignored and product (programming) that is being overlooked.


Broadcasting - Products On Demand Channel
-----------------------------------------

The Products on Demand Channel (POD) concentrates on selling broadcast time to infomercial companies and independent producers and distributors. Our primary competitors are television stations and cable companies. Our competitive edge over television stations is that we afford companies seeking to buy time the ability to do "one stop shopping." That is, rather than negotiating deals and purchasing air time station by station, by making one purchase on the Products On Demand Channel, they obtain national coverage. Moreover, because POD is new, in certain cases it is much less expensive to buy airtime from POD. We also have a competitive advantage over cable companies because we offer buyers the ability to have their products and productions seen on both all forms of broadcast media - over-the-air, basic cable, digital cable, and Direct TV, Echostar and Dish Network. Although we have very limited financial resources, POD has, and continues to broadcast our programming by successfully negotiating deals with television stations and regional television networks to carry our programming. POD has been broadcasting since February 2003.

The larger television stations and cable companies have an advantage over us because they have the financial resources to promote themselves, giving them the much greater name recognition. Those entities also have the ability to hire the staff required to actively seek out potential advertisers.

We do not believe that our competitors' strengths will adversely affect our efforts to grow in this market. An article dated September 29,2003 in Television Week magazine indicated that mainstream companies such as General Motors, BMW, Tropicana, Bissell, Radio Shack and Dell are beginning to broadcast infomercials. As a result, prices are rising, which will result in the traditional infomercial advertisers being priced out of the market. This situation makes it possible for POD, with our competitive pricing, to begin focusing on the smaller advertisers.


Production - Eclectic Entertainment
-----------------------------------

Eclectic Entertainment's primary competitors are television and film production companies. Eclectic is in a very unique position because, unlike most television production companies, we have our own television network, which guarantees distribution. Additionally, we have the capability to heavily promote any feature film that we release.

Television Distribution
-----------------------

The primary objective of any television producer is to get their program aired. As previously mentioned, because the major networks have their own in-house production companies, they do not have an incentive to buy outside programming. Also, since the broadcast networks, or their parent companies own most of the major cable networks, independent producers are finding it more difficult to place products on cable. However, Eclectic does not have that problem. All of the television programs currently in development have a guaranteed distribution outlet on Omni. The primary reason for this is that all of the programs are developed using two primary criteria - developing programming that will be of interest to Omni's target market, and develop the program designed to appeal to an international audience. We believe that we have met both criteria. In addition to airing on the Omni network, we are in negotiations with two companies that want to market our shows in Europe and Asia. Currently, we have one program, called "The MovieTime Showcase," that is airing on Omni, and "The Mini Movie Hour" that is scheduled to begin airing in July 2004.

Feature Film Promotion
----------------------

Once a feature film is produced, the primary expense associated with the film's distribution is prints and advertising (P&A). The cost of prints (copies of the film that go to the theatre for showing) is relatively nominal. The major expense is the cost of advertising. If there is a limited budget for advertising, theatres are reluctant to show
the film.   Many independent films are made, but very few are ever shown in movie theatres because of the lack of money for P&A. Eclectic does not have the same problem experienced by most filmmakers because we have Omni. The Omni Broadcasting Network affords us the ability to heavily promote any feature film that Eclectic produces. Through the use of commercial spots within our shows and infomercials, we can promote our films in a way that would normally cost millions of dollars.

As with the other two OBN subsidiaries, the major advantages that our competitors have are strong financial resources and name recognition. Their financial resources give them the ability to promote themselves and develop new projects more quickly. Name recognition makes it easier to secure funding for projects from individual investors and commercial lenders.

Major studios might have an adverse affect because there are a finite number of movie screens on which feature films can be shown. Since Eclectic will be producing low budget films ($1,000,000 to $10,000,000), our films will not be shown in as many theatres. However, because our budgets will be low, the amount of time it should take to begin making a profit is much shorter than for large budget films.


PATENTS AND TRADEMARKS
----------------------

The Company currently has a variety of trademarks, service marks and trade names. OBN Holdings and its four subsidiaries - Omni, Eclectic, All Sports and POD - all have logo designs, website addresses and websites. Logo designs and website addresses have also been created for Eclectic Entertainment's productions - Vegas Variety Hour, Mini Movie Hour, Adventures of Unit 28, MovieTime Showcase, Music On Demand, Music On Demand Video and LA Food Scene have also been developed. Logo designs for Eclectic Entertainment's two record companies - Retro Records and Eclectic Recording Artists are currently under development.

The Company has either registered, or is currently in the process of registering the logo designs with the United States Patent and Trademark Office.


LEGAL PROCEEDINGS
-----------------

Neither OBN nor any of its subsidiaries have ever been involved in litigation, nor is there any litigation pending.

EMPLOYEES
---------

As of the date of this prospectus we have a total of six (6) full-time employees, including five (5) serving in executive capacities and 1 in administration. We presently do not have any labor union contract between with any union nor do we anticipate unionization of our personnel in the foreseeable future. We believe our relationships with our employees are good.

DESCRIPTION OF PROPERTY
-----------------------

Our principal office facility is presently located in a temporary office pending building out new space in the same office complex. The current principal office is a 200 square foot facility located at 8275 South Eastern Avenue, Suite 200, Las Vegas, NV 89123. We lease this office at a rate of $400 per month under a lease that runs through August 2003 at which point our lease will be converted into a one-year lease. Additionally, we lease approximately a 1,500 square foot facility located at 4233 Wilshire Boulevard, Suite 300, Los Angeles, CA 90010. Our lease runs through 2008 and provides for rent at an annual rate of approximately $39,000, with an annual increase based on the consumer price index.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND/FINANCIAL DISCLOSURE.
--------------------------------------------------------------------------

	Not applicable.

                                  MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and key employees are as follows:


Name                    Age    Position                              Director
                                                                     Since

Roger Neal Smith         52    President and CEO, OBN Holdings, Inc.   2003
                               Director

Larry Taylor, PhD        53    CFO, OBN Holdings, Inc.                 2003
                               Director

Dennis Johnson           58    President and General Manager,          2003
                               Omni Broadcasting Network, Inc.
                               Director

Donald Wilson, Esq.      50    President, Eclectic Entertainment, Inc. N/A

Anita L. DeFrantz, Esq.  52      Director                              2003

Barry Allen              63      Director                              2003

Christine Ohama          48      Director                              2004

Dennis Severson          48      Director                              2003




Roger Neal Smith. Mr. Smith has served as our President and CEO since inception and has been responsible for creating and managing all of the operations of OBN and its subsidiaries. From 1996 through 2000 Mr. Smith served as a financial consultant for Salomon Smith Barney and was responsible for managing the investments of his clients, which included individuals and businesses throughout the world.

Larry Taylor, PhD. Dr. Taylor became our CFO in April 2003 and has been responsible for accounting, tax preparation and planning. From 1989 until joining us Dr. Taylor was the owner of The Creighton Group where he was responsible for all management activities, including accounting, tax preparation and planning. Dr. Taylor previously served as a Senior Manager in the consulting practice with Ernst and Young (during his tenure, he was with Arthur Young), and with Deloitte and Touche.

Dennis Johnson. Mr. Johnson began serving as President and General Manager of the Omni Broadcasting Network, a wholly owned subsidiary of OBN Holdings, in April 2003. From 1998 until joining us, Mr. Johnson operated Dennis Johnson Productions, a film and television production company that had a "first look" deal with Showtime Networks. From 1985 until 1998 Mr. Johnson worked for Showtime Networks, Inc. As Senior Vice President at Showtime Networks, Mr. Johnson was responsible for development and production of all original programming, including budgets, post-production, press, and on-air and direct marketing campaigns. Prior to his position with Showtime Networks, he served in executive positions at the ABC and NBC television networks.

Donald Wilson, Esq. Mr. Wilson began serving as President of Eclectic Entertainment, a wholly owned subsidiary of OBN Holdings, in April 2003. Mr. Wilson specializes in all areas of entertainment law and represents clients from the recording, film, television, book publishing and sports industries, and has been running his private practice since 1987. He began his career in 1979 at the law firm, Mason & Sloane. In 1983, he joined Quincy Jones Productions where he was instrumental in promoting and developing We Are the World, The Color Purple, and Michael Jackson's Thriller and Bad albums. In addition, he was the Executive Producer of the award winning Frank Sinatra documentary, Portrait of an Album. In 1986, Mr. Wilson capped his tenure at Quincy Jones Production as President of Qwest Entertainment Company, which is the parent organization of Quincy Jones Productions.

Anita L. DeFrantz, Esq.  Ms. DeFrantz began serving on our board of
directors in June 2003.   From 1985 through the present Ms. DeFrantz has
served as the President and a member of the Board of Directors of Amateur Athletic Foundation of Los Angeles, a non-profit foundation. She has also served from 1986 through the present as a member of the International Olympic Committee and from 1976 through the present as a member of the Executive Board of the United States Olympic Committee. Additionally, from 1994 through the present she has served as the President of Kids In Sports, Los Angeles, a non-profit foundation that works with children in sports.

Barry Allen. Mr. Allen began serving on the Company's board of directors since August 2003. Since 1998 he has operated International FieldWorks, Inc., a management consulting firm, and hold the title of CEO. Additionally, since 2000, Mr. Allen has served as Vice President of RxDispense, Inc. His responsibilities include business development, advisory committee development, partnership development and development of professional service providers.

Christine Ohama  Ms. Ohama became a member of the Company's board of
directors in May 2004.    She is Senior Vice President of Marketing for
Enviro Board with over 20 years experience in retail and wholesale sales and marketing management. Prior to Enviro Board, Ms. Ohama served as Director of Sales Strategy for Bravo Cable Networks, and Regional Sales Director Western Region for MuchMusic USA, with the primary responsibility for increasing and retaining the network's viewers. She also spent many years in the financial services industry, as a retail stockbroker for a major NYSE member firm; served as Project Manager for a large prototype retail banking sales program and as associate director of a wholesale retail brokerage service program owned by Security Pacific Bank and used by over three hundred banks and saving and loans nationwide.

Dennis Severson. Mr. Severson became a member of the Company's board of directors since July 2003. He is the Chief Operating Officer with Commerce Street Venture Group, and has served in that capacity since 2002. Prior to his position as COO, he held the position of Vice President of Business Development with Commerce Street, and served in that role from December 2000. For a period of three years, which began in 1986, he served as a financial consultant with Dean Witter, where he specialized in private placements. He has also functioned as a member of the Minneapolis Grain Exchange between 1980 and 1983, and then again from 1996 to 1999, and worked in a management capacity for the organization from 1988 to 1990.

Directors' Remuneration
-----------------------

Our directors are presently not compensated for serving on the board of directors.

Executive Compensation
----------------------

Employment Agreements
---------------------

Roger Neal Smith, President and Chief Executive of OBN Holdings;
Larry Taylor, Vice President and Chief Financial Officer of OBN Holdings; Dennis Johnson, President and General Manager of Omni Broadcasting Network; and Donald Wilson, President of Eclectic Entertainment have a three-year compensation package, whereby they will receive a base salary and a maximum bonus of 100% of salary should they meet all established goals. Employment agreements for the officers were entered into on April 1, 2003.

Summary Compensation Table
--------------------------

The following table sets forth the total compensation paid to or accrued up to June 30, 2003 to our officers. None of our executives have received salary payments; instead the salaries have been accrued. Although the Company's operational period began in February 2003, employment contracts with the officers were not entered into until April 1, 2003. Prior to signing employment agreements, Dennis Johnson and Donald Wilson were working with the Company as consultants. Dennis Johnson received a combination of cash and restricted stock for his services. Donald Wilson received restricted stock for his services. Roger Smith and Larry Taylor, founders of the Company, received no consideration. Accrued salaries will be paid with the proceeds of the offering.

Annual Compensation




                                             Long Term Compensation


                                                                      Long Term Compensation
                                     Annual Compensation                      Awards
                                  ------------------------------     -----------------------

                                  Accrued
                                  and                                             Securities
Name and Principal                Non-Cash                           Restricted   underlying
Position                 Year     Salary*   Bonus**  Other           Stock        warrants
------------------       ----     ------    -----    ------------    ----------   ----------

Roger Smith
CEO/President            2003    $ 93,753    0           0               0         146,366
                         2002       0        0           0               0            0
                         2001       0        0           0               0            0

Larry Taylor
CFO                      2003    $ 86,247    0           0               0         134,663
                         2002       0        0           0               0            0
                         2001       0        0           0               0            0

Dennis Johnson
Omni President           2003    $265,523    0           0               0         134,663
                         2002       0        0           0               0            0
                         2001       0        0           0               0            0

Donald Wilson
Eclectic President       2003    $157,080    0           0               0          84,308
                         2002       0        0           0               0            0
                         2001       0        0           0               0            0



* Of the amount paid to Dennis Johnson, $179,276 was paid in common stock valued at prices ranging between $0.65 and $2.00 per share for consulting services prior to his appointment as the President of Omni Broadcasting (see "Certain Transactions" section for a detailed breakdown of share prices). Of the amount paid to Donald Wilson, $103,080 was paid in common stock valued at prices ranging between $0.65 and $0.90 per share for consulting services prior to his appointment as the President of Eclectic Entertainment (see "Certain Transactions" section for a detailed breakdown of share prices).

**      Bonuses paid to executives are based on the entity for which the executive is responsible exceeding its projected financial goals.

Warrants/SAR Grants Table
-------------------------

The table below contains information on individual grants of warrants that were made during the last completed fiscal year to each of the executive officers.

Warrant/SAR Grants in Last Fiscal Year



Name & Position       Number of      Percentage        Warrant       Warrant
                      Securities     of Total          Exercise      Expiration
                      Underlying     Warrants          Price         Date
                      Warrants       Granted           (per share)
                      Granted*       to Employees
                                     in Fiscal Year
-------------------------------------------------------------------------------
Roger Smith,
CEO/President         146,366         29.3%             $4.00        08/25/2006

Larry Taylor, CFO     134,663         26.9%             $4.00        08/25/2006

Dennis Johnson,
Omni President        134,663         26.9%             $4.00        08/25/2006

Donald Wilson,
Eclectic President     84,308         16.9%             $4.00        08/25/2006



* Warrants were granted March 31, 2003. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $4.00 beginning August 9, 2004 and ending on August 25, 2006. Each unexercised warrant is redeemable by the Company at a redemption price of $0.001 per warrant at any time, upon 30 days written notice to holders thereof, if (a) our common stock is traded on NASDAQ or listed on an exchange and (b) the Market Price (defined as the average closing bid price for twenty (20) consecutive trading days) equals or exceed 120% of the exercise price.


Aggregated Warrant/SAR Exercises and Fiscal Year-End Warrant/SAR Value
Table

The table below contains information on the exercise of warrants during the last completed fiscal year by each of our executive officers, and the fiscal year-end value of unexercised warrants and SARs on a aggregated basis.

Aggregated Warrant/SAR Exercises in Last Fiscal Year and Fiscal Year-End Warrant/SAR Values

Name & Position     Shares Acquired  Value        Number of        Value of
                    on Exercise*     Realized*    Securities       Unexercised
                                                  Underlying       In-the-Money
                                                  Unexercised      Warrants at
                                                  Warrants/SARs    FY-End***
                                                  at FY-End**

-------------------------------------------------------------------------------

Roger Smith,
CEO/President           0             $0           146,366          $0

Larry Taylor, CFO       0             $0           134,663          $0

Dennis Johnson,
Omni President          0             $0           134,663          $0

Donald Wilson,
Eclectic President      0             $0            84,308          $0

*       No warrants were exercised.
**	All of the warrants will be exercisable after August 9, 2004.
***	The warrants are not in-the-money.

                            PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:




                                       Number of   Percent     Percent
Name and Address of                    Shares      Before      After
Beneficial Owner<1>                    Owned       Offering    Offering<2>     Notes
--------------------                   --------    --------    ------------    ------------
Roger N. Smith (Director and Officer)   2,049,809   30.08%      0%               (3)

Magellan Capital Management               640,000    9.39%      0%               (4)

Commerce Street Venture Group             625,000    9.17%      0%               (5)

Larry Taylor (Director and Officer)       634,663    9.31%      0%               (6)

Capitol City Investments                  480,000    7.04%      0%               (7)

Integrity Capital Management              465,000    6.82%      0%               (8)

Dennis Johnson (Director and Officer)     335,091    4.92%      0%               (9)

Dennis Severson (Director)                140,000    2.05%      0%               (10)

Donald Wilson (Officer)                   199,915    2.93%      0%               (11)

L. G. Hancher, Jr.                        350,000    5.14%      0%               (12)

Anita L. DeFrantz (Director)               10,000     *         0%               (13)

Barry Allen (Director)                          0     *         0%

Christine Ohama (Director)                      0     *         0%

All Directors and
Officers as a Group (8 Persons)         3,369,478   49.44%      0%

_____________
* Less than 1%


(1)	Unless otherwise indicated, the address of the beneficial owner is
c/o OBN Holdings, Inc., 8275 South Eastern Avenue, Suite 200, Las
Vegas, Nevada 89123.

(2)	Assumes the sale of all shares registered for sale by us
hereunder, including the warrants.

(3)	Includes 192,678 shares personally owned by R.N. Smith family members. Also includes warrants to purchase 146,366 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing August 9, 2004. Mr. Smith has signed a lockup agreement prohibiting him from selling his shares until February 9, 2005.

(4)	Includes warrants to purchase 100,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
August 9, 2004. Managing Partner David Dozier of Magellan Capital Management has the ultimate voting or investment control over shares owned by this company.

(5)	Includes warrants to purchase 95,000 shares of common stock that may be acquired by Commerce Street Venture Group at an exercise price of $4.00 per share commencing August 9, 2004. A five-member committee has equal voting or investment control over shares owned by Commerce Street Venture Group. Mr. Hancher is a member of that group.

(6)	Includes 10,000 shares personally owned by L. Taylor family
members. Also includes warrants to purchase 134,663 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing August 9, 2004. Mr. Taylor has signed a lockup agreement prohibiting him from selling his shares until February 9, 2005.

(7)	Ted London has the ultimate voting or investment control over shares owned by Capitol City Investments.

(8)	Includes warrants to purchase 155,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
August 9, 2004. A finance committee holds the ultimate voting or investment control over shares owned by Integrity Capital
Management. No OBN officer or director or 5% beneficial holder is a member of the committee.

(9)	Includes warrants to purchase 134,663 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
August 9, 2004. Mr. Johnson has signed a lockup agreement prohibiting him from selling his shares until February 9, 2005.
Mr. Johnson owns 7,750 shares of stock with no lock-up period.

(10)	Dennis Severson is an officer of Commerce Street Venture Group.
Mr. Severson has signed a lockup agreement prohibiting him from selling his shares until February 9, 2005.

(11)	Includes warrants to purchase 84,308 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing August 9, 2004. Mr. Wilson has signed a lockup agreement prohibiting him from selling his shares until February 9, 2005.

(12)	Includes warrants to purchase 100,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
August 9, 2004.

(13)	Ms. DeFrantz has signed a lockup agreement prohibiting her from selling her shares until February 9, 2005.

                             SELLING SHAREHOLDERS

The selling shareholders are selling 37,392 shares. The Company is registering all of its outstanding common stock that has not previously been registered. All of the shares being offered by selling shareholders may be concurrently offered with the Company's offering. The following tables set forth certain information with respect to the ownership of our common stock by selling shareholders as of May 21, 2004. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.

None of the selling shareholders are subject to lockup agreements, and any or all may offer their shares concurrently with the Company's offering.





                                Ownership of Shares of      Number        Ownership of Shares of
                                Common Stock Prior to       of Shares      Common Stock After
                                      Offering              Offered             Offering
                                      --------              -------             --------
Selling Shareholder               Shares     Percentage       Hereby        Shares     Percentage    Notes
-------------------               ------     ----------       ------        ------     ----------    -----
David Jackson                     5,292         *             5,292          0           0%           (1)
Anil Lalchandani                  5,334         *             5,334          0           0%           (1)
John F. Slavin                    10,584        *             10,584         0           0%           (1)
Satomi Tsukuda                    5,182         *             5,182          0           0%           (1)
Walter Johnson                    10,000        *             10,000         0           0%           (1)
Leodis C. Matthews                1,000         *             1,000          0           0%           (2)
_______________________
(1)	All shares may be acquired upon the conversion of a 10%
convertible promissory note at $2.00 per share.
(2)	Leodis Matthews is an attorney who represents the Company on business matters.



                             CERTAIN TRANSACTIONS

In fiscal 2003, the Company issued 316,035 shares of common stock to two officers of the Company in exchange for services performed. The shares issued ranged in value from $0.65 to $2.00 per share totaling $282,356, which is recorded in selling, general and administrative expenses in the consolidated statement of operations included elsewhere in the prospectus. The following is a breakdown of the shares issued.



Recipient        Company Position         Date of     Number       Price        Total
                                          Issuance    of Shares    Per Share    Value

Dennis Johnson   Director                 7/26/02        9,634       0.65          $6,262

                 President and General    12/1/02       28,902       0.65         $18,786
                 Manager, Omni
                 Broadcasting             1/15/03      154,142       0.15         $138,728
                 Network
                                           6/1/03        7,750       2.00         $15,500

                   TOTAL COMPENSATION                                             $179,276


Donald Wilson    Director                 7/26/02        3,854       0.65          $2,502

                 President                1/15/03      111,753       0.15         $100,578
                 Eclectic Entertainment

                   TOTAL COMPENSATION                                             $103,080

TOTAL                                                  316,035                    $282,356




On April 1, 2003, Mr. Johnson and Mr. Wilson signed employment agreements with the company. Prior to that time, they performed services to the company in the capacity of consultants. The services performed by Mr. Johnson were primarily on behalf of Omni Broadcasting, and were related to programming, securing content and developing strategic entertainment relationships. Mr. Johnson was paid a combination of cash and stock for his services. The $0.65 per share rate recorded in July 2002 and December 2002 reflects the cash price paid for stock by third-party investors during that time period. The $0.90 per share value recorded on January 15, 2003 reflects a discounted value for the shares based on restrictions that came into force, and are currently in force, when Mr. Johnson joined the Board. Of the total 154,142 shares issued at the $0.90 rate, 50% of the shares have a lock-up period of one year, 25% of the shares have a lock-up period of two years, and 25% of the shares have a lock-up period of three years. The $2.00 per share rate recorded in June 2003 reflects the conversion of cash owed to Mr. Johnson for consulting services rendered prior to April 1, 2003. The $2.00 share price was based on the price stock was sold to third-party cash investors during that time period.

The services performed by Mr. Wilson were on behalf of Omni
Broadcasting and Eclectic Entertainment, and were related to contracts, legal matters and developing strategic entertainment relationships. Mr. Wilson was paid stock for his services. The $0.65 per share rate recorded in July 2002 reflects the cash price paid for stock by third-party investors during that time period. The $0.90 per share value recorded on January 15, 2003 reflects a discounted value for the shares based on restrictions that came into force, and are currently in force, when he became a Board member. Of the total 111,753 shares issued at the $0.90 rate, 50% of the shares have a lock-up period of one year, 25% of the shares have a lock-up period of two years, and 25% of the shares have a lock-up period of three years.

                          DESCRIPTION OF SECURITIES

General
-------

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 5,822,752 shares of common stock and no shares of preferred stock were outstanding. The transfer agent for our common stock is Atlas Stock Transfer in Salt Lake City, Utah.

Common Stock
------------

We are authorized to issue 50,000,000 shares of our common stock, $0.001 par value, of which 5,822,752 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock
---------------

The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.

Warrants
--------

Certain shares of common stock offered by OBN had warrants attached, which were issued on March 31, 2003. We presently have 1,000,000 warrants outstanding. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $4.00 beginning 180 days following the effectiveness of this registration statement and ending on August 25, 2006. Each unexercised warrant is redeemable by us at a redemption price of $0.001 per warrant at any time, upon 30 days written notice to holders thereof, if (a) our common stock is traded on NASDAQ or listed on an exchange and (b) the Market Price (defined as the average closing bid price for twenty (20) consecutive trading days) equals or exceed 120% of the exercise price.

Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the warrant holders may be precluded from exercising the warrants and we would be precluded from redeeming the warrants. There can be no assurance that we will not be prevented by financial or other considerations from maintaining a current prospectus. Any warrant holder who does not exercise prior to the redemption date, as set forth in our notice of redemption, will forfeit the right to purchase the common stock underlying the warrants, and after the redemption date or upon conclusion of the exercise period, any outstanding warrants will become void and be of no further force or effect, unless extended by our Board of Directors.

The number of shares of common stock that may be purchased with the warrants is subject to adjustment upon the occurrence of certain events, including a dividend distribution to our shareholders or a subdivision, combination or reclassification or our outstanding shares of common stock. The warrants do not confer upon holders any voting or any other rights as our shareholders.

We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors. Any extension of the term and/or reduction of the exercise price of the warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule 14E-
4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period or any reduction in the exercise price of the warrants. The warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of our common stock.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Our stock is currently quoted on the OTC Bulletin Board. The trading symbol is "OBNH." There can be no assurance that any market for our stock will be sustained.

As of May 21, 2004, a total of 5,822,752 shares outstanding. A total of 37,392 shares of outstanding common stock is currently not registered, and are being registered in this offering and accordingly there are no outstanding shares at this time that would be subject to Rule 144.

                               INDEMNIFICATION

Article 11 of our Articles of Incorporation includes certain provisions permitted by the Nevada Revised Statutes, which provides for indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under Nevada Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

                             PLAN OF DISTRIBUTION


Our offering:
-------------

We will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is Roger Neal Smith, our President and CEO, Larry Taylor, our Principal Financial Officer, Dennis Johnson, an officer of the company and Donald Wilson, our Secretary, each of whom is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. Any officer or director involved with the distribution of the stock will act in reliance on and in compliance with Rule 3a4-1. All shares of our common stock that we are registering for sale by us that we are able to sell will be sold at a price per share of $3.00. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All of the shares of stock currently outstanding, but unregistered, are being registered. As a result, the selling shareholders who do not have lockup agreements may sell their stock at the same times are we are offering our stock to the public. This could adversely affect the amount of proceeds from our public offering that we believe is critical to our business plans. We will not receive any of the proceeds from the sell of shares held by the selling shareholders. All subscription checks shall be made to the order of OBN Holdings, Inc. Our offering will terminate on the earlier of the sale of all of the shares or 365 days after the date of the prospectus. Please remember that there is no minimum amount of shares that we are required to sell in the offering.

Shares of common stock personally held by Messrs. Smith, Taylor, Johnson, Wilson, our outside directors and shareholders affiliated with the aforementioned individuals have previously been registered, which could result in a conflict of interest between the selling of company stock and the selling of shares owned by these individuals. To reduce the conflict, all officers and directors and affiliated individuals have signed lockup agreements that prohibit them from selling their shares until February 9, 2005.

Offering by the selling shareholders:
-------------------------------------

The selling shareholders will sell their shares at prevailing market prices or in privately negotiated transactions. Accordingly, the prices at which the selling shareholder's shares are sold may be different than the price of shares that we sell. These sales by selling shareholders may occur contemporaneously with sales by us. The selling shareholders offering will terminate on the sale of all of the shares. The sale of the common stock offered by the selling shareholders through this prospectus may be affected in one or more of the following methods:

* Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* An exchange distribution in accordance with the rules of the applicable exchange;

*       Privately negotiated transactions;

*       A combination of any such methods of sale; and

*       Any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

Selling shareholders will be free to sell their shares at prevailing market prices or privately negotiated prices.

                                LEGAL MATTERS

The Law Office of James G. Dodrill II, P.A. of Boca Raton, Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                   EXPERTS

The financial statements as of June 30, 2003 and for the years ended
June 30, 2003 and 2002, and for the period from January 17, 2001 (date of inception) to June 30, 2003 included in this prospectus have been so included in reliance on the report of Corbin & Company, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                     WHERE YOU CAN FIND MORE INFORMATION


We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to OBN Holdings, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commssion at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at OBN Holdings, Inc., 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123,
Attention: Roger Neal Smith, President.

Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
OBN Holdings, Inc.

We have audited the accompanying consolidated balance sheet of OBN Holdings, Inc. (a California corporation) and subsidiaries (the "Company") as of June 30, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period then ended and for the period from January 17, 2001 (date of inception) to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OBN Holdings, Inc. and subsidiaries (a development stage company) as of June 30, 2003, and the results of their operations and their cash flows for each of the years in the two-year period then ended and for the period from January 17, 2001 (date of inception) to June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage, has limited cash resources and has a working capital deficit as of June 30, 2003. These conditions raise substantial doubt about its ability to continue as a going concern.
As discussed in Note 1 to the financial statements, successful completion of the Company's programming content and ultimately the attainment of profitable operations is dependent on future events, including obtaining adequate financing to complete development activities and achieving a level of sales adequate to support the Company's cost structure. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Corbin & Company, LLP                       CORBIN & COMPANY, LLP
Irvine, California
August 7, 2003, except for Note 8,
as to which the date is August 18, 2003

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)



Consolidated Balance Sheet as of June 30, 2003			F-3

Consolidated Statements of Operations for the years
Ended June 30, 2003 and 2002 and for the period
January 17, 2001 (Date of Inception) to June 30, 2003		F-4

Consolidated Statements of Stockholders Equity for the years
Ended June 30, 2003 and 2002 and for the period
January 17, 2001 (Date of Inception) to June 30, 2003		F-5

Consolidated Statements of Cash Flows for the years
Ended June 30, 2003 and 2002 and for the period
January 17, 2001 (Date of Inception) to June 30, 2003		F-8

Notes to Consolidated Financial Statements for the years
Ended June 30, 2003 and 2002 and for the period
January 17, 2001 (Date of Inception) to June 30, 2003           F-9

Consolidated Balance Sheet as of March 31, 2004 (Unaudited)	F-26

Consolidated Statements of Operations for the Nine
Months ended March 31, 2004 and 2003 (Unaudited)		F-27

Consolidated Statements of Cash Flows for the Nine
Months ended March 31, 2004 and 2003 (Unaudited)		F-28

Notes to Unaudited Consolidated Financial Statements		F-30

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)


                           CONSOLIDATED BALANCE SHEET

ASSETS                                                           June 30, 2003
                                                                --------------
Current assets:
        Cash and cash equivalents                               $       28,795
	Accounts receivable, net of allowance for doubtful
         accounts of $14,500                                           206,900
                                                                --------------
                Total current assets                                   235,695

Fixed assets, net                                                         -

Website development costs, net of accumulated amortization of $13,675   58,800

Deposits                                                                36,060
                                                               ---------------

                                                               $       330,555
                                                               ===============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                        $       82,237
        Accrued payroll and related                                    114,224
        Obligations under capital lease                                 50,771
        Related party note payable                                       7,000
                                                               ---------------
                Total current liabilities                              254,232
                                                               ---------------
Commitments and contingencies

Stockholders' equity:
	Undesignated preferred stock, $.001 par value; 20,000,000 shares
          authorized; no shares issued and outstanding                       -
	Common stock, $0.001 par value; 50,000,000 shares authorized;
          5,730,310 shares issued and outstanding                        5,730
        Additional paid-in capital                                   3,096,683
        Prepaid consulting expense                                     (56,339)
        Deficit accumulated during development stage                (2,969,751)
                                                                ---------------
                Total stockholders' equity                              76,323
                                                                ---------------
                                                               $       330,555
                                                                ===============




See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)


                       CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       For The
                                                                                       Period
                                                                                      January 17,
                                                                                           2001
                                                                                        (Date of
                                                                                       Inception)
                                                For The Years Ended June 30,          To June 30,
                                                 2003                 2002               2003
                                               -------               ------          ------------
Revenue                                      $  33,639             $    -           $   33,639

Cost of sales                                   10,800                  -               10,800
                                             ---------            ---------        --------------
   Gross profit                                 22,839                  -               22,839

Selling, general and administrative expenses 3,118,165             33,481            3,173,773
                                             ---------            ---------        --------------
                Loss from operations        (3,095,326)           (33,481)          (3,150,934)
                                             ---------            ---------        --------------
Other income (expense):
        Other income                           200,000             21,600              221,600
        Loss on sale of equipment              (27,352)                 -              (27,352)
        Interest expense                       (10,665)                 -              (10,665)
                                             ---------            ---------        --------------
                Total other income,net         161,983             21,600              183,583
                                             ---------            ---------        --------------
Loss before income taxes                    (2,933,343)           (11,881)          (2,967,351)

Income taxes                                       800                800                2,400
                                             ---------            ---------        -------------
                Net loss                   $(2,934,143)       $   (12,681)        $ (2,969,751)
                                            ===========           =========        =============
Net loss available to common stockholders
  per common share:

	Net loss per common share - basic
          and diluted                      $     (0.88)       $     (0.01)
                                            ===========        ============
	Weighted average shares outstanding:
                Basic and diluted            3,336,156          2,394,038
                                            ===========        ============



See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003




                                                                                                Deficit
                                                                                                Accumulated
                              Undesignated                            Additional    Prepaid     During       Total
                              Preferred Stock     Common Stock        Paid-in       Consulting  Development  Stockholders'
                              Shares   Amount    Shares     Amount    Capital       Expenses    Stage        Equity
                              ------   ------    ---------  ------    ----------    ----------  -----------  ------------
Balance, January 17, 2001         -    $   -            -   $   -      $    -       $     -      $      -     $      -

Stock issued to founders          -        -     2,386,571   2,387      (2,387)           -             -            -

Stock issued for cash at $1.30
  per share in June 2001          -        -           462      -          600            -             -           600

Net loss                          -        -            -       -           -             -        (22,927)     (22,927)
                             -------  -------    ---------  ------    ----------    ----------  -----------  ------------
Balance, June 30, 2001            -        -     2,387,033   2,387      (1,787)           -        (22,927)     (22,327)

Stock issued for cash at $0.65 to
  $1.30 per share in July and
  August 2001                     -        -         4,316       4       2,896            -             -         2,900

Stock issued for services at
  $0.65 per share in April 2002   -        -        11,561      12       7,502            -             -         7,514

Net loss                          -        -            -       -           -             -        (12,681)     (12,681)
                             -------  -------    ---------  ------   -----------    ----------  -----------  ------------
Balance, June 30, 2002            -        -     2,402,910   2,403       8,611            -        (35,608)     (24,594)

Stock issued for services at $0.65
  per share in July and December
  2002                            -        -        47,785      48      31,015            -             -        31,063


See independent auditors' report and accompanying notes to consolidated financial statements.


Continued...                         F-5

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY - Continued

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003




                                                                                                    Deficit
                                                                                                    Accumulated
                                  Undesignated                            Additional    Prepaid     During       Total
                                  Preferred Stock     Common Stock        Paid-in       Consulting  Development  Stockholders'
                                  Shares   Amount    Shares     Amount    Capital       Expenses    Stage        Equity
                                  ------   ------    ---------  ------    ----------    ----------  -----------  ------------

Stock issued for cash at $0.50 to
  $1.00 per share in March and
  April 2003                          -         -       90,500      91       50,409             -           -         50,500

Restricted stock issued for services
  at $0.90 per share in January
  and March 2003                      -         -    2,795,896   2,795    2,513,512             -           -      2,516,307

Stock issued for services at $1.00
  per share in January to April
  2003                                -         -      274,909     275      274,634      (56,339)           -        218,570

Stock issued for conversion of
  related party notes payable at
  $1.00 per share in March and
  April 2003                          -         -       18,000      18       17,982             -           -         18,000

Stock issued for cash at $2.00 per
  share in May and June 2003          -         -       62,500      62      124,938             -           -        125,000



See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY - Continued

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003




                                                                            Deficit
                                                                            Accumulated
                                    Undesignated                            Additional    Prepaid     During       Total
                                    Preferred Stock     Common Stock        Paid-in       Consulting  Development  Stockholders'
                                    Shares   Amount    Shares     Amount    Capital       Expenses    Stage        Equity
                                    ------   ------    ---------  ------    ----------    ----------  -----------  ------------

Stock issued for services at $2.00
  per share in June 2003                -         -       7,750       8         15,492         -             -          15,500

Stock issued for conversion of
  related party notes payable at $2.00
  per share in June 2003                -         -      30,060      30         60,090         -             -          60,120

Net loss                                -         -          -        -           -            -       (2,934,143)  (2,934,143)

                                   -------  -------   ---------  ------     ----------    ---------   -----------  ------------
Balance, June 30, 2003                  -     $   -   5,730,310  $5,730     $3,096,683    $(56,339)   $(2,969,751  $    76,323
                                   =======  =======   =========  ======     ==========    =========   ===========  ============



See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                       CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                      For The
                                                                                                      Period
                                                                                                      January 17, 2001
                                                                  For The Years Ended June 30,       (Date of
                                                                  -----------------------------       Inception)
                                                                     2003               2002          To June 30, 2003
                                                                 ---------           ---------       -----------------

Cash flows from operating activities:
        Net loss                                               $(2,934,143)        $  (12,681)      $   (2,969,751)
	Adjustments to reconcile net loss to
	  net cash used in operating activities:
                Amortization                                        13,143                532               13,675
                Bad debt provision                                     -               14,500               14,500
                Loss on sale of equipment                           27,352                -                 27,352
                Shares issued for services                       2,715,352              1,127            2,716,479
		Changes in operating assets and liabilities:
                        Accounts receivable, net                  (449,800)           (21,600)            (471,400)
                        Prepaid expenses and other current assets      -                3,000                  -
                        Deposits                                   (36,060)                -               (36,060)
                        Accounts payable and accrued expenses      443,002              3,312              446,461
                                                                ------------       ------------     ------------------
        Net cash used in operating activities                     (221,154)           (11,810)            (258,744)
                                                                ------------       ------------     ------------------
Cash flows provided by investing activities:
        Proceeds on sale of equipment                               24,309                 -                24,309
                                                                ------------       ------------     ------------------
Cash flows from financing activities:
        Proceeds from related party notes payable                   85,120             20,552              131,652
        Repayments on related notes payable                        (34,532)           (12,000)             (46,532)
        Repayments under capital lease obligations                    (890)                -                  (890)
        Proceeds from issuance of common stock                     175,500              2,900              179,000
                                                               -------------       ------------     -----------------
        Net cash provided by financing activities                  225,198             11,452              263,230
                                                               -------------       ------------     -----------------
Net change in cash                                                  28,353               (358)              28,795
Cash, beginning of year                                                442                800                   -
                                                               -------------      -------------     -----------------
Cash, end of year                                              $    28,795          $     442         $     28,795

Supplemental disclosure of cash flow information:              =============      =============     =================
	Cash paid during the year for:
                Interest                                       $     9,835          $      -          $      9,835
                                                               =============      =============     =================
                Income taxes                                   $       800          $     800         $      1,600
                                                               =============      =============     =================
Supplemental disclosures of noncash investing
  and financing activities:
	Purchase of property and equipment under
          capital lease                                        $    51,661          $      -          $     51,661
                                                               =============      =============      ================
	Shares issued in exchange for website
          development costs                                    $    66,088          $   6,387         $     72,475
                                                               =============      =============      ================
        Related party notes converted to common stock          $    78,120         $       -          $     78,120
                                                               =============      =============      ================



See independent auditors' report and accompanying notes to consolidated financial statements.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------

Nature of Operations and Principles of Consolidation
----------------------------------------------------

OBN Holdings, Inc. (the "Company") is an entertainment company engaged in television broadcasting, feature film and television production, music production and distribution, and merchandising.

The Company's wholly owned subsidiaries consist of Omni Broadcasting Network, Inc. ("Omni"), Products on Demand Channel, Inc. and Eclectic Entertainment, Inc. (with its wholly owned subsidiaries consisting of Adventures of Unit 28, L.A. Food Scene, Inc., The Mini Movie Hour, "B" Movie Classics, The Vegas Variety Hour, Retro Records, Inc. and Eclectic Recording Artists, Inc.). All intercompany transactions and balances have been eliminated in consolidation.

Development Stage Enterprise and Going Concern
----------------------------------------------

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $2,934,143 during the year ended June 30, 2003 and had a cash balance of approximately $29,000 at June 30, 2003. In addition, at June 30, 2003, the Company's deficit accumulated during the development stage was $2,969,751 and the Company had negative working capital of $18,537. Management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management's plans include obtaining additional capital through an initial public offering, other equity financing sources and the extension of existing debt. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------



NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES, continued
---------------------------------------------------------------

Segment Information Reporting
-----------------------------

Prior to fiscal 2003, the Company had no segments as it was in the early stages of development. Beginning in fiscal 2003, management measures the Company's performance in three distinct segments: (1) Prime Time Broadcasting, which will be measured by program ratings and the types of advertisers attracted by such ratings; (2) TV and Film Production, which requires creative talent and has a longer lead time to determine success; and (3) Infomercial Broadcasting, which is measured based on traditional selling techniques and metrics.

A summary of the segments as of and for the year ended June 30, 2003 is presented in the table below:




                                          Segment Reporting as of June 30, 2003
                ------------------------------------------------------------------------------
                             OBN Segments
                ---------------------------------------
                Prime Time     TV & Film    Infomercial    Corporate     Reconciling     Total
                Broadcasting   Produciton   Broadcasting                 Items


Assets          $ 402,058         $25,574       $10,676      $    24,573       ($132,326)      $330,555

Liabilities      (164,936)        (35,412)     (123,010)         (64,200)        133,326       (254,232)

Revenues          145,160               0         9,739                0        (121,260)        33,639

Expenses*        (447,322)       (367,083)     (315,734)      (2,121,886)        122,260     (3,129,765)

Other
income, net       161,983               0             0                0               0        161,983

Net Income      $(140,179)     $ (367,083)    $(305,995)     $(2,121,886)             $0    $(2,934,143)



	* Expenses include operating expenses, cost of goods sold and income taxes.

Reconciling items consist of intercompany balances. The revenue and expense reconciling items primarily represent billings from the primetime broadcasting segment to the infomercial broadcasting segment for use of the satellite uplink. Balance sheet reconciling amounts consist primarily of corporate-level loans to subsidiaries and the elimination of intercompany receivables/payables. All revenues are from customers in the United States and all long-lived assets are located in the United States.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from estimated amounts. The Company's significant estimates include the realizability of accounts receivable, capitalized website development costs and deferred tax assets.

Concentration of Credit Risk
----------------------------

The Company maintains its cash and cash equivalent accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 2003, the Company had no balances which were in excess of the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

The Company grants credit to customers within the United States of America and does not require collateral. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided, based on past experience and a specific analysis of the accounts, which management believes is sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

One customer comprises 97% of accounts receivable as of June 30, 2003 and 100% of other income for the year ended June 30, 2003.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of the Company's cash, receivables, trade payables and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The estimated fair value of related-party note payable is not determinable as the transaction is with a related party.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES, continued
---------------------------------------------------------------

Fixed Assets
------------

Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

	Furniture and fixtures	5 years
	Machinery and equipment	3-5 years
	Leasehold improvements	Life of lease

Maintenance, repairs and minor renewals are charged directly to expense as incurred. Additions and betterments to fixed assets are capitalized. When assets are disposed of, the related costs and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in operations. At June 30, 2003, the Company's fixed assets consist primarily of office furniture and equipment contributed by a founder at the Company's formation.

Accounting for Website Development Costs
----------------------------------------

Website development costs are accounted for using Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs" ("EITF 00-2"). Web site development costs and the accounting for such costs should be accounted for under AICPA Statement of Position 98-1 ("SOP 98-1"). "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The use of EITF 00-2 resulted in capitalized web site costs of $66,088 and $6,387 for the years ended June 30, 2003 and 2002, respectively. Web site costs incurred are being amortized over a three year period and resulted in amortization included in general and administrative expenses on the consolidated statement of operations of $13,143 and $532 for the years ended June 30, 2003 and 2002, respectively.

Impairment of Long-Lived Assets
-------------------------------

The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. Based on its analysis, the Company believes that no impairment of the carrying value of its long-lived assets existed at June 30, 2003. There can be no assurance, however, that market conditions will not change which could result in future long-lived asset impairment.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES, continued
---------------------------------------------------------------

Other Income
------------

In fiscal 2003, the officers of the Company performed consulting services on behalf of the Company for an unrelated third party totaling $200,000.

Revenue Recognition
-------------------

Revenue From Licensing TV Programs and Feature Films:
-----------------------------------------------------
The Company has not yet completed any projects that could be licensed, although three projects are underway. As projects are completed, the Company will have the option of airing the TV programs on its own network and/or licensing the programs to be aired on other networks. Likewise, feature films can be licensed to
foreign markets for distribution.   Thus, among the revenue sources
are other networks in the case of TV projects or foreign markets for feature films.

A licensing agreement that specifies the license fee, availability dates and/or agreement duration is required for all projects licensed. Licensing fees are typically paid in advance of providing the project to the customer. Upon receipt of payment, deferred
revenue is recorded.   Revenue is recognized as the project is aired
over the life of the agreement. The Company does not recognize revenue for projects that are not completed, even if the licensing agreement for the project is signed. The revenue is recognized only after both the production product is completed and in accordance with the product availability dates in a signed agreement.

Revenue Sharing With Program Licensors:
---------------------------------------
Some programs will be obtained by paying a licensing fee. Additionally, some licenses will be obtained via a cash-plus-barter arrangement, where the Company airs the program for a contracted number of times and grants the licensor a negotiated number of unsold advertising slots. SFAS No. 63, "Financial Reporting by Broadcasters," sets forth accounting and reporting standards for the broadcast industry. Under a cash-plus-barter arrangement, the Company recognizes a licensing asset at the estimated fair value of the programming received. The difference between the cash paid (obligation incurred) for the license and its fair value is recorded as a liability (deferred barter revenue), as the license is received before the broadcast of the licensor-provided commercials. As the licensor-provided commercials are aired, barter revenue is recognized.

For cash purchases and revenue sharing, as rights are acquired, the programs are recorded as assets and are amortized as the programs are aired over the network. For agreements with unlimited airing of

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

a program the asset is amortized over the license period. As of June 30, 2003 no programs rights had been acquired and no programs had been aired over the network.

Revenue from Advertising (and Paid Programming):
------------------------------------------------
Advertising and paid programming revenue are recognized as the commercials/programs are aired.

For small advertisers that must pay for services in advance, upon receipt of the payment, the signed contract and the tapes, deferred revenue is recorded. Deferred revenue is recognized as sales when the commercial is aired.

Bartering with Affiliate Stations:
----------------------------------
Under a cash-plus-barter arrangement, the Company provides a specified amount of cash, the programming content and a specified number of program advertising slots to affiliate station. In exchange the affiliate agrees to broadcast the program to its subscribers/households. The cash fee paid to affiliates is recorded as a reduction of revenue as the Company pays this fee to affiliates in lieu of accepting fewer advertising slots to be sold and recognized as revenue.

Accounting for Filmed Entertainment and Television Programming Costs
--------------------------------------------------------------------

In accordance with American Institute of Certified Public Accountants Statement of Position ("SOP") 00-2, filmed entertainment costs will include capitalizable production costs, overhead and interest costs expected to benefit future periods. These costs, as well as participations and talent residuals, will be recognized as operating expenses on an individual film basis in the ratio that the current year's gross revenues bear to management's estimate of total ultimate gross revenues from all sources. Marketing and development costs under term deals will be expensed as incurred.

Filmed entertainment costs are stated at the lower of unamortized cost or estimated fair value on an individual film or television series basis. Revenue forecasts for both motion pictures and television products will be continually reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and other events or changes in circumstances indicate that a television production has a fair value that is less than its unamortized cost, a loss will be recognized for the amount by which the unamortized cost exceeds television production's fair value.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES, continued
---------------------------------------------------------------

As of June 2003, the Company has not yet begun these activities.

Advertising Costs
-----------------

Advertising costs are expensed as incurred. In 2003 and 2002, the Company's advertising costs were insignificant.

Stock-Based Compensation
------------------------

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

At June 30, 2003, the Company has a stock-based employee compensation plan, which is described more fully in Note 4. The Company will account for employee options granted under this plan under the recognition and measurement principles of APB 25, and related interpretations. No stock-based employee compensation cost is reflected in the consolidated statement of income, as all employee warrants granted had no intrinsic value under APB 25 as of June 30, 2003 (See Note 4). There is also no pro-forma impact of these warrants for they had no fair value under SFAS No. 123.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

Income Taxes
------------

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations (see Note 5). The Company is a subchapter "C" corporation and files a consolidated federal income tax return. The Company files separate state income tax returns for California and Nevada.

Basic and Diluted Loss Per Share
--------------------------------

The Company has adopted SFAS No. 128, "Earnings Per Share" (see Note
7).

Basic earnings (loss) per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants would not have resulted in an increase of incremental shares for the years ended June 30, 2003 and 2002.

Recent Accounting Pronouncements
--------------------------------

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

after December 15, 2002. The Company has applied the disclosure provisions in SFAS No. 148 in its consolidated financial statements and the accompanying notes.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company's adoption of FIN 45 in fiscal 2003 did not have a material impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect the adoption of SFAS No. 150 to have a material impact upon its financial position or results of operations.


NOTE 2 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Lease Obligations
-----------------

The Company leases its office facilities, certain equipment and satellite transponder services under noncancellable agreements. The Company also leases certain equipment under a capital lease agreement at an implicit interest rate of 9%. Total rental expense under noncancellable operating leases was approximately $180,000 and $0 for the years ended June 30, 2003 and 2002, respectively.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

NOTE 2 - COMMITMENTS AND CONTINGENCIES, continued
-------------------------------------------------

As of June 30, 2003, the minimum commitments required under existing noncancellable operating agreements and capital leases are as follows:


      Years ending June 30:                  Operating      Capital
                                             Agreements     Leases

                2004                         $ 469,000      $  60,536
                2005                           218,000           -
                2006                            39,000           -
                2007                            39,000           -
                2008                            35,000           -
                                              ---------      ---------
                Total minimum lease payments $ 800,000         60,536
                                              =========

                Less amounts representing interest             (9,765)
                                                             ---------
                Present value of minimum lease payments        50,771

                Less current maturities                       (50,771)
                                                             ----------
                                                            $    -
                                                             =========

The Company disposed of the equipment under capital lease in the year ended June 30, 2003. As the Company has disposed of the secured equipment under the capital lease, it is in default under the capital lease and therefore all payments have been presented as current liabilities on the balance sheet as of June 30, 2003. Subsequent to June 30, 2003, the Company paid off the remaining capital lease obligation.

Litigation
----------

The Company may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company's financial condition or results of operations.

Indemnities and Guarantees
--------------------------

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------


permitted under the laws of the State of Nevada. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 3 - STOCKHOLDERS' EQUITY
-----------------------------

Preferred Stock
---------------

The Company has authorized 20,000,000 shares of preferred stock. As of June 30, 2003, the Company has not designated any series of preferred stock or entered into any agreements.

Common Stock
------------

In January 2003, OBN Holdings, Inc. was created by issuing 0.3854 shares of OBN common stock for each share of Omni common stock. All references to shares prior to January 2003 have been adjusted to reflect this exchange rate.

At the formation of the Company, the Company issued 2,386,571 shares of common stock at no cost basis to various founders. Shortly after the formation of the Company, in fiscal 2001 the Company sold 462 shares of common stock at a price of $1.30 per share for proceeds of $600.

In fiscal 2002, the Company sold a total of 4,316 shares of common stock as follows: 154 shares at $1.30 per share and 4,162 shares at $0.65 per share for proceeds of $2,900.

Additionally, the Company received consulting services during fiscal 2002 in exchange for issuing 11,561 shares at $0.65 per share resulting in consulting expenses of $1,127 and website development costs of $6,387.

During fiscal 2003, the Company received consulting services in exchange for stock. The Company issued a total of 3,126,340 shares with 7,750 shares issued at $2.00 per share, 274,909 shares issued at $1.00 per share, 47,785 shares issued at $0.65 per share and 2,795,896 restricted shares issued at $0.90 per share, resulting in consulting expenses of $2,715,352 and website development costs of $66,088. As of June 30, 2003, shares issued for consulting services valued at $56,339 were fully vested and nonforfeitable at the dates the Company entered into the agreements; however, the related services have not yet been performed. Therefore, the value of the shares were recorded

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------


at the dates of the agreement as a prepaid consulting expense in stockholders' equity and will be amortized over the respective service periods.

During fiscal 2003, the Company received advances in the form of notes payable from related parties totaling $78,120. The related party notes payable were converted into 18,000 shares of common stock at $1.00 per share and 30,060 shares of common stock at $2.00 per share. The conversion of related party notes payable was not pursuant to the original terms. The conversion price was based on the most recent cash amount paid by outside investors from common stock at the time of the conversion. For accounting purposes, the Company divided each related party's outstanding debt by the market price at the time to determine the number of shares issued to each related party. As the conversions were at the fair market value of the common stock at the time of conversion, no amounts have been recorded in the statement of operations related to the conversions.

Additionally, in fiscal 2003, the Company sold a total of 153,000 shares of common stock as follows: 80,000 shares sold at $0.50 per share, 10,500 shares sold at $1.00 per share and 62,500 shares sold at $2.00 per share resulting in total proceeds of $175,500 to the Company.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------


NOTE 4 - STOCK OPTIONS AND WARRANTS
-----------------------------------

In May 2003, the Company established the OBN Holdings, Inc. 2003 Stock Option Plan (the "Plan"). The Plan provides for the granting of up to 600,000 options to purchase the Company's common stock at prices no less than fair market value (as determined by the Board of Directors) at the date of grant. Options granted under the Plan will be exercisable over a period of ten years from the date of the grant. These options will vest on a pro rata basis over the term of the options. At the end of the term of the options or upon termination of employment, outstanding options will be cancelled. As of June 30, 2003, no options have been granted under the Plan.

On March 31, 2003, the Company committed to issue warrants to purchase 1,000,000 shares of common stock to various investors and employees. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $4.00 beginning 180 days following the effectiveness of the Company's registration statement and ending on August 25, 2006. Each unexercised warrant is redeemable by the Company at a redemption price of $0.001 per warrant at any time, upon 30 days written notice to holders thereof, if (a) the Company's common stock is traded on NASDAQ or listed on an exchange and (b) the market price (defined as the average closing bid price for twenty (20) consecutive trading days) equals or exceed 120% of the $4.00 per share exercise price. No expense was recorded for the issuance of these warrants as the warrants (1) were issued to new investors in connection with fundraising activities or (2) had no intrinsic value under APB 25 for those warrants granted to employees (since the warrant exercise price was higher than the estimated fair value of the common stock on the date of grant).

NOTE 5 - INCOME TAXES
---------------------

A reconciliation of income taxes computed at the federal statutory rate of 34% to the provision for income taxes is as follows for the years ended June 30, 2003 and 2002:



                                              2003             2002

Tax benefit at statutory rates            $  (998,000)       $   (4,000)
Difference resulting from:
        State taxes                          (171,000)             (700)
        Changes in valuation allowance      1,169,800             5,500
                                           -----------        ----------

                                          $       800        $      800
                                           ===========        ==========

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------


NOTE 5 - INCOME TAXES, continued
--------------------------------

The valuation allowance increased by approximately $1,169,000 and $5,500 during the years ended June 30, 2003 and 2002. No current provision for income taxes, other than California minimum tax of $800, is required for the years ended June 30, 2003 and 2002 since the Company incurred taxable losses during the year.

Net deferred income taxes are as follows as of June 30, 2003:

Deferred tax liabilities                     $       -

Deferred tax assets:
        Net operating losses                    1,185,000
                                              ------------
                Total deferred tax assets       1,185,000

        Less valuation allowance               (1,185,000)
                                              ------------
                                             $       -

The Company has approximately $3,000,000 in Federal and California State net operating loss carryforwards as of June 30, 2003, which, if not utilized, expire through 2023 and 2010, respectively.

The utilization of the net operating loss carryforwards might be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company's continued losses and uncertainties surrounding the realization of the net operating loss carryforwards, management has determined that the realization of the deferred tax assets is questionable. Accordingly, the Company has recorded a valuation allowance equal to the net deferred tax asset balance as of June 30, 2003.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------


NOTE 6 - RELATED PARTY TRANSACTIONS
-----------------------------------

Due From Related Party
----------------------

At June 30, 2003, these advances are non-interest bearing and are due on demand. The balance outstanding as of June 30, 2003 was $7,000. During the year ended June 30, 2003, the Company incurred interest expense of $9,835 in interest-bearing related party notes payable that were fully repaid by June 30, 2003.

Services Provided by Related Parties
------------------------------------

Prior to June 30, 2003, certain services were provided by related parties at no cost to the Company. Such services included strategic development, accounting and management services provided by the Company's founders, and other strategic services provided by certain directors of the Company.

Officer-Stockholder Transactions
--------------------------------

At the inception of the Company, 2,386,571 shares of common stock were issued as founders shares to two officers of the Company. No proceeds were received.

In fiscal 2003, the Company issued 316,035 shares of common stock to two officers of the Company in exchange for services performed. Such services included legal, management and network development consultation. The shares issued ranged in value from $0.65 to $2.00 per share totaling $282,356, which is recorded in selling, general and administrative expenses in the accompanying consolidated statement of operations.

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------

NOTE 7 - EARNINGS PER SHARE
---------------------------

Basic and diluted loss per common share is computed as follows for the years ended June 30, 2003 and 2002:


                                                      2003           2002

Numerator for basic and diluted loss
 per common share:
     Net loss                                      $(2,934,143)   $   (12,681)

Denominator for basic and diluted loss
 per common share:
     Weighted average common shares outstanding      3,356,156      2,394,038

	Net loss per common share available
          to common stockholders                   $     (0.88)   $     (0.01)

                              OBN HOLDINGS, INC.
                        (A Development Stage Company)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                For The Years Ended June 30, 2003 and 2002 and
           For The Period From January 17, 2001 (Date of Inception)
                               To June 30, 2003
----------------------------------------------------------------------------


NOTE 8 - SUBSEQUENT EVENTS
--------------------------

Subsequent to year end, the Company sold 55,050 shares of the Company's common stock at $2.00 per share for total proceeds of $110,100.

The Company has received advances from a shareholder for operating expenses totaling $60,000. The advances are not interest bearing and are due upon successful completion of an initial public offering by the Company.

The Company has entered into a capital lease agreement for television station KSSY located in Arroyo Grande, California, which is located in central California. The lease agreement, which is for a period of three years, calls for the Company to pay the lessor $4,166 per month
- resulting in an annual payment of $50,000. At the end of the third year, when the Company's payments total $150,000, at the Company's option, and with Federal Communications Commission ("FCC") approval, title will be transferred to the Company for a 95% interest in the television station. The lease agreement also includes a provision that if the lessor is prohibited by the FCC to transfer ownership to the Company, the Company has the right to lease the television station for an additional ninety-nine years at a rate of $1 per year. The Company has the right to pay off the total balance of the lease at any time, and no penalty will be imposed.

Under the terms of the lease, the Company is responsible for total management of the station. It has total control over the programming aired on the station, any and all contractual arrangements and is the sole recipient of any revenue generated by the station. Since the Company plans to completely change the programming content, customer base, overall format and management of the television station, the only asset of value obtained by the Company as a result of this transaction is the station's broadcasting license.

For accounting purposes, the capital lease and broadcasting license will be recorded on the books of the Company at the present value of the future lease payments (totaling approximately $130,000). The broadcasting license is considered to be an intangible asset with an indefinite useful life under SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, this asset will be subject to impairment tests at least annually. Revenues and expenses of the television station will be recognized by the Company on an ongoing basis from the date of the agreement, along with a minority interest representing the ownership retained in the television station by the seller.

                              OBN Holdings, Inc.
                         CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                  March 31,
                                                     2004
                                                 __________
                                                 (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                        $10,617
    Accounts receivable, net of allowance
      for doubtful accounts of $214,500             24,775
                                                  ---------
        Total current assets                        35,392
                                                  ---------
Fixed assets, net                                    1,000
Broadcast license                                  130,000
Programming rights, net                             65,725
Film library                                        79,200
Website development costs, net of accumulated
  Amortization of $18,358                           42,747
Deposits                                            36,230
                                                  ---------
        Total assets                              $390,294
                                                  =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                $435,767
  Accrued payroll and related                      413,731
  Current portion of capital lease obligation       19,270
  Programming rights payable                        81,100
  Notes and accrued interest payable                72,657
  Notes and accrued interest payable to
    related parties                                130,363
                                                 ----------
        Total current liabilities                1,152,888
                                                 ----------

Captial lease obligation, net of current portion    83,825
                                                 ----------
        Total liabilities                        1,236,713
                                                 ----------
Stockholders' (deficit) equity:
  Undesignated preferred stock, $.001 par
   value; 20,000,000 shares authorized; no
   shares issued and outstanding                         -
  Common stock; $.001 par value; 50,000,000
    shares authorized 5,785,360
    shares issued and outstanding, respectively      5,785
  Additional paid-in capital                     3,206,728
  Prepaid consulting expense                          ----
  Deficit accumulated during the
    development stage                           (4,058,932)
                                                 ----------
        Total stockholders' (deficit) equity      (846,419)

                                                  $390,294
                                                 ==========

See accompanying notes to unaudited consolidated financial statements.

                              OBN Holdings, Inc.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)




                                               For the nine months
                                                 ended March 31
                                              --------------------
                                                2004         2003


Revenue, net of affiliate costs                $27,484        $36,044
                                               ---------     ----------
Cost of sales                                  357,542         10,800
                                               ---------     ----------
        Gross (loss) profit                   (330,058)        25,244


General and administrative expense             743,115      2,450,128
                                             ----------     ----------
Loss from operations                        (1,073,173)    (2,424,884)
                                             ----------     ----------

Other income (expense)
        Other income                             1,396        200,000
        Loss on sale of equipment                    0        (27,352)
        Interest expense                       (17,405)        (5,659)
                                             ----------     ----------
	Total other
         income (expense), net                 (16,009)       166,989
                                             ----------     ----------

Loss before income taxes                    (1,089,182)    (2,257,895)

Income taxes                                         0              0
                                             ----------     ----------

        Net loss                           ($1,089,182)   ($2,257,895)
                                            ===========    ===========

Net loss available to common
	shareholders per common share:

	Basic and diluted net loss
        per common share                        ($0.19)        ($0.88)
                                              =========      =========

	Basic and diluted weighted
        average shares outstanding           5,777,173      2,565,591
                                             ==========     ==========





 See accompanying notes to unaudited consolidated financial statements.

                              OBN Holdings, Inc.
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (UNAUDITED)




                                                         FOR THE NINE MONTHS
                                                            ended March 31,
                                                        ----------------------
                                                          2004           2003
                                                       ----------      ---------

Cash flows from operating activities
  Net loss                                            $(1,089,182)    $(2,257,895)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                       110,547           9,000
      Bad debt provision                                  200,000               -
      Loss on sale of equipment                                 -          27,352
      Shares issued for services                                -       2,297,866
      Changes in operating assets and liabilities:
        Accounts receivable, net                          (96,475)       (199,692)
        Deposits                                             (170)        (36,060)
        Accounts payable and accrued expenses            (646,070)         69,097
        Payments on programming rights                    (22,780)              -
                                                        ----------      ----------
          Net cash used in operating activities          (251,990)        (90,332)
                                                        ----------      ----------
Cash flows from investing activities:
  Purchase of fixed assets                                 (1,000)         (9,325)
  Purchase of film library                                   (600)              -
  Proceeds on sale of equipment                                 -          24,309
                                                        ----------      ----------
   Net cash used in (provided by) investing activities     (1,600)         14,984

Cash flows from financing activities
  Proceeds from notes payable                              68,500               -
  Proceeds from notes payable to related parties          120,000          92,981
  Repayments on notes payable to related parties           (3,512)         (3,688)
  Principal payments under capital lease obligations      (59,676)              -
  Proceeds from issuance of common stock                  110,100          20,300
                                                        ----------      ----------
    Net cash provided by financing Activities             235,412         109,593
                                                        ----------      ----------
Net change in cash and cash equivalents                   (18,178)         34,245

Cash, and cash equivalents beginning of period             28,795             442
                                                        ----------      ----------
Cash, and cash equivalents end of period                  $10,617         $34,687
                                                        ==========      ==========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                               $3,896              $-
                                                        ==========      ==========
    Income taxes                                               $-              $-
                                                        ==========      ==========
Supplemental disclosure of noncash investing and
  Financing activities:
    Purchase of equipment/broadcasting rights
      under capital lease                                $130,000         $51,611
                                                        ----------      ----------
    Shares issued in exchange for website development          $0          $1,222
                                                        ----------     -----------
    Programming rights in exchange for
      programming rights payable                         $103,880              $0
                                                        ----------     -----------
    Accounts receivables converted to film library        $78,600              $0
                                                        ----------     -----------


 See accompanying notes to unaudited consolidated financial statements.

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004



NOTE 1 - MANAGEMENT'S REPRESENTATION
------------------------------------

The financial statements included herein have been prepared by OBN Holdings, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three month and nine month periods ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending June 30, 2004. It is suggested that those financial statements be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended June 30, 2003 included in the Company's registration filing on Form SB-2/A.

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

Background and Organization
---------------------------

OBN Holdings, Inc. is a holding company for three wholly owned operating subsidiaries: Omni Broadcasting Network, Eclectic Entertainment and Products On Demand Channel. The Omni Broadcasting Network ("Omni") currently broadcasts programming targeted toward adults twenty-five years of age and above, and children between eight and thirteen years of age. Programming is being aired on over-the-air, cable and satellite television stations throughout the United States, and reaches approximately 40,000,000 households. A program entitled The MovieTime Showcase is currently airing during primetime hours. Programs entitled Birdz and Flutemaster are currently airing primarily Saturday and Sunday mornings. By Autumn 2004, Omni plans to broadcast a total of thirty-two hours per week - 8:00 p.m. to 11:00 p.m. seven days per week, 8:00 a.m. to 11:00 a.m. Saturday and Sunday mornings, and 8:00 a.m. to 9:00 a.m. Monday through Friday. To accomplish our objective to increase the broadcast hours, we are currently in discussions with numerous program developers and producers worldwide, and have already identified additional content that will be aired once signed agreements are completed.

Eclectic Entertainment ("Eclectic") is a television and feature film production company. Eclectic currently produces The MovieTime Showcase, which is currently airing on Omni, and is developing The Mini Movie Hour, which is scheduled to begin airing on Omni in June 2004. Additionally, Eclectic is developing The Vegas Variety Hour and

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


The Adventures of Unit 28; which are scheduled to air on Omni by Summer 2004. Eclectic is also in the process of securing feature film properties for development and distribution, and expects to be in production of our first feature film during the Summer 2004. Eclectic is also in the process of developing Retro Records, which is a record distribution company specializing in releasing new music recorded by well established recording artists. Retro Records is planning to release its first product during the fall of 2004.

Products On Demand Channel ("POD") is a broadcast television network specializing in airing infomercials and other forms of paid programming. POD uses the same satellite uplink as Omni, but broadcasts programming during the hours not used by Omni. Currently, POD primarily airs infomercials. However, we plan to reduce the number of infomercials aired to focus on programming developed by independent producers seeking an outlet on national broadcast television. We have begun implementing plans for the transition, and expect it to be completed by December 2004.

Principles of Consolidation
---------------------------

The condensed consolidated financial statements include the accounts of OBN Holdings, Inc. and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Development Stage Enterprise and Going Concern
----------------------------------------------

Through September 30, 2003, the Company devoted substantially all of its efforts to establish a new business, and its planned principal operations had not yet commenced. In October 2003, the Company began a regular broadcasting schedule and generated recurring revenue from broadcasting operations. As a result, the Company is no longer considered a development stage enterprise.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $1,089,182 during the nine months ended March 31, 2004. It has a cash balance of $10,617 at March 31,
2004.   In addition, at March 31, 2004, the Company's accumulated
deficit was $4,058,932 and the Company had negative working capital of $1,117,496. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


Management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management's plans include obtaining additional capital through an initial public offering, other equity financing sources and the extension of existing debt. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.

Segment Information Reporting

Prior to the fourth quarter of fiscal 2003, the Company had no segments as it was in the early stages of development. Beginning April 1, 2003 management measures the Company's performance in three distinct segments: (1) Prime Time Broadcasting, which will be measured by the number of consumer households reached (coverage) and program ratings, and the types of advertisers attracted by such coverage and ratings; (2) TV and Film Production, which requires creative talent and has a longer lead time to determine success; and
(3) Infomercial-Paid Programming Broadcasting, which is measured based on traditional selling techniques and metrics.

A summary of the segments as of and for the nine-month period ended March 31, 2004 is presented in the table below


                Prime Time     TV & Film    Infomercial    Corporate     Reconciling     Total
                Broadcasting   Produciton   Broadcasting                 Items


Assets           $474,832         $19,671      $108,847      $ 1,229,679     $(1,442,735)      $390,294

Liabilities      (488,278)        (88,416)     (419,981)       ($583,882)        343,844     (1,236,713)

Revenues          202,268               0        41,923            1,561       $(218,268)        27,484

Expenses*        (681,070)        (64,057)     (313,451)       ($260,347)        218,268     (1,100,657)

Other
Inc/(Exp)             614              $0       (29,000)         $12,377               0        (16,009

Net Loss        $(478,188)       $(64,057)    $(300,528)        (246,409)              0    ($1,089,182)



	*Expenses include operating expenses, cost of goods sold and income taxes.

Reconciling items consist of intercompany balances. The revenue and expense reconciling items primarily represent billings from the Prime Time Broadcasting segment to the Infomercial Broadcasting segment for use of the satellite uplink. Balance sheet reconciling amounts consist primarily of corporate-level loans to subsidiaries and the elimination of intercompany receivables/payables. All revenues are from customers in the United States and all long-lived assets are located in the United States.

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from estimated amounts. The Company's significant estimates include the realizability of accounts receivable, long-lived assets and deferred tax assets.

Concentration of Credit Risk
----------------------------

The Company maintains its cash and cash equivalent accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At March 31, 2004, the Company had no balances that were in excess of the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

The Company grants credit to customers within the United States of America, and does not require collateral. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

One customer comprises 60% of accounts receivable as of March 31, 2004. For the three and nine months ended March 31, 2004, sales to the two largest customers totaled approximately 85% of revenue.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of the Company's cash and cash equivalents, receivables, trade payables, accrued expenses and notes payable approximate their estimated fair values due to the short-term maturities of those financial instruments. The estimated fair values of related-party notes payable are not determinable as the transactions are with related parties.

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


Fixed Assets
------------

Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

	Furniture and fixtures	5 years
	Machinery and equipment	3-5 years
	Leasehold improvements	Life of lease

Maintenance, repairs and minor renewals are charged directly to expense as incurred. Additions and betterments to fixed assets are capitalized. When assets are disposed of, the related costs and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in operations. At March 31, 2004, the Company's fixed assets consist primarily of office furniture and equipment contributed by a founder at the Company's formation.

Other Long-Lived Assets
-----------------------

The broadcasting license is discussed in Note 3. This asset is an intangible with an indefinite life.

Programming rights are recorded for the purchase of the right to air programming on the Company's network. An asset is recorded for the programming rights when the license period begins. These rights are amortized to expense over the expected useful life of the programming, as the Company has the right to unlimited broadcasting of the programming. For the three and nine month periods ended March 31, 2004, such amortization totaled $7,620 and $38,155, respectively. Total programming right expenditures incurred for the nine month period ended March 31, 2004 totaled $103,880, of which $81,100 has not yet been paid and is reflected in current liabilities.

The film library is discussed in Note 4. This asset will be amortized over its estimated useful life of 10 years beginning in April 2004.
No amortization expense has been recorded in 2004.

Intangible Assets
-----------------

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS No. 142 expands

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized (i.e., the Company's broadcast license) for impairment. The broadcast license will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recoded for any portion of the broadcast license that is determined to be impaired. The Company performs impairment testing on its broadcast license at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its broadcast license existed at March 31, 2004. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of its broadcast license in the future.

Accounting for Website Development Costs
----------------------------------------

Website development costs are accounted for using Emerging Issues Task Force ("EITF") Issue No. 00-2, Accounting for Web Site Development Costs. Website development costs and the accounting for such costs should be accounted for under AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Applicable website development costs incurred are being amortized over a three-year period and resulted in amortization expense (included in general and administrative expenses in the consolidated statement of operations) of $5,685 and $16,053 for the three and nine month periods ended March 31, 2004, respectively.

Impairment of Long-Lived Assets
-------------------------------

The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. Based on its analysis, the Company believes that no impairment of the carrying value of its long-lived assets existed at March 31, 2004. There can be no assurance, however, that market conditions will not change which could result in future long-lived asset impairment.

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


Revenue Recognition
-------------------

Revenue From Licensing TV Programs and Feature Films

The Company has not yet completed any projects that could be licensed, although three projects are underway. As projects are completed, the Company will have the option of airing the TV programs on its own network and/or licensing the programs to be aired on other networks. Likewise, feature films can be licensed to foreign markets for distribution. Thus, among the revenue sources are other networks in the case of TV projects or foreign markets for feature films.

A licensing agreement that specifies the license fee, availability dates and/or agreement duration is required for all projects licensed. Licensing fees are typically paid in advance of providing the project to the customer. Upon receipt of payment, deferred revenue is recorded. Revenue is recognized as the project is aired over the life of the agreement. The Company does not recognize revenue for projects that are not completed, even if the licensing agreement for the project is signed. The revenue is recognized only after both the production product is completed and in accordance with the product availability dates in a signed agreement.

Revenue Sharing With Program Licensors
--------------------------------------

Some programs will be obtained by paying a licensing fee. Additionally, some licenses will be obtained via a cash-plus-barter arrangement, where the Company airs the program for a contracted number of times and grants the licensor a negotiated number of unsold advertising slots. SFAS No. 63, Financial Reporting by Broadcasters, sets forth accounting and reporting standards for the broadcast industry. Under a cash-plus-barter arrangement, the Company recognizes a licensing asset at the estimated fair value of the programming received. The difference between the cash paid (obligation incurred) for the license and its fair value is recorded as a liability (deferred barter revenue), as the license is received before the broadcast of the licensor-provided commercials. As the licensor-provided commercials are aired, barter revenue is recognized ratably based on the recorded fair value of the barter transaction in relation to the total granted licensor-provided commercials.

For cash purchases and revenue sharing, as rights are acquired, the programs are recorded as assets and are amortized as the programs are aired over the network. For agreements with unlimited airing of a program the asset is amortized over the license period (see above).

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


Revenue from Advertising (and Paid Programming)
-----------------------------------------------

Advertising and paid programming revenue are recognized as the commercials/programs are aired.

For small advertisers that must pay for services in advance, upon receipt of the payment, the signed contract and the tapes, deferred revenue is recorded. Deferred revenue is recognized as revenue when the commercial is aired.

Bartering with Affiliate Stations
---------------------------------

Under a cash-plus-barter arrangement, the Company provides a specified amount of cash, the programming content and a specified number of program advertising slots to affiliate station. In exchange the affiliate agrees to broadcast the program to its subscribers/households. The cash fee paid to affiliates is recorded as a reduction of revenue as the Company pays this fee to affiliates in lieu of accepting fewer advertising slots to be sold and recognized as revenue. For the three and nine month periods ended March 31, 2004, affiliate costs totaled $66,127 and $135,473, respectively.

Stock-Based Compensation
------------------------

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

The Company has a stock-based employee compensation plan. The Company will account for employee options granted under this plan under the recognition and measurement principles of APB 25, and related interpretations. No stock-based employee compensation cost is reflected in the consolidated statement of operations, as no new employee options or warrants have been granted for the nine months ended March 31, 2004. There is also no pro forma impact under SFAS No. 123 of prior warrants granted.

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


Basic and Diluted Loss Per Share
--------------------------------

The Company has adopted SFAS No. 128, Earnings Per Share (see Note 8).

Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive convertible debt and stock options and warrants would not have resulted in an increase of incremental shares for the nine months ended March 31, 2004 and 2003.

NOTE 3 - BROADCAST LICENSE
--------------------------

The Company has entered into a capital lease agreement for television station KSSY located in Arroyo Grande, California, which is located in central California. The lease agreement, which is for a period of three years, requires the Company to pay the lessor approximately $4,167 per month - resulting in an annual payment of $50,000. At the end of the third year, when the Company's payments total $150,000, title will be transferred to the Company for a 95% interest in the television station. The lease agreement also includes a provision that if the lessor is prohibited by the Federal Communications Commission ("FCC") to transfer ownership to the Company, the Company has the right to lease the television station for an additional ninety-nine years at a rate of $1 per year. The Company has the right to pay off the total balance of the lease at any time, and no penalty will be imposed.

Under the terms of the lease, the Company is responsible for total management of the station. It has total control over the programming aired on the station, any and all contractual arrangements and it is the sole recipient of any revenue generated by the station. Since the Company plans to completely change the programming content, customer base, overall format and management of the television station, the only asset of value obtained by the Company as a result of this transaction is the station's broadcasting license.

For accounting purposes, the capital lease and broadcasting license have been recorded on the books of the Company at the present value of the future lease payments (totaling $130,000). The broadcasting license is considered to be an intangible asset with an indefinite
life under SFAS No. 142.   Under SFAS No. 142, this asset is subject
to impairment tests at least annually. Revenues and expenses of the television station are recognized by the Company on an ongoing basis

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


from the date of the agreement, along with a minority interest representing the ownership retained in the television station by the seller.

NOTE 4 - FILM LIBRARY
---------------------

In January 2004, the Company acquired the name and film library of All Sports Television Network ("ASTN") in exchange for ASTN's outstanding payable to the Company of $78,600. The Company will amortize this library over its estimated useful life of 10 years beginning April 1, 2004. The Company reflected this transaction as if it had occurred effective December 31, 2003 by reclassifying accounts receivable of $78,600 to the film library account.

The Company is revamping the programming and developing a new marketing scheme, including a website and logo. ASTN will be the only national sports television network that can be seen on broadcast television. The network is scheduled to begin officially airing July 1, 2004, and will initially be broadcasting four hours per day, seven days a week. It will feature sporting events from throughout the world. Additionally, sports-related programming, such as feature films and series, will be aired on the network.

NOTE 5 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Capital Lease
-------------

The Company is the lessee of a broadcasting license under a capital lease obligation (see Note 3) that expires in July 2006, with an effective interest rate of 9.5% per annum. The terms of the lease provide for monthly payments of approximately $4,167. Future minimum annual lease payments under the capital lease are as follows:

            Years Ending
            June 30,
        -----------------


        2004 (three months) $       12,500
        2005                        50,000
        2006                        50,000
        2007                         4,200
                                  ---------
                                   116,700
Less amount representing
  interest                         (13,605)
                                  ---------
                                   103,095
Less current portion               (19,270)
                                  ---------
                                $   83,825
                                  =========

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


Lease payments are $18,740 in arrears which is included in accounts payable.

Litigation
----------

The Company may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company's financial condition or results of operations.

Indemnities and Guarantees
--------------------------

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Nevada. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 6 - NOTES PAYABLE
----------------------

At March 31, 2004, the Company has 10% convertible promissory notes with third parties totaling $60,000. At the election of the holders, the outstanding principal of the notes can be converted into shares of the Company's common stock at $2.00 per share after the Company's stock commences trading. The conversion must be exercised within thirty days after the stock begins trading, otherwise the note plus accrued interest will be paid to the holders at their maturity dates. Also, the Company has a $10,000 convertible promissory note payable to a third party that bears interest at 10% and is due on June 30, 2004. At the election of the holder, the outstanding principal of the notes can be converted into shares of the Company's common stock at $2.00 per share after the Company's stock commences trading.

The Company has $120,000 in loans from a related party under 5% promissory notes. The principal and interest is due and payable by July 1, 2004. The Company has a loan under a 10% promissory note from family members of the Company's officers totaling $7,000 at March 31, 2004. The note has no set maturity date, and is payable upon demand.

                              OBN HOLDINGS, INC.
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                March 31, 2004


Related party interest expense under these notes for the nine months ended March 31, 2004 was $2,625. The notes and accrued interest payable balance in the accompanying consolidated balance sheet includes accrued interest of $3,363.

NOTE 7 - STOCKHOLDERS' EQUITY
-----------------------------

During the nine-month period ended March 31, 2004 a total of 55,050 shares of Company stock were sold at $2.00 per share generating $110,100 in proceeds. In addition, the Company amortized $56,339 of prepaid consulting expense as the related contracts were completed during the nine-month period ended March 31, 2004.


NOTE 7 - EARNINGS PER SHARE
---------------------------

Basic and diluted loss per common share is computed as follows for the nine months ended March 31, 2004:


                                                     2004            2003
                                                   -----------     -----------
Numerator for basic and diluted
  loss per common share:
    Net loss                                      $(1,089,182)    $(2,257,895)
                                                   ===========     ===========
Denominator for basic and diluted
  loss per common share:
    Weighted average common shares outstanding      5,777,173       2,565,591
                                                   ===========     ===========
    Net loss per common share available to
     common stockholders                          $     (0.19)    $     (0.88)
                                                   ===========     ===========

No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
OBN Holdings.  This prospectus does
not constitute an offer to sell or
a solicitation to an offer to buy
the securities offered hereby to
any person in any state or other
jurisdiction in which such offer or
solicitation would be unlawful.
Neither the delivery of this
prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until September 10, 2004 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.


	TABLE OF CONTENTS
                                Page
Prospectus Summary               3               OBN Holdings, Inc.
The Offering                     5
Risk Factors                     6
Use of Proceeds                  12
Determination of Offering Price  14
Dividend Policy                  14
Dilution                         15               1,687,392 SHARES
Plan of Operation                16
Business                         34
Management                       65
Principal Shareholders           69
Selling Shareholders             71
Certain Transactions             72
Description of Securities        73
Indemnification                  75                   PROSPECTUS
Plan of Distribution             76
Legal Matters                    78
Experts                          78
Where You Can Find More
 Information                     79
Financial Statements            F-1




June 10, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


Article 11 of our Articles of Incorporation includes certain provisions permitted by the Nevada Revised Statutes, which provides for indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under Nevada Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	We estimate that expenses in connection with this registration statement will be as follows:

SEC registration fee*           $      643
Legal fees and expenses*        $    7,500
Accounting fees and expenses*   $    5,000
Miscellaneous*                  $    2,000
                                 ----------
Total                           $   15,143
                                 ==========

*  Estimated amounts.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by OBN Holdings, Inc. within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.


Name of               Date         Number
Shareholder           Acquired     of Shares     Consideration       Notes
----------------------------------------------------------------------------

Roger Smith           02/01/2001   1,901,970          $0               (1)
Larry Taylor          02/01/2001     197,587          $0               (1)
Larry Taylor          02/01/2001     192,678          $0               (1)
Larry Taylor          03/01/2001      77,072          $0               (1)
Teresa Elaqua         03/01/2001      15,414          $0               (1)
Georgia Smith         06/01/2001         925          $0               (1)
Kalvin Cressel        06/01/2001         771          $0               (1)
Norma Black           06/01/2001         154          $0               (1)
Taunee English        06/14/2001         154         $200
Cedric Carpenter      06/15/2001         231         $300
James Tanner          06/25/2001          77         $100
Ana Thorne            07/01/2001          77         $100
Isadore Hall          07/01/2001          77         $100
Milano Mellon         07/12/2001       2,158       $1,400
Kokayi Ampah          07/13/2001       1,541       $1,000
Nathan Caldwell       07/13/2001         308         $200
Mayme Clayton         08/24/2001         154         $100
Carolyn Hajebi        04/01/2002       3,854       $2,505              (2)
Timothy Williams      04/01/2002       7,707       $5,010              (2)
Dennis Johnson        07/26/2002       9,634       $6,262              (3)
Donald Wilson         07/26/2002       3,854       $2,505              (3)
Susan Johnson         07/26/2002       1,541       $1,002              (3)
Teresa Elaqua         07/26/2002       3,854       $2,505              (3)
Dennis Johnson        12/01/2002      28,902      $18,786              (3)
Charles Hayes         01/02/2003       3,854       $3,854              (2)
Patrick Muccio        01/02/2003       1,927       $1,927              (3)
Barry Robinson        01/15/2003      38,536      $38,536              (2)
Carolyn Hajebi        01/15/2003      15,414      $15,414              (2)
Dennis Johnson        01/15/2003     154,142     $138,728              (3)
Donald Wilson         01/15/2003     111,753     $100,578              (3)
Susan Johnson         01/15/2003       1,542       $1,542              (3)
Teresa Elaqua         01/15/2003      96,339      $96,339              (3)
Timothy Williams      01/15/2003      30,829      $30,829              (2)
Corine Taylor         03/01/2003       5,000       $5,000              (3)

Name of               Date         Number
Shareholder           Acquired     of Shares     Consideration       Notes
----------------------------------------------------------------------------

Cory Caldwell         03/01/2003      5,000         $5,000             (3)
Creighton Taylor      03/01/2003      5,000         $5,000             (3)
Jacqueline Alexander  03/01/2003      2,000         $2,000             (3)
Josh Cureton          03/01/2003      5,000         $5,000             (3)
Kay Black             03/01/2003      5,000         $5,000             (3)
Natalie Caldwell      03/01/2003      5,000         $5,000             (3)
Nathan Caldwell       03/01/2003      5,000         $5,000             (3)
Richard Sindicich     03/01/2003     10,000        $10,000             (3)
Takeo Suzuki          03/01/2003      5,000         $5,000             (3)
Tanisha Cureton       03/01/2003      5,000         $5,000             (3)
Tiffany Caldwell      03/01/2003      5,000         $5,000             (3)
Tony Haynes           03/01/2003      2,000         $2,000             (3)
Toshi Murakami        03/01/2003      5,000         $5,000             (3)
Dawn Johnson          03/29/2003        100           $100
Marwan T. Abboushi    03/29/2003     20,000        $10,000
Randy Scott           03/29/2003        200           $200
Capitol City
 Investments          03/31/2003    480,000       $432,000             (3)
Commerce Street       03/31/2003    480,000       $432,000             (3)
David Finke           03/31/2003     70,000        $63,000             (3)
Dennis Severson       03/31/2003    140,000       $126,000             (3)
Gerald Nelson         03/31/2003      5,000         $5,000
Gerald Nelson         03/31/2003     10,000        $10,000             (4)
Gifty Painstil        03/31/2003        100           $100
Integrity
 Capital Mgmt         03/31/2003    310,000       $279,000             (3)
L.G. Hancher Jr.      03/31/2003    250,000       $225,000             (3)
Magellan
 Capital Mgmt         03/31/2003    540,000       $486,000             (3)
Renae Johnson         03/31/2003        700           $700
Robert Armstrong      03/31/2003     20,000        $10,000
SAC Financial Mgmt.   03/31/2003    250,000       $225,000             (3)
Roger Neal Smith      03/31/2003    146,366             $0             (5)
Larry Taylor          03/31/2003    134,663             $0             (5)
Dennis Johnson        03/31/2003    134,663             $0             (5)
Donald Wilson         03/31/2003     84,308             $0             (5)
Commerce Street       03/31/2003     95,000             $0             (5)
L. G. Hancher, Jr.    03/31/2003    100,000             $0             (5)
SAC Financial Mgmt    03/31/2003     50,000             $0             (5)
Magellan
 Capital Mgmt         03/31/2003    100,000             $0             (5)
Integrity
 Capital Mgmt.        03/31/2003    155,000             $0             (5)
Samia Lee             03/31/2003        150           $150             (3)
Share Lee             03/31/2003        100           $100             (3)
Sheila E. Hale        03/31/2003        100           $100             (3)
Stephanie Reynolds    03/31/2003        100           $100             (3)

Name of               Date         Number
Shareholder           Acquired     of Shares     Consideration       Notes
----------------------------------------------------------------------------

Sunzie Sene           03/31/2003        100           $100             (3)
Tina McBride          03/31/2003     10,000         $9,000             (3)
Gertrude Arrington    04/01/2003      1,000         $1,000             (3)
Katy Kim              04/01/2003         20            $20             (3)
Patricia Johnson      04/02/2003        100           $100             (3)
Michael Walker        04/03/2003     40,000        $20,000
Rommel Baker          04/03/2003        200           $200
Mashahiko Yagyu       04/07/2003     10,000        $10,000             (3)
Megumi Shibata        04/07/2003      8,000         $8,000
DeWayne Porter        04/10/2003        500           $500
Norma Black           04/10/2003      3,000         $3,000             (4)
William Medlock       04/10/2003        500           $500
Robert Kealing        04/12/2003      5,000         $5,000             (4)
Kirk Gardner          04/14/2003        500           $500
Marceil Wright        04/14/2003        500           $500
Commerce Street       05/30/2003     50,000       $100,000
Dennis Johnson        06/01/2003      7,750        $15,500             (3)
Larry Taylor          06/01/2003      4,500         $9,000             (4)
Robert Kealing        06/01/2003      4,924         $9,848             (4)
Roger Smith           06/01/2003     20,636        $41,274             (4)
Anita L. DeFrantz     06/06/2003     10,000        $20,000
Gerald Nelson         06/17/2003      2,500         $5,000
Yeah, Inc.            07/07/2003     10,000        $20,000
Global Wealth
 Investing            07/29/2003      1,250         $2,500
David Nelson          08/03/2003        500         $1,000
Michael Walker        08/12/2003     10,000        $20,000
Robin Armstrong-
 Irving               08/18/2003      5,000        $10,000
Cedric Carpenter      08/18/2003        300           $600
Marcus Carpenter      08/18/2003        500         $1,000
Marwan T. Abboushi    08/18/2003     25,000        $50,000
Terral Santiel        08/18/2003      2,500         $5,000
David Jackson         06/01/2004      5,292        $10,584             (6)
Anil Lalchandani      06/01/2004      5,334        $10,668             (6)
John F. Slavin        06/01/2004     10,584        $21,168             (6)
Satomi Tsukada        06/01/2004      5,182        $10,364             (6)
Walter Johnson        04/03/2004     10,000        $20,000
Leodis C. Matthews    04/03/2004      1,000         $2,000             (7)

NOTES TO RECENT SALES OF UNREGISTERED SECURITIES
(1)	Founders' Shares
(2)	Design Services Rendered (a portion of this amount has been
capitalized)
(3)	Management Services Rendered
(4)	Conversion of debt to stock.
(5)	Warrants issued to purchase shares of common stock that may
be acquired at an exercise price of $4.00 per share
commencing 180 days following the effective date of this
prospectus.
(6)	The Company entered into 10% convertible promissory notes
with these individuals.  The shareholders converted their
shares on May 31, 2004.
(7)	Leodis Matthews provided legal services, which involved
drafting an agreement and writing letters to attorneys on behalf of the Company. The services were valued at $2.00 per share, and were provided to the Company during the week of April 3, 2004.

Other than shares issued to founders or for services, all shares were sold to friends and family of our officers to raise operating capital. Officers individually contacted friends and family to discuss the Company's business plans. Although none of the purchasers were considered sophisticated investors, all investors were given access to corporate books and records as well as the ability to ask questions of the company's management. No general solicitation or advertising was used in approaching the investors. All shares issued have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.

ITEM 27. EXHIBITS

Exhibit Number		Description

3.1                    Articles of Incorporation *

3.2                    Bylaws *

3.3 Specimen certificate of the Common Stock of OBN Holdings, Inc.*

5.1                    Opinion of Law Office of James G. Dodrill
                       II, P.A. as to legality of securities being registered

10.1                   Employment Agreement with Roger Neal Smith*

10.2                   Employment Agreement with Dr. Larry Taylor*

10.3                   Employment Agreement with Dennis Johnson*

10.4                   Employment Agreement with Donald Wilson*

10.5                   Lockup Agreement with Roger Neal Smith*

10.6                   Lockup Agreement with Larry Taylor*

10.7                   Lockup Agreement with Dennis Severson*

10.8                   Lockup Agreement with Anita L. DeFrantz*

10.9                   Consulting Agreement with Dennis Johnson  *

10.10                  Consulting Agreement with Donald Wilson*

10.11                  Transponder Agreement with Jones Media

10.12                  License Agreement with MarVista
                       Entertainment (Whamo) *

10.13                  Agreement with Nelvana International *

10.14                  Agreement with Feature This*

10.15                  Agreement with IndieVision Films*

10.16                  Agreements with America One Television*

10.17                  Sample Television Stations Affiliate Agreement*

10.18                  Lockup Agreement with Keiko Smith*

10.19                  Lockup Agreement with Rikiya Smith*

10.20                  Lockup Agreement with Creighton Taylor*

10.21                  Lockup Agreement with Corine Taylor*

10.22                  KSSY Lease Agreement*

10.23                  Agreement with America One Television for
                       Birdz and Flutemaster*

10.24                  WAMC Distribution Agreement with Eclectic Entertainment*

10.25                  WAMC Co-Production Agreement (Bughouse Rock)*

23.1                   Consent of Corbin & Company, LLP

23.2                   Consent of James G. Dodrill II (included in
                       Exhibit 5.1)


* Filed as an exhibit to the company's Registration Statement on Form SB-2 (Registration No. 333-108300) as effective on February 9, 2004.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

(1)	File, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section
10(a)(3) of the Securities Act;

ii.	Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the registration statement.

iii.	Include any additional or changed material
information on the plan of distribution.

(2)	For determining liability under the Securities Act,
treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

(4)	For determining any liability under the Securities
Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5)	For determining any liability under the Securities
Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(6)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange
Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles state of California, on June 10, 2004

                 OBN HOLDINGS, INC.

	By:	/s/ Roger Neal Smith
            ----------------------------
		Roger Neal Smith
		Principal Executive Officer,
                President and Director


	In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 10, 2004.

By:     /s/ Roger Neal Smith            Principal Executive Officer, President
   --------------------------
            Roger Neal Smith              and Director

By:     /s/ Larry Taylor                Principal Financial Officer and -
   ---------------------------
            Larry Taylor                Principal Accounting Officer and
                                        Director

By:	/s/ Dennis Johnson		Director
   ---------------------------
            Dennis Johnson

By:	/s/ Dennis Severson		Director
   ---------------------------
            Dennis Severson

By:	/s/ Anita L. DeFrantz		Director
   ---------------------------
            Anita L. DeFrantz


By:     /s/ Barry Allen                 Director
   ---------------------------
            Barry Allen